[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.50

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 30, 2013

among

2012 ESA PROJECT COMPANY, LLC

(Borrower)

And

PE12GVVC (BLOOM PPA) LTD.,

PE12PXVC (BLOOM PPA) LTD.,

and the other Lenders from time to time party hereto,

(Lenders)

And

PE12GVVC (BLOOM PPA) LTD.

(Administrative Agent)

And

DEUTSCHE BANK TRUST COMPANY AMERICAS

(Collateral Agent)

FUEL CELL ELECTRICITY GENERATING POWER PLANTS

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

Index of Appendices, Exhibits and Schedules

Appendix A	Loan Commitments

Exhibit A	Definitions
Exhibit B	Form of Note

Loan Disbursement Procedures
Exhibit C-1	Form of Notice of Borrowing
Exhibit C-2	Form of Drawdown Certificate

Security-Related Documents

Exhibit D-3	Form of Direct Agreement

Closing Certificates
Exhibit E-1	Form of Borrower’s Closing Certificate
Exhibit E-2	Form of Credit Party’s Closing Certificate
Exhibit E-3	Form of Borrower’s Solvency Certificate
Exhibit F	Form of Equity Capitalization Certificate
Exhibit G	Form of Owner’s Acknowledgment
Exhibit H	Form of PPA2-C Assignment Agreement
Exhibit I	Form of Account Withdrawal Request
Exhibit J	Replacement Risk Policy Requirements
Exhibit K	Form of Annual Insurance Certificate
Exhibit L	Acknowledgement of Agent for Service of Process
Exhibit M	Form of Assignment and Assumption
Exhibit N	Form of Pacific Bell Telephone Company Direct Agreement
Exhibit O	Form of AT&T Corp. Direct Agreement
Exhibit P	Form of AT&T PPA 2-C Acknowledgment and Consent
Exhibit Q	Sample DSCR Calculation
Exhibit R-1, 2, 3, 4	Forms of U.S. Tax Compliance Certificate
Exhibit S	Form of AT&T Corp. PPA Amendment
Exhibit T	Form of Pacific Bell Telephone Company PPA Amendment

Schedules

Schedule 2.1	Amortization Schedule
Schedule 3.1.14	Litigation
Schedule 3.1.22	Project Budget
Schedule 3.1.23	Project Schedule
Schedule 4.1	Credit Party Jurisdictions and Foreign Qualifications
Schedule 4.10	Hazardous Substances Disclosure
Schedule 4.24	Schedule of Security Filings
Schedule 5.15	Insurance Requirements
Schedule A-1	Base Case Projections

-vii-

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 30, 2013, among 2012 ESA PROJECT COMPANY, LLC (formerly known as 2012 V PPA Project Company, LLC), a Delaware limited liability company, as borrower (“Borrower”), PE12GVVC (BLOOM PPA) LTD. and PE12PXVC (BLOOM PPA) LTD., as lenders (together with the other institutions from time to time party hereto, the “Lenders”), PE12GVVC (BLOOM PPA) LTD., as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Secured Parties referred to herein (in such capacity, “Collateral Agent”).

RECITALS

A. Borrower, the Lenders, Administrative Agent and Collateral Agent are parties to that certain Credit Agreement, dated as of December 21, 2012 (the “Original Agreement”), pursuant to which the Lenders agreed to provide the credit facility described therein to Borrower in connection with Borrower’s development, construction, installation, financing, ownership, operation and maintenance of the AT&T Project (as defined herein) and the Wal-Mart Project (as defined herein).

B. Borrower now desires to develop, construct, install, finance, own, operate and maintain the Supplemental AT&T Project (as defined herein) (the Supplemental AT&T Project, together with the AT&T Project and the Wal-Mart Project, collectively, the “Projects”), and, in connection therewith, has requested that the Lenders increase the size of the Loan Commitments (as defined herein).

C. The Lenders are willing to increase the size of the Loan Commitments upon the terms and subject to the conditions set forth herein and in the other Credit Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and promises set forth herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree to amend and restate the Original Agreement in its entirety, effective as of the Restatement Effective Date, as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. For all purposes of the Credit Documents, except as otherwise expressly provided, capitalized terms used in the Credit Documents (including annexes, appendices, exhibits and schedules thereto) shall have the meanings given to such terms in Exhibit A.

1.2 Rules of Interpretation. Except as otherwise expressly provided, the “Rules of Interpretation” set forth in Exhibit A shall apply to the Credit Documents.

1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time and as applied by the accounting entity to which they refer; provided, that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE 2

THE CREDIT FACILITIES

2.1 Loan Facilities.

2.1.1 Loans.

(a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, each Lender severally agrees to advance to Borrower from time to time during the Availability Period such loans as Borrower may request pursuant to this Section 2.1.1 (individually, a “Loan” and, collectively, the “Loans”), in an aggregate principal amount which, when added to all prior Loans made by such Lender, does not exceed such Lender’s Loan Commitment. The parties hereto hereby agree that the outstanding principal balance of the Loans on the Restatement Effective Date is $20,140,003.01.

(b) Notice of Borrowing; Denominations, Etc. Borrower shall request Loans by delivering to Administrative Agent a notice in the form of Exhibit C-1, appropriately completed in accordance with the instructions contained in such form (“Notice of Borrowing”).

(c) Borrowing Limitations. Borrower shall request no more than a single Borrowing per calendar month. Borrower shall give each Notice of Borrowing to Administrative Agent by 11:00 a.m. on a date that is at least 3 Business Days prior to the requested Borrowing date. Any Notice of Borrowing shall be irrevocable and binding on Borrower. Borrower shall not request a Borrowing unless the aggregate nameplate capacity of System Facilities to which the Borrowing relates equals or exceeds [***] kW.

(d) Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Lender, the aggregate unpaid principal amount of the Loans made by such Lender in installments payable on each Quarterly Date in accordance with the repayment schedule set forth on Schedule 2.1, with any remaining unpaid principal, interest, fees and costs due and payable on the Maturity Date. Borrower may not re-borrow the principal amount of any Loan repaid.

[***] Confidential Treatment Requested

2.1.2 Interest Provisions Relating to All Loans.

(a) Interest Rate. Subject to Section 2.4.3, Borrower shall pay interest on the unpaid principal amount of each Loan from the date of Borrowing of such Loan until the repayment thereof at the per annum rate of [***].

(b) Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) on each Quarterly Date and (ii) upon the repayment (whether at stated maturity or otherwise, and including any optional prepayments or Mandatory Prepayments) of any Loan on the date of payment thereof in full. Each date on which any such interest payment is due is an “Interest Payment Date”.

(c) Interest Computations . All computations of interest shall be based upon a year of 3 60 days, and shall be payable for the actual days elapsed (including the first day but excluding the last day) in the period for which such interest is payable. Borrower agrees that all computations by Administrative Agent of interest shall be conclusive and binding in the absence of manifest error.

2.1.3 Promissory Notes. The obligation of Borrower to repay the Loans made by a Lender and to pay interest thereon at the rates provided herein shall, upon the request of such Lender, be evidenced by promissory notes in the form of Exhibit B (individually, a “Note” and, collectively, the “Notes”), each payable to such requesting Lender and in the principal amount of such requesting Lender’s Loan Commitment. Borrower authorizes each such requesting Lender to record on the schedule annexed to such Lender’s Note or Notes, the date and amount of each Loan made by such requesting Lender, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted absent manifest error; provided, that in the event of any inconsistency between the records or books of Administrative Agent and any Lender’s records or Notes, the records of Administrative Agent shall be conclusive and binding in the absence of manifest error. Borrower further authorizes each such requesting Lender to attach to and make a part of such requesting Lender’s Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder. Upon Termination, the Lenders holding Notes shall promptly mark the applicable Notes cancelled and return such cancelled Notes to Borrower.

2.1.4 Loan Funding.

(a) Notice to Lenders. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Borrowing.

(b) Pro Rata Loans. All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares, with each Borrowing to consist of a Loan by each Lender equal to such Lender’s Proportionate Share of such Borrowing.

(c) Lender Funding. Each Lender shall, before 11:00 a.m. on the date of each Borrowing, make available to the account of Administrative Agent most recently designated by it for such purpose, by wire transfer, in immediately available funds in Dollars,

[***] Confidential Treatment Requested

such Lender’s share of the Loans to be made on such date. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Loan. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(d) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1.4(c) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to the Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(e) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received written notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and the rate applicable to the Loans.

(f) Loan Proceeds. No later than 2:00 p.m. on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied or waived in accordance with the terms thereof and, subject to the other provisions of this Section 2.1.4, to the extent Administrative Agent shall have received the appropriate funds from the Lenders, Administrative Agent shall make available the Loans requested in such Notice of Borrowing (or so much thereof as shall have been determined pursuant to Section 3.4) in Dollars and in immediately available funds, and shall deposit or cause to be deposited the proceeds of such Loans into the Construction Account.

2.1.5 Prepayments.

(a) Terms of All Repayments and Prepayments.

1. Upon the repayment of any Loan (optional or mandatory), Borrower shall pay to Administrative Agent for the account of each Lender which made such Loan (A) all accrued but unpaid interest to the date of such repayment on the amount of such Loan repaid, (B) all accrued but unpaid fees to the date of such repayment relating to the amount of such Loan being repaid and (C) to the extent required by the terms hereof, the applicable Make Whole Amount.

2. All prepayments of Loans shall be applied to reduce the remaining payments required under Section 2.1.1(d) in inverse order of maturity, except that warranty claims or refund claims received under the MESPA or MOMA and prepayment of the Buydown Amount under Section 5.20 shall be applied proportionally to each payment due pursuant to Section 2.1.1(d).

(b) Optional Prepayments. Subject to Section 2.1.5(a) and payment of the applicable Make Whole Amount, Borrower may, at its option, upon three Business Days’ notice to Administrative Agent, prepay any Loans from time to time in part in a minimum amount of $500,000 and integral multiples of $100,000 thereof (if less, the full principal amount of the Loans).

(c) Mandatory Prepayments. In addition to the scheduled repayments pursuant to Section 2.1.1(d), Borrower shall prepay Loans (i) to the extent the aggregate outstanding principal balance of all Loans exceeds the aggregate amount of all Loan Commitments or as required by Section 5.15.2 (Replacement Risk Insurance), 5.20 (Partial Completion Buydown), 6.4 (Sale or Lease of Assets), 7.6.3 (Distribution Suspense Account), 7.9 (Application of Insurance Proceeds), or 7.10 (Application of Eminent Domain Proceeds), (ii) (A) with the cash proceeds of any termination payment received by the Borrower in connection with the partial or full termination of the AT&T Power Purchase Agreement, any Supplemental AT&T Power Purchase Agreement or the Wal-Mart Power Purchase Agreement and (B) with the cash proceeds of any payment of Refund Value received by Borrower from Sponsor pursuant to Sections 8.3(c), 8.3(d), 9.3 or 9.7 of the MESPA or Sections 2.5(c), 2.5(d), 4.1(c) or 4.3 of the MOMA, in the case of each of (A) and (B), in the amount necessary for the principal amount of the Loans remaining after such prepayment to be an amount projected to maintain a DSCR of [***] minimum through the Maturity Date under the Base Case Projections, assuming for purposes of such calculation a reduction in the Project capacity to the actual Project nameplate capacity and that each of the remaining System Facilities (if any) operates during future periods at the same capacity factor as such remaining System Facilities operated during the 12 month period preceding the date of calculation but otherwise changing no assumptions in the Base Case Projections, with any portion of the termination payment or payment of Refund Value, as applicable, remaining after such to be applied in accordance with the provisions of Section 7.3.2(a); and if there are no remaining System Facilities, in an amount equal to the total termination payment or Refund Value, as applicable, received by Borrower, (iii) with cash proceeds of any warranty payment received by Borrower from Sponsor pursuant to Sections 8.3 or 8.6 of the MESPA or Sections 2.5 or 2.6 of the MOMA, in an amount equal to the portion of

[***] Confidential Treatment Requested

such payment that remains after subtracting (A) any portion of such payment that is required to be applied under Section 7.3.2(a)(1), (2), (3), (5) and (6) to the extent other funds are not then available for such purposes and (B) an amount to be transferred to the Distribution Suspense Account equal to the Preferred Distribution (as defined in the Holdings Operating Agreement) which the Tax Equity Investors are entitled to receive for the then-current year less the amount of any Preferred Distribution for such year previously distributed to the Tax Equity Investors, and (iv) as required by any other provision of the Credit Documents (each such prepayment, a “Mandatory Prepayment”).

(d) Notice of Prepayment. Borrower shall notify Administrative Agent of any prepayment hereunder not later than 11:00 a.m. three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid and, in the case of a Mandatory Prepayment, a reasonably detailed calculation of the amount of such prepayment. If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therefor, together with accrued interest to the payment date on the principal amount to be prepaid. Upon receipt of any notice of prepayment, Administrative Agent shall promptly advise the Lenders of the contents thereof.

(e) Make Whole Payments. Any prepayment of the Loans under Sections 2.1.5(b) (Optional Prepayments), 5.15.2 (Replacement Risk Insurance), Section 6.4 (Sale or Lease of Assets) (provided that no Make Whole Amount shall be payable with respect to any prepayment of the Loans with the proceeds received by Borrower from the exercise of the purchase option under the Wal-Mart Power Purchase Agreement by Wal-Mart Stores, Inc.) or 7.6.3 (Mandatory Prepayment), shall be accompanied by payment of the Make Whole Amount relating to such prepayment. After the making of any prepayment of the Loans under Section 2.1.5(c)(ii)(A), the remaining cash proceeds received by the Borrower from a termination payment described in Section 2.1.5(c)(ii)(A) shall be applied (i) first, to make distributions to Holdings in an aggregate amount not to exceed the amount of distributions that Holdings is required to make to Tax Equity Investor under Section 5.1.(b) of the Holdings Operating Agreement upon termination of the applicable Power Purchase Agreement, and (ii) second, to pay a prepayment fee to the Administrative Agent, for the account of the Lenders, in the aggregate amount of the lesser of (A) [***] of the cash proceeds remaining after the payment described in clause (i) and (B) the Make Whole Amount relating to such prepayment.

2.2 Loan Commitments.

2.2.1 [Reserved].

2.2.2 Reductions and Cancellations. Borrower may, from time to time upon five (5) Business Days’ notice to Administrative Agent permanently reduce by a minimum amount of $500,000 or an integral multiples of $100,000 in excess thereof, or cancel in their entirety, the Loan Commitments, subject to the provisions of this Section 2.2.2. Borrower may not reduce or cancel the Loan Commitments if, after giving effect to such reduction or cancellation, (a) the aggregate principal amount of all Loans then outstanding would exceed the aggregate amount of all Loan Commitments following the proposed reduction or (b) the Available Funds after any required Mandatory Prepayment (and any Make Whole Amount

[***] Confidential Treatment Requested

related thereto), would not, in the reasonable judgment of Administrative Agent and the Independent Engineer, equal or exceed the sum of the remaining Project Costs (including budgeted contingency (or the appropriate part thereof).

2.3 [Reserved].

2.4 Other Payment Terms.

2.4.1 Place and Manner. Except as otherwise provided in the Fee Letter or any other provision contained in any of the Credit Documents, Borrower shall make all payments due hereunder to the account of Administrative Agent, to the account designated by Administrative Agent, in Dollars and in immediately available funds not later than 2:00 p.m. on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the next Business Day after such payment is received. Administrative Agent shall distribute to each Lender each such payment received by Administrative Agent for such Lender to be applied in accordance with the terms of this Agreement, such disbursement to occur on the day such payment is received if received by 2:00 p.m. or if otherwise reasonably possible, or otherwise on the next succeeding Business Day. Upon its acceptance and recording in the Register of any Assignment and Assumption entered into under Section 12.13, from and after the effective date specified therein, Administrative Agent shall make all the payments hereunder and under the Notes in respect of this Agreement interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

2.4.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.

2.4.3 Default Rate. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable Legal Requirements, any due and unpaid interest, fees and other amounts due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Debtor Relief Laws) from the date of such Event of Default until the Event of Default is cured or waived, after as well as before judgment, payable upon demand at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement (the “Default Rate”). Payment or acceptance of the increased rates of interest provided for in this Section is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.

2.4.4 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.13.3 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 2.4.4(d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.4.4, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(f) Status of Lenders.

1. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.4.4(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

2. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower, any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

3. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming the benefits of Section 892 of the Code, IRS Form W-8EXP;

(3) executed originals of IRS Form W-8ECI;

(4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit R-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8EXP; or

(5) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8EXP, a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-2 or Exhibit R-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-4 on behalf of each such direct and indirect partner;

(6) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

4. if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.4.4 (including by the payment of additional amounts pursuant to this Section 2.4.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.4.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.4.5 Application of Payments. Except as otherwise expressly provided in any Credit Document, payments made under the Credit Documents and other amounts received by the Secured Parties under the Credit Documents shall first be applied to any fees, costs, charges or expenses payable to the Secured Parties under the Credit Documents, next to any accrued but unpaid interest then due and owing, then to outstanding principal then due and owing or otherwise to be prepaid, in each case, such application to be made on a pro rata basis among such applicable Persons.

2.5 Sharing of Payments by Secured Parties. If any Secured Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or other obligations hereunder resulting in such Secured Party receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon, or other such obligations greater than its pro rata share thereof as provided herein, then the Secured Party receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, and such other obligations of the other Secured Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Secured Parties ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this paragraph shall not be construed to apply to (i) any payment made by Borrower pursuant to and in accordance with the express terms of this

Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Secured Party as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower (as to which the provisions of this paragraph shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Secured Party acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Secured Party were a direct creditor of Borrower in the amount of such participation.

2.6 Change of Circumstances.

2.6.1 Increased Costs. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b) subject any Recipient to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan (or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder, whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

2.6.2 Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loan Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days following delivery of notice from such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

2.6.3 Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.6.1 or Section 2.6.2 and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. No Person purchasing from a Lender a participation in any Loan Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.6.1 or 2.6.2 which would be in excess of the applicable proportionate amount (based on the Loan Commitments in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that Loan Commitment.

2.6.4 Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 12 months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 12-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.7 Mitigation Obligations; Replacement of Lenders.

2.7.1 Designation of a Different Lending Office. If any Lender requests compensation under Section 2.6, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.4.4, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.6.1 or 2.4.4, as the case may be, in the future, and (b would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.7.2 Replacement of Lender. If any Lender requests compensation under Section 2.6.1, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.4.4 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.7.1, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.13.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.4.4 or Section 2.6.1 and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 12.13.2(d);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.7) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.6.1 or payments required to be made pursuant to Section 2.4.4, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable law; and

(e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

2.7.3 Lender Election to Change Lending Office. Upon notice to Administrative Agent, any Lender may designate a Lending Office other than the Lending Office most recently designated to Administrative Agent and may assign all of its interests under the Credit Documents and its Notes (if any) to such Lending Office; provided, that such designation and assignment does not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Section 2.4.4, 2.6.1 or 2.6.2.

2.8 Register. Administrative Agent shall maintain a register (the “Register”) for the recordation of certain information hereunder from time to time. The Register shall be available for inspection by Borrower, or any Secured Party as to its data only, at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register (a) the Loan Commitments and the Loans from time to time of each Lender, (b) the interest rates applicable to all Loans and the effective dates of all changes thereto, (c) the date and amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, each repayment or prepayment in respect of the principal amount of the Loans of each Lender, the amount of any sum received by Administrative Agent hereunder for the account of the Secured Parties and each Secured Party’s share thereof, each Assignment and Assumption, and such other information as Administrative Agent may determine is necessary for the administering of the Loans and this Agreement. Any such recording shall be conclusive and binding in the absence of manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement; provided, that neither the failure to make any such recordation, nor any error in such recordation, shall affect any Lender’s Loan Commitment or the Obligations in respect of any applicable Loans or otherwise; and provided, further, that in the event of any inconsistency between the Register and any Secured Party’s records, the Register shall govern absent manifest error.

ARTICLE 3

CONDITIONS PRECEDENT

3.1 Conditions Precedent to the Restatement Effective Date. The closing and effectiveness of this Agreement and the obligations of the Lenders to make Loans are subject to the prior satisfaction of each of the following conditions unless waived by each Lender in accordance with Section 12.18:

3.1.1 Resolutions. Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to Administrative Agent, of the Board of Directors or other similar governing body of each Credit Party as of the Restatement Effective Date certified by a Responsible Officer of such Credit Party as being true, complete, in full force and effect on the Restatement Effective Date and not amended, modified, revoked or rescinded, approving and authorizing, among other things, the Borrowings herein provided for, the granting of the Liens under the Collateral Documents, the provision of the guaranties, warranties and indemnities, the contribution of equity to Borrower and the execution, delivery and performance of this Agreement, each other Operative Document and any instruments or agreements required hereunder or thereunder to which such Credit Party is a party.

3.1.2 Incumbency. Delivery to Administrative Agent of a certificate, in form and substance reasonably satisfactory to Administrative Agent, from each Credit Party signed by the appropriate authorized officer or manager of each such Credit Party and dated as of the Restatement Effective Date, as to the incumbency and specimen signature of each natural Person authorized to execute and deliver this Agreement, the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Credit Party is a party, including various certificates to be delivered by such Credit Party pursuant to this Section 3.1.

3.1.3 Governing Documents. Delivery to Administrative Agent, in each case certified by a Responsible Officer of such Credit Party as being true, correct and complete on the Restatement Effective Date, of (a) copies of the certificate of formation, charter or other state certified constituent documents of each Credit Party, certified as of a recent date by the secretary of state of such Credit Party’s state of organization, (b) copies of the bylaws, limited liability company operating agreement, partnership agreement or other comparable operating documents, as applicable, of each Credit Party and (c) a copy of the ECCA.

3.1.4 Good Standing Certificates. Delivery to Administrative Agent of certificates (in so called “long form” if available) issued by the secretary of state of the state in which each Credit Party and Major Project Participant is formed or incorporated, as applicable, and the secretary of state of the State of California and, with respect to Borrower and those Major Project Participants that are counterparties to a Power Purchase Agreement that includes any Project located in Connecticut, to the State of Connecticut, in each case (a) dated a date reasonably close to the Restatement Effective Date and (b) certifying that such Credit Party is in good standing and is qualified to do business in, and has paid all franchise Taxes or similar Taxes due to, such state of formation or incorporation and the State of California and, with respect to Borrower only, the State of Connecticut.

3.1.5 Third Party Approvals. Borrower shall have received all Applicable Permits as of the Restatement Effective Date applicable to any transaction contemplated in any Operative Document as evidenced in a certificate from Borrower to Administrative Agent substantially in the form of the relevant provisions of Exhibit E-1.

3.1.6 Credit Documents and Project Documents. Delivery to Administrative Agent of (a) originals of each Restated Credit Document, all of which shall (i) have been duly authorized, executed and delivered by the Credit Parties party thereto and in form and substance reasonably satisfactory to Administrative Agent and the Lenders, and (ii) be in full force and effect and accompanied by a certificate of Borrower certifying to the foregoing in accordance with Section 3.1.7, provided, that each Note shall conform to all requirements hereof and be delivered to Administrative Agent for the account of, and payable to, each Lender that has requested such Note in accordance with Section 2.1.3, and delivery thereof shall be subject to the return of such Lender’s existing Note for cancellation, (b) a certified list of, and true, correct and complete copies of, each Project Document (other than any Project Document which is immaterial and only incidental to the development, construction, leasing, ownership or operation of the Projects) executed, amended, or amended and restated after the Closing Date and on or prior to the Restatement Effective Date, each in form and substance reasonably satisfactory to the Lenders, all of which shall (x) have been duly authorized, executed and delivered by the parties thereto, and (y) be certified by Borrower as being true, complete and correct and in full force and effect on the Restatement Effective Date in accordance with Section 3.1.7 and (c) each document, certificate, or other deliverable required to be delivered under each Restated Credit Document as of the Restatement Effective Date.

3.1.7 Certificate of Credit Party. Delivery to Administrative Agent of a certificate, dated as of the Restatement Effective Date, duly executed by a Responsible Officer of each Credit Party, in substantially the form of the applicable Exhibit E-1.

3.1.8 Legal Opinions. Delivery to the Administrative Agent of legal opinions of counsel to the Credit Parties, addressed to the Administrative Agent, Collateral Agent and Lenders and in form and substance reasonably satisfactory to the addressees.

3.1.9 [Reserved].

3.1.10 [Reserved].

3.1.11 [Reserved].

3.1.12 [Reserved].

3.1.13 [Reserved].

3.1.14 Absence of Litigation. Except as set forth in Schedule 3.1.14, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or, to Borrower’s Knowledge, threatened in writing by or against Borrower or any Major Project Participant related to the Projects.

3.1.15 Payment of Fees. All Taxes, fees and other costs payable in connection with the execution, delivery recordation and filing of the documents and instruments referred to in this Section 3.1 and due on or before the Restatement Effective Date shall have been paid in full or, if and in the manner specifically approved by the Lenders, provided for. Borrower shall have paid (or caused to be paid) or shall have made arrangements in the manner reasonably satisfactory to the payee for the payment of all outstanding amounts due, as of the Restatement Effective Date, and owing to (a) the Secured Parties under any fee or other letter or otherwise pursuant to Section 2.3, and (b) the Secured Parties’ attorneys and consultants (including the Independent Consultants) for all services rendered and billed prior to or on the Restatement Effective Date (to the extent not paid on the Closing Date).

3.1.16 Financial Statements. A certificate from the appropriate Responsible Officer of Sponsor, dated as of the Restatement Effective Date, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of Sponsor has occurred from those set forth in the most recent financial statements provided to Administrative Agent. The Borrower, Holdings and the Managing Member shall have no liabilities other than the Obligations and obligations under the Project Documents.

3.1.17 Collateral Requirements. Delivery to Administrative Agent of evidence reasonably satisfactory to Administrative Agent that Borrower or other applicable Lien grantor has taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Collateral Agent a valid and (upon such filing and recording) perfected first priority Lien in such Person’s rights, title and interest in and to the

Collateral. Such actions shall include delivery to Administrative Agent and Collateral Agent of the Pledge Agreement and the Security Agreement, duly executed by each Credit Party party thereto.

3.1.18 [Reserved].

3.1.19 Anti-Terrorism Compliance. To the extent not previously delivered to each Lender, at least five Business Days prior to the Restatement Effective Date, each Lender shall have received all documentation and other information requested by such Lender, which is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, or pursuant to such Lender’s internal policies.

3.1.20 [Reserved].

3.1.21 Base Case Projections. Delivery to Administrative Agent of the Base Case Projections, in form and substance satisfactory to each Lender.

3.1.22 Project Budget and Drawdown Schedule. Delivery to Administrative Agent of an updated budget and drawdown schedule (the “Project Budget”) for all anticipated costs to be incurred in connection with the development, construction, installation, timing and start-up of the Projects, which Project Budget shall be attached hereto as Schedule 3.1.22 prior to the Restatement Effective Date and shall be in form and substance satisfactory to Administrative Agent and the Lenders.

3.1.23 Project Schedule. Delivery to Administrative Agent of the Project Schedule in form and substance satisfactory to the Administrative Agent and which shall be attached hereto as Schedule 3.1.23 prior to the Restatement Effective Date.

3.1.24 Searches. Certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a date no less recent than 5 Business Days before the Restatement Effective Date or as otherwise acceptable to Administrative Agent listing all effective financing statements, lien notices or comparable documents that name Borrower or Holdings as debtor and that are filed in those state and county jurisdictions in which any property of such Person is located and the state and county jurisdictions in which such Person is organized or maintains its principal place of business and such other searches that Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens) showing that the security interests created under the Collateral Documents, with respect to the Collateral, are prior to all other financing statements, fixture filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral.

3.2 Conditions Precedent to Supplemental Funding Date. The obligation of each Lender to advance the initial Borrowing hereunder with respect to the Supplemental AT&T Project is subject to the occurrence of the Restatement Effective Date and prior satisfaction (or waiver by Administrative Agent with the consent of all of the Lenders) of each of the following conditions (the date on which each such condition is so satisfied or waived, the “Supplemental Funding Date”):

3.2.1 Supplemental AT&T Power Purchase Agreements and Site Leases. The Borrower, AT&T Corp. and Pacific Bell Telephone Company have entered into (i) amendments to the Supplemental AT&T Power Purchase Agreements in the forms of Exhibits S and T, as applicable, and (ii) Site Leases related thereto in the forms attached to the respective amendments.

3.2.2 Termination of Assignment and Assumption Agreements. The Borrower has delivered to the Administrative Agent an executed termination and release agreement in relation to each Assignment and Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent.

3.2.3 Legal Opinion. The Administrative Agent has received a legal opinion of counsel to the Borrower, addressed to the Administrative Agent, Collateral Agent and Lenders with respect to amendments to the Supplemental AT&T Power Purchase Agreements, termination of Assignment and Assumption Agreements and such other matters as the Administrative Agent may reasonably request in connection with the Borrower’s execution and delivery of the items described in Sections 3.2.1 and 3.2.2.

3.2.4 Indemnity Agreement. Borrower shall have entered into the First Amendment to Indemnity Agreement with the Sponsor and the Administrative Agent, upon terms and conditions acceptable to the Lenders, which shall (x) have been duly authorized, executed and delivered by the parties thereto, and (y) be certified by Borrower as being true, complete and correct and in full force and effect on the Supplemental Funding Date.

3.2.5 PPA2-C Assignment. The Administrative Agent has received an executed copy of an assignment agreement, in the form of Exhibit H, between the Borrower and 2013B ESA Project Company, LLC with respect to (i) the Energy System Use Agreement No. 20130403.076.C, dated as of May 15, 2013, between AT&T Corp. and the Borrower, and (ii) the related Site Lease.

3.2.6 PPA2-C Acknowledgment and Consent. The Administrative Agent has received an executed copy of an acknowledgment and consent, in the form of Exhibit P, by and among the Borrower, 2013B ESA Project Company, LLC, the Administrative Agent and AT&T Corp. with respect to (i) the Energy System Use Agreement No. 20130403.076.C, dated as of May 15, 2013, between AT&T Corp. and the Borrower, and (ii) the related Site Lease and Direct Agreement.

3.2.7 Real Property Access and Use Requirements. Evidence reasonably acceptable to the Administrative Agent that the Borrower and each other Major Project Participant have obtained and hold all easements and other rights to access and occupy the applicable real property necessary for the performance in full of such Person’s obligations under the Operative Documents and each Permit then required for the Supplemental AT&T Project by which such Person or its assets are bound and the development, construction and operation of the Supplemental AT&T Project in accordance with the Base Case Projections.

3.2.8 Direct Agreements. Delivery to Administrative Agent of (i) an executed Direct Agreement in the form of Exhibit N, and (ii) an executed Direct Agreement in the form of Exhibit O.

3.2.9 [Reserved].

3.2.10 [Reserved].

3.2.11 [Reserved].

3.2.12 [Reserved].

3.2.13 [Reserved].

3.2.14 Insurance. Insurance for the Supplemental AT&T Project on terms and conditions acceptable to Administrative Agent shall be in full force and effect and Administrative Agent, Collateral Agent and the Insurance Consultant shall have received a certificate from Borrower’s insurance broker(s), dated on or before the Supplemental Funding Date and in form and substance reasonably satisfactory to Administrative Agent, (a) identifying underwriters, type of insurance, insurance limits and policy terms for such insurance, (b) listing any special provisions reasonably requested by Administrative Agent with respect to such insurance, (c) describing the insurance obtained for the Supplemental AT&T Project and (d) stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with the terms and conditions set forth on Schedule 5.15.

3.2.15 Solvency Certificate. Delivery to Administrative Agent of a certificate in the form of Exhibit E-3 from an authorized officer of Borrower certifying that Borrower is Solvent as of the Supplemental Funding Date after giving effect to the transactions contemplated hereby.

3.2.16 Certificate of Insurance Consultant. Delivery to Administrative Agent of the Insurance Consultant’s certificate, dated as of the Supplemental Funding Date in form and substance satisfactory to Administrative Agent, together with the Insurance Consultant’s report that (a) summarizes the proposed insurance arrangements for the Supplemental AT&T Project, (b) concludes that such insurance is adequate and customary and (c) is otherwise in form and substance reasonably satisfactory to Administrative Agent and the Lenders, attached thereto.

3.2.17 Certificate of the Independent Engineer. Delivery to Administrative Agent of the Independent Engineer’s certificate with respect to the Supplemental AT&T Project, dated on or before such date, in form and substance acceptable to Administrative Agent.

3.2.18 [Reserved].

3.2.19 [Reserved].

3.2.20 [Reserved].

3.3 Conditions Precedent to Each Borrowing. The obligation of each Lender to advance each Borrowing is subject to the occurrence of the Restatement Effective Date and prior satisfaction (or waiver by Administrative Agent with the consent of all of the Lenders for the Supplemental Funding Date and the Required Lenders for subsequent Borrowings) of each of the following conditions:

3.3.1 Representations and Warranties.

(a) Each representation and warranty of each Credit Party in any of the Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Borrowing, before and after giving effect to the applicable Borrowing, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date; and Borrower shall have certified to the Lenders as to the foregoing.

(b) Each representation and warranty of each Major Project Participant contained in the Operative Documents (other than this Agreement) shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” or the like shall be true and correct in all respects) on and as of the date of such Borrowing, before and after giving effect to the Borrowing, with the same effect as though made on and as of such date, unless such representation and warranty expressly relates solely to an earlier date.

3.3.2 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or will result from the relevant Borrowing.

3.3.3 No Material Adverse Effect. Since the Closing Date, no event, circumstance or condition shall have occurred and be continuing (and Administrative Agent shall have become aware of no such facts or conditions not previously known) that constitutes or could reasonably be expected to result in a Material Adverse Effect.

3.3.4 Additional Documentation. With respect to Additional Project Documents entered into or obtained, transferred or required since the date of the most recent Credit Event, there shall be, if reasonably requested by Administrative Agent, delivery of such matters as are described in Sections 3.1.1 and 3.1.8 from Borrower.

3.3.5 Notice of Borrowing. Borrower shall have delivered a Notice of Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.1(a).

3.3.6 Drawdown Certificate and Independent Engineer’s Drawdown Certificate.

(a) At least seven, but not more than fourteen, Business Days prior to the submission of each Notice of Borrowing, Borrower shall have provided Administrative Agent and the Independent Engineer with a duly executed copy of the Drawdown Certificate, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Credit Event and signed by a Responsible Officer of Borrower.

(b) No later than the date of submission of each Notice of Borrowing, the Independent Engineer shall have provided Administrative Agent with a certificate dated the date of delivery of such certificate, confirming that COD has occurred with respect to all of the System Facilities be installed on the Site related the requested Credit Event, substantially in the form of Exhibit E to the MESPA (as in effect on the Restatement Effective Date).

(c) Borrower shall use all reasonable efforts to provide Administrative Agent and the Independent Engineer with drafts of any certificates and other materials to be delivered pursuant to this Section 3.3.6 in advance of the time frames listed above as reasonably requested by Administrative Agent.

3.3.7 Lien Releases. Subject to Borrower’s right to contest Liens as described in the definition of “Permitted Liens,” Borrower shall have delivered (such delivery may be condition upon concurrent receipt of payment by the relevant Person) if applicable, to Administrative Agent duly executed Lien waivers relating to mechanics’ and materialmen’s Liens, in form and substance reasonably satisfactory to the Administrative Agent.

3.3.8 Available Funds. After taking into consideration the making of the applicable Loans, the Administrative Agent (based on consultation with the Independent Engineer) shall have reasonably determined that Available Funds shall not be less than the aggregate unpaid amount required to cause Completion to occur in accordance with all Legal

Requirements, the MESPA, each other Project Document pursuant to which construction work with respect to the Projects is being performed and the Credit Documents prior to the end of the Availability Period and to pay or provide for all anticipated non construction Project Costs, all as set forth in the current Project Budget.

3.3.9 Utilities. Delivery to Administrative Agent of reasonably satisfactory evidence that all process water, sewer, telephone, waste disposal, electric and all other utility services necessary for the development, construction, ownership and operation of each Project are either contracted for, or readily available on commercially reasonable terms, at such Project.

3.3.10 Legality. No Legal Requirement or any interpretation thereof, exists which would make any Loan, or the securing of any Loan by the Collateral, or any other aspect of the transactions contemplated herein, illegal, or which would subject the Lenders or any of their Affiliates to any penalties, sanctions or fines.

3.3.11 Utility Laws. No Lender will, solely as a result of the transactions contemplated in this Agreement, become subject to or not exempt from regulation as a “public utility” under Section 201(e) of the FPA, an “electric utility company,” a “public utility company” or a “holding company” under Section 1262(5), 1262(14) or 1262(8), respectively, of the Energy Policy Act of 2005, a “public utility” or an “electrical corporation” under Section 216 or 218, respectively, of the California Public Utilities Code, or a “public service company”, an “electric distribution company” or an “electric company” as such terms are defined, respectively, in Section 16-1 of the Connecticut General Statutes as amended by Connecticut Public Act 13-298, or a “utility” as defined in Section 16-234 of the Connecticut General Statutes, as amended by Connecticut Public Act 13-298, except a Lender may become subject to such regulation upon the exercise of remedies under the Credit Documents.

3.3.12 Acceptable Work; No Liens. All work that has been done on each Project has been done in a good and workmanlike manner and in accordance with the MESPA, and there shall not have been filed against any of the Collateral or otherwise filed with or served upon Borrower with respect to such Project or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of such Loan or non-Loan proceeds, other than Permitted Liens.

3.3.13 Permits.

(a) Delivery to Administrative Agent of a schedule of Permits (“Permit Schedule”), in form and substance reasonably satisfactory to Administrative Agent, of which (i) Part I shall be Permits which are Applicable Permits as the date of such Borrowing with respect to each System Facility being financed with such Borrowing, and (ii) Part II shall be Permits which are expected to become Applicable Permits with respect to each such System Facility after the date of such Borrowing. If requested by the Administrative Agent, Borrower shall also deliver to Administrative Agent copies of each Permit listed in Part I.

(b) Each Permit on Part I of the Permit Schedule and each Permit which is an Applicable Third Party Permit as of the date of such Borrowing shall (i) have been duly obtained by the Borrower or on behalf of the Project or been assigned in Borrower’s or the applicable third party’s name, (ii) be in full force and effect, (iii) not be subject to any current legal proceeding, and (iv) not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Permit, and except as disclosed in the Permit Schedule, all applicable appeal periods with respect to each such Permit shall have expired.

(c) The Permits listed in Part II of the Permit Schedule shall, in Administrative Agent’s reasonable opinion, be timely obtainable (i) on or before the date Borrower requires such Permit, (ii) without delay materially in excess of the time provided therefor in the Project Schedule (if applicable), and (iii) without expense materially in excess of the amounts provided therefor in the Project Budget.

3.3.14 Equity Contribution; Proportional Funding; Debt/Equity Limits.

(a) (i) Cash proceeds of not less than an amount equal to [***]/kW for all Funded Systems shall have been contributed to Holdings by its members pursuant to the ECCA, the Equity Contribution Tri-Party Agreement and the Holdings Operating Agreement, (ii) Holdings shall have contributed an amount of cash proceeds to Borrower, or an amount of cash shall be deemed to have been contributed to the Borrower pursuant to the Equity Contribution Tri-Party Agreement upon payment by Holdings of certain Project Costs of Borrower, sufficient to maintain the ratios described below in clause (b) before and after giving effect to such Credit Event and (iii) Holdings shall have contributed an amount of cash proceeds to Borrower sufficient for Borrower to fund, and Borrower shall have funded, the amounts required under Section 7.7.1(a) with respect to such Borrowing. All of the outstanding Equity of Borrower shall be held beneficially and legally by Holdings. The Equity of Holdings shall be held beneficially and legally as set forth on Exhibit F;

(b) After giving effect to the requested Borrowing, the aggregate principal amount of the Loans shall not exceed
[***]/kW for all Funded Systems so that at all times the equity capital contributed (or deemed contributed pursuant to the ECCA and the Equity Contribution Tri-Party Agreement) to Borrower shall equal or exceed [***]% of aggregate principal amount of all outstanding Loans consistent with the Base Case Projections (so that if, for example, the Base Case Projections indicated that $[***] of equity capital would have been contributed to Borrower for every $1.00 of Loans, such equity to debt ratio would be maintained at a minimum at the time of each Borrowing).

3.3.15 Infrastructure Buildout. For each Funded System, all necessary shared infrastructure on the applicable Site necessary for installation of such Funded System, including without limitation the “BOF Work,” as such term is defined in the MESPA, shall have been completed, as certified by the Independent Engineer in the Independent Engineer’s Drawdown Certificate.

3.3.16 System COD. Each System Facility being financed has achieved COD.

[***] Confidential Treatment Requested

3.3.17 No Disputes. No Major Project Participant shall have asserted any material breach of any Major Project Document by any other party thereto.

3.3.18 SGIP/LREC. Delivery to Administrative Agent of (a) written evidence reasonably acceptable to Administrative Agent, that each System Facility being financed has received binding confirmation through the California Self – Generation Incentive Program (“SGIP”), as referred to in each of the Power Purchase Agreements, or the Connecticut Low Emission Renewable Energy Credit Program (“LREC”), as referred to in the Supplemental AT&T Power Purchase Agreement identified in clause (a) of the definition thereof, that each such System Facility has been approved to receive the cash rebates, credits, payments and benefits under the SGIP or LREC, as applicable, and the program administrators have reserved funds for incentive payments in respect of each such System Facility and (b) either (i) written confirmation signed by the Customer under the AT&T Power Purchase Agreement or any Supplemental AT&T Power Purchase Agreement (each, an “AT&T Customer”) in a form reasonably acceptable to Administrative Agent that each AT&T System Facility being financed has received firm written commitment through the California Self – Generation Incentive Program or the Connecticut Low Emission Renewable Energy Credit Program as referred to in section 2.3 of the AT&T Power Purchase Agreement or Section 2.3 of such Supplemental AT&T Power Purchase Agreement, as applicable, and that the AT&T Customer confirms and agrees that the AT&T System Facilities cannot at any time thereafter be deleted by the AT&T Customer from the AT&T Power Purchase Agreement or such Supplemental AT&T Power Purchase Agreement, as applicable, under Section 2.3 of the AT&T Power Purchase Agreement or Section 2.3 of such Supplemental AT&T Power Purchase Agreement, as applicable (“AT&T Written SGIP or LREC Confirmation”), or (ii) if Administrative Agent is not satisfied with the form of AT&T Written SGIP or LREC Confirmation or if from reasonable evidence provided by the Borrower and the Sponsor, Administrative Agent is reasonably satisfied that despite the Borrower’s and Sponsor’s best endeavours, an AT&T Written SGIP or LREC Confirmation cannot be provided, an executed and enforceable indemnity from Sponsor in favour of the Borrower and Administrative Agent on behalf of the Secured Parties in a form acceptable to Administrative with respect to any loss or liability that may be incurred by the Borrower and the Secured Parties respectively, in the event the AT&T Customer seeks or is able to, at any time hereafter, enforce termination rights or deletion of the AT&T System Facility under Section 2.3 of the AT&T Power Purchase Agreement or Section 2.3 of such Supplemental AT&T Power Purchase Agreement, as applicable.

3.3.19 Owner’s Acknowledgement. Borrower shall have provided Administrative Agent with an Owner’s Acknowledgment, in the applicable form attached hereto as Exhibit G, duly executed by Wal-Mart Stores, Inc., or the applicable land owner, if not Wal-Mart Stores, Inc., with respect to each System Facility being financed in the Wal-Mart Project.

3.3.20 LREC Agreement. If the proposed Borrowing is with respect to a System Facility to be located in Connecticut, delivery to Administrative Agent of a true, correct and complete copy of the LREC Agreement applicable to such System Facility, in form and substance reasonably satisfactory to the Lenders, and which shall (a) have been duly authorized, executed and delivered by the parties thereto, and (b) be certified by Borrower as being true, complete and correct and in full force and effect as of the date of the Borrowing.

3.4 Determinations Under Section 3.1. For purposes of determining satisfaction of the conditions set forth in Section 3.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless Administrative Agent shall have received notice from such Lender prior to the Restatement Effective Date, as notified by Borrower to the Lenders, specifying its objection thereto. Administrative Agent shall promptly notify the Lenders of the actual occurrence of the Restatement Effective Date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to and in favor of Administrative Agent, Collateral Agent and the Lenders as of the Restatement Effective Date (unless such representation and warranty expressly relates solely to another time) and, as of the date of each Credit Event (unless such representation and warranty relates solely to another time), all of which shall survive the execution and delivery of this Agreement, the Restatement Effective Date and each Credit Event:

4.1 Organization. Each Credit Party is (a) duly organized, validly existing and in good standing under the laws of its respective jurisdiction as set forth on Schedule 4.1 and (b) is duly qualified as a foreign entity, and is in good standing, in each jurisdiction where its assets are located and wherever necessary to carry out its business, as set forth on Schedule 4.1. Each Credit Party has all requisite power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Projects, (iii) execute, deliver and perform each Operative Document to which it is a party and (iv) take each action as may be necessary to consummate the transactions contemplated hereunder and thereunder. Holdings is the sole member of Borrower.

4.2 Authorization; No Conflict. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its power, authority and legal right and have been duly authorized by all necessary action. Each Credit Party has duly executed and delivered each Operative Document to which it is a party (or such Operative Documents have been duly and validly assigned to such Credit Party and it has authorized the assumption thereof, and has assumed the obligations of the assignor thereunder) and neither such Credit Party’s execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on it or any of its properties, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (c) does or will violate or constitute (with due notice or lapse of time or both) a default under any indenture, credit agreement, loan, lease or other agreement or instrument binding upon it or its properties, or (d) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and is effective and disclosed to Administrative Agent, by Borrower or any other Person; provided the failure to so obtain a Permit shall not be a breach of this Section 4.2, until such Permit is an Applicable Permit or Applicable Third Party Permit.

4.3 Enforceability. Each of the Operative Documents to which each Credit Party and each Major Project Participant is a party is a legal, valid and binding obligation of such Credit Party and such Major Project Participant, enforceable against it in accordance with its terms. None of the Operative Documents has been amended or modified after the Closing Date except in accordance with this Agreement.

4.4 Compliance with Law. There are no material violations by Borrower, Holdings or Managing Member (or Sponsor to the extent such violation could negatively impact the ability of the Sponsor to perform its obligations under the Project Documents) of any Legal Requirement (including Hazardous Substance Laws). Except as otherwise have been delivered to Administrative Agent, no notices of any material violation of any Legal Requirement (including Hazardous Substance Laws) relating to any Project or any Site have been issued, entered or received by any Credit Party. The execution, delivery and performance of any of the Operative Documents, and the consummation of any of the transactions contemplated thereby, does not and will not (a) contravene or violate any Legal Requirements applicable to any Credit Party or Major Project Participant or contractual obligation of any of them (provided, to the extent relating to Legal Requirements applicable to or contractual obligations of Major Project Participants other than Borrower or any of its Affiliates, the representations set forth in this sentence are to Borrower’s Knowledge), (b) other Operative Document, or (c) result in or require the creation or imposition of any Lien (other than Liens created by the Operative Documents) on any of the Collateral or other assets of the Credit Parties.

4.5 Single Purpose, Debt, Contracts, Joint Ventures, Proceeds, Etc.

4.5.1 Borrower has not conducted any business other than the business contemplated by the Operative Documents or otherwise related to the development, construction, installation and financing of the Projects prior to the Closing Date, does not have any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents, and the Borrower is not a party to or bound by any material contract other than the Credit Documents and the Major Project Documents to which it is a party.

4.5.2 Neither Borrower, Holdings nor Managing Member is a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture.

4.5.3 Borrower does not have any Subsidiaries and Holdings’ only Subsidiary is Borrower.

4.5.4 The proceeds of each Loan received by Borrower prior to, or concurrently with, the date on which this representation and warranty is made or deemed made has been or will be used solely in accordance with, and solely for the purposes contemplated by, Section 5.1.

4.5.5 Borrower has no obligation to any Person in respect of any finder’s, broker’s or investment banking fee with respect to the Operative Documents or the transactions contemplated thereby or under any other agreement, document or instrument with any Person, other than fees payable under this Agreement and the Fee Letter.

4.5.6 No proceeds of any Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

4.5.7 Holdings has not and will not conduct any business or engage in any activity other than the ownership of the equity interests in Borrower and activities incidental thereto.

4.6 Adverse Change.

4.6.1 As of the Closing Date, there is no fact or circumstance known to Borrower which has had or could reasonably be expected to have a Material Adverse Effect which has not been disclosed to Administrative Agent or the Lenders (as of such date) by or on behalf of Borrower on or prior to the Closing Date in connection with the transactions contemplated hereby.

4.6.2 As of any date after the Closing Date, since the Closing Date, no event, circumstance or condition shall have occurred and be continuing that constitutes or could reasonably be expected to have a Material Adverse Effect.

4.7 Investment Company Act. No Credit Party is an “investment company” or a company “controlled by” an “investment company,” each within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

4.8 ERISA. Either (a) there are no ERISA Plans or Multiemployer Plans for any Credit Party or any ERISA Affiliate or (b) (i) each Credit Party and each ERISA Affiliate has fulfilled its obligations (if any) under the applicable minimum funding standards of ERISA and the Code for each ERISA Plan, (ii) each such ERISA Plan is in compliance in all material respects with the currently applicable provisions of ERISA, the Code and other Governmental Rules, (iii) neither any Credit Party nor any ERISA Affiliate has any liability to the PBGC or an ERISA Plan or Multiemployer Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course), (iv) each such ERISA Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service, or the remedial amendment period with respect thereto has not yet expired, or an application for such letter is currently being processed by the Internal Revenue Service with respect thereto, and nothing has occurred which could reasonably be expected to cause the loss of such qualification, (v) no Credit Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA. None of any Credit Party’s assets constitute assets of an employee benefit plan within the meaning of 29 C.F.R. Section 2510.3-101, (vi) there has not occurred a Reportable Event with respect to any ERISA Plan, (vii) no Credit Party or any ERISA Affiliate has experienced a complete or partial withdrawal from a Multiemployer Plan or has received notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA), (viii) the PBGC has not instituted any proceedings to terminate any ERISA Plan or Multiemployer Plan and has not taken action to appoint a trustee of any ERISA Plan under Section 4042 of ERISA, (ix) there has not occurred any event which could give rise to a lien in favor of the IRS or the PBGC pursuant to ERISA or the Code under any ERISA Plan, (x) no ERISA Plan is in “critical” or “endangered” status within the meaning of ERISA or the Code, (xi) no Credit Party or any ERISA Affiliate has filed notice of intent to terminate an ERISA Plan under Section 4041 of ERISA, and (xii) no Credit Party or ERISA Affiliate has applied for a minimum funding waiver under Section 412 of the Code with respect to an ERISA Plan. Borrower does not maintain, nor has it at any point of its existence maintained, any employee-benefit plans that were subject to Title IV of ERISA.

4.9 Permits.

4.9.1 All Applicable Permits and Applicable Third Party Permits have been issued and are in full force and effect and not subject to current legal proceedings or to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit or Applicable Third Party Permit, and all applicable appeal periods with respect thereto have expired. Borrower is in compliance in all material respects with all Applicable Permits that have been issued and no Affiliated Project Participant or, to Borrower’s Knowledge, any other Person is in material violation of any issued Applicable Third Party Permit under which such Person is the permittee.

4.9.2 With respect to any of the Permits which are not yet Applicable Permits or Applicable Third Party Permits, no fact or circumstance exists which makes it likely that any such Permit will not be timely obtainable by Borrower or the applicable Person (a) prior to the time that it becomes an Applicable Permit or Applicable Third Party Permit, as applicable, (b) without delay materially in excess of the time periods thereof in the Project Schedule (if applicable), (c) without expense materially in excess of the amounts provided therefor in the then-current Project Budget and (d) without being inconsistent in any material respect with any of the Operative Documents.

4.9.3 The Applicable Permits and the Applicable Third Party Permits are not subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

4.10 Environmental Matters and Hazardous Substances. Except as set forth in Schedule 4.1.0: (a) Borrower, with respect to each Site, is not and has not in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected (i) to result in a material liability to, or material Environmental Claims against, Borrower or its properties and assets, (ii) to result in an inability of Borrower to perform its obligations under the Operative Documents, or (iii) to materially interfere with the continuing operation of the applicable Project; (b) Borrower has not Released, threatened to Release, generated, manufactured, produced or stored in, on, under, or about any Site, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject any Secured Party to liability, or Borrower to material liability, under any Hazardous Substance Law; (c) to Borrower’s Knowledge there are no underground storage tanks, whether operative or temporarily or permanently closed, located on any Site; (d) to Borrower’s Knowledge there are no Hazardous Substances used, stored or present at or on any Site, except in compliance with Hazardous

Substance Laws and other Legal Requirements; (e) to Borrower’s Knowledge there is no condition, circumstance, action, activity or event that could reasonably be expected to be, or result in, a material violation by Borrower of any Hazardous Substance Law, or to result in liability to any Secured Party or material liability to Borrower under any Hazardous Substance Law or any other material Environmental Claims against Borrower or any Secured Party.

4.10.1 Except as set forth on Schedules 4.10 or 4.11, with respect to each Site, (a) as of the Restatement Effective Date, there was no pending or to Borrower’s Knowledge threatened in writing action, suit or proceeding under any Hazardous Substance Law by any Governmental Authority or any other Person to which Borrower is or will be named as a party, and (b) as of any date after the Restatement Effective Date, there is no pending or, to Borrower’s Knowledge, threatened action, suit or proceeding by any Governmental Authority or any other Person under any Hazardous Substance Law which could reasonably be expected to have a Material Adverse Effect.

4.10.2 With respect to each Site, (a) there is no consent or other decree, consent order, administrative or other order, or other administrative or judicial requirements outstanding under any Hazardous Substance Law which adversely affects the Borrower’s activities as contemplated by the Operative Documents, and (b) Borrower has not received or is aware of any claim or notice of violation, alleged violation, non-compliance, liability or potential liability under any Hazardous Substance Law, nor does Borrower have Knowledge or reason to believe that any such action is being contemplated, considered or threatened.

4.10.3 To Borrower’s Knowledge there are no past violations that have not been finally resolved or existing violations of any Hazardous Substances Laws by any Person affecting any Site.

4.10.4 As of the Restatement Effective Date, there are no environmental reports, investigations, studies, audits, reviews or other analyses conducted by or which are in the possession of or known to Borrower in relation to the use, storage or presence of Hazardous Substances at or on any Site.

4.11 Litigation.

4.11.1 As of the Restatement Effective Date, except as set forth in Schedules 4.11, no action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority is pending or, to Borrower’s Knowledge, threatened by or against Borrower or any other Credit Party or, to Borrower’s Knowledge, any Major Project Participant as relates to the Projects, or any of their respective properties that relate to the Projects.

4.11.2 As of the Restatement Effective Date, there is no order, judgment or decree having been issued by any Governmental Authority that, solely as a result of the installation, construction, development, acquisition, ownership or operation of any Project by Borrower, the sale of electricity therefrom by Borrower or the entering into and performance of any Operative Document or any transaction contemplated hereby or thereby, could reasonably be expected to cause or deem any Secured Party or Borrower or any Affiliate of any of them to be subject to, or not exempted from, regulation as a “public utility” under Section 201(e) of the FPA, an “electric utility company,” a “public-utility company” or a “holding company” under Section 1262(5), 1262(14) or 1262(8), respectively, of the Energy Policy Act of 2005, a “public utility” or an “electrical corporation” under Section 216 or 218, respectively, of the California Public Utilities Code, or a “public service company”, an “electric distribution company” or an “electric company” as such terms are defined, respectively, in Section 16-1 of the Connecticut General Statutes as amended by Connecticut Public Act 13-298, or a “utility” as defined in Section 16-234 of the Connecticut General Statutes, as amended by Connecticut Public Act 13-298.

4.11.3 As of any date after the Restatement Effective Date, (a) there is no pending or, to Borrower’s Knowledge, threatened action, litigation, suit, proceeding or investigation of any kind, including actions or proceedings of or before any Governmental Entity or arbitrator to which Borrower or is a party, or by which Borrower or any of Borrower’s properties that relate to the Projects are bound and (b) there is no pending or, to Borrower’s Knowledge, threatened action, litigation, suit, proceeding or investigation of any kind, including actions or proceedings of or before any Governmental Authority to which any Major Project Participant is a party, or by which any of them or any of their properties that relate to the Projects are bound which, in either case, (i) has not been disclosed by Borrower to Administrative Agent in accordance with, and to the extent required by, Section 5.4, or (ii) which could reasonably be expected to have a Material Adverse Effect.

4.12 No Labor Disputes; Force Majeure. Neither the business nor the properties of Borrower or, to Borrower’s Knowledge, any other Major Project Participant are currently affected by any fire, explosion, accident, strike, “force majeure” (as defined in any Project Document), lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), in each case, which could reasonably be expected to have a Material Adverse Effect.

4.13 Operative Documents.

4.13.1 True, correct and complete copies of all of the Project Documents executed on or prior to such date have been delivered to Administrative Agent by Borrower. Except as has been disclosed to Administrative Agent in writing and as permitted hereunder, none of such Project Documents has been amended, modified or terminated after the Closing Date (other than expiration thereof in accordance with its terms and the Credit Documents) and all such Project Documents are in full force and effect.

4.13.2 Except as disclosed to Administrative Agent in writing, the representations and warranties of the Major Project Participants contained in the Operative Documents (other than this Agreement) are true and correct in all material respects; provided the provisions of this clause 4.13.2 as applied to a Major Project Participant that is not an Affiliate of a Credit Party shall be to Borrower’s Knowledge.

4.14 Disclosure. All of the written information, reports, financial statements, certificates, Notices of Borrowing, exhibits, schedules and other documents furnished to any Secured Party, or to the Independent Engineer, Insurance Consultant, by or on behalf of

Borrower, in connection with the Projects, this Agreement and the transactions contemplated by the Operative Documents, taken as a whole, did not contain and do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information was or is furnished to such Secured Party; provided, that to the extent any such information, report, financial statement, certificate, Notice of Borrowing, exhibit, schedule or other document is or was based upon or constitutes a forecast or projection, Borrower represents only that it acted in good faith and utilized assumptions believed to be reasonable at the time made and due care in the preparation of such information, report, financial statement, certificate, Notice of Borrowing, exhibit, schedule or other document.

4.15 Taxes.

4.15.1 All material federal, state and local tax returns, information statements and reports (collectively, “Tax Returns”) required to be filed by Borrower have been timely filed (giving regard to timely extensions) with the appropriate Governmental Authority, and all such Tax Returns are true, complete and correct in all material respects. All Taxes with respect to such Tax Returns required be paid by Borrower have been timely paid to the extent due and payable (other than those Taxes, if any, that it is contesting in good faith by appropriate proceedings in accordance with the requirements of Section 5.16). To the extent any such Taxes are not due, the applicable Credit Party has established cash reserves for the payment thereof to the extent required by GAAP. There are no audits, examinations or other administrative or judicial proceedings ongoing, pending or, to the Knowledge of Borrower, threatened with respect to any such Taxes or Tax Returns of Borrower that have not been fully resolved and there are no assessments, claims, adjustments, or deficiencies with respect to Taxes against Borrower that remain unpaid.

4.15.2 At all times since its formation, each of Holdings and Borrower has been an entity that is disregarded as separate from its owner or a partnership for federal (and where applicable, state) Tax purposes. No IRS Form 8832 has ever been filed with respect to Holdings or Borrower electing to treat such entity as an association taxable as a corporation for U.S. federal income Tax purposes.

4.15.3 Borrower has no liability for the Taxes of any Person (other than Borrower) (a) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by contract, or (d) otherwise.

4.15.4 Borrower does not intend to treat the Loans (including the incurrence thereof) as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).

4.16 Governmental Regulation.

4.16.1 As of the Restatement Effective Date, Borrower is not subject to regulation as a “public utility” under Section 201(e) of the FPA, a “holding company” under Section 1262(8) of the Energy Policy Act of 2005, an “electric utility company,” a “public utility” or an “electrical corporation” under Section 216 or 218, respectively, of the California

Public Utilities Code, or a “public service company”, an “electric distribution company” or an “electric company” as such terms are defined, respectively, in Section 16-1 of the Connecticut General Statutes as amended by Connecticut Public Act 13-298, or a “utility” as defined in Section 16-234 of the Connecticut General Statutes, as amended by Connecticut Public Act 13-298.

4.16.2 None of the Secured Parties nor any Affiliate of any of them will, solely as a result of the construction, acquisition, installation, ownership, operation or maintenance of any Project, the sale of electric capacity, energy or ancillary services therefrom, the making of the Loans, or the entering into and performance of any Operative Document in respect of such Project or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation as a “public utility” under Section 201(e) of the FPA, an “electric utility company,” a “public-utility company” or a “holding company” under Section 1262(5), 1262(14) or 1262(8), respectively, of the Energy Policy Act of 2005, a “public utility” or an “electrical corporation” under Section 216 or 218, respectively, of the California Public Utilities Code, or a “public service company”, an “electric distribution company” or an “electric company” as such terms are defined, respectively, in Section 16-1 of the Connecticut General Statutes as amended by Connecticut Public Act 13-298, or a “utility” as defined in Section 16-234 of the Connecticut General Statutes, as amended by Connecticut Public Act 13-298, except that the exercise of remedies, as provided for under the Credit Documents, may cause any such Person to be subject to such regulation.

4.17 Regulation U, Etc. Borrower is not engaged principally, or as one of its principal or important activities, in the business of extending credit for the purpose of “buying,” “carrying” or “purchasing” any “margin stock” (each as defined in Regulations T, U or X of the Federal Reserve Board, each as now and from time to time hereafter in effect), and no part of the proceeds of the Loans or the Project Revenues will be used whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of “buying,” “carrying” or “purchasing” any such margin stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Federal Reserve Board, including Regulation T, U or X. No pledge of the membership interests in Holdings or the Borrower pursuant to the Pledge Agreement violates such regulations.

4.18 Soundness of Disclosures and Assumption. Borrower has prepared the Base Case Projections in good faith, and is responsible for developing the assumptions on which the Base Case Projections are based; and such Base Case Projections (a) as of the date delivered, updated or supplemented are based on reasonable assumptions (including as to all legal and factual matters material to the estimates set forth therein) and (b) as of the date delivered, updated or supplemented are consistent in all material respects with the provisions of the Project Documents executed and any Applicable Permits issued on or prior to such date.

4.19 Financial Statements.

4.19.1 In the case of each financial statement of Borrower, Holdings, Managing Member or Sponsor and accompanying financial information delivered by Borrower under the Credit Documents, each such financial statement and financial information has been prepared in conformity with GAAP applied consistently throughout the relevant periods (except as otherwise approved and disclosed therein) and fairly presents, in all material respects, the financial position of Borrower, Holdings, Managing Member or Sponsor, as the case may be, as at the respective dates thereof and the results of operations and cash flows of Borrower, Holdings, Managing Member or Sponsor, as the case may be, described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.

4.19.2 Except for the obligations under the Operative Documents to which it is a party and any immaterial contingent obligations or liabilities, Borrower does not (and will not following the Restatement Effective Date) have any contingent obligations (including Contingent Obligations), undisclosed liabilities, unmatured liabilities, contingent liability or liability for Taxes, long-term lease or forward or long-term commitment (including any interest rate or foreign currency swap or exchange transaction or other financial derivative) required to be shown under GAAP that are not reflected in the foregoing financial statements or the notes thereto.

4.19.3 There has been no sale, transfer or other disposition by Borrower of any material part of its business or property, including any Project, and no purchase or other acquisition of any business or property (including equity interests of any Person).

4.20 No Default. No Default or Event of Default has occurred and is continuing.

4.21 Organizational ID Number; Location of Tangible Collateral.

4.21.1 Borrower’s Delaware organizational identification number is 5172260 and Holdings’ Delaware organizational identification number is 5183027.

4.21.2 All of the tangible Collateral is, or when installed pursuant to the Project Documents will be, located on a Site or at Borrower’s address set forth in Section 12.1.1; provided, that equipment may be temporarily removed from a Site from time to time in the ordinary course of business.

4.22 Title and Liens. Borrower has good, legal and valid title to all of the Collateral and all other assets necessary for it to conduct its business or operate the Projects (subject to payment of the Purchase Price (as defined in the MESPA) of the System Facilities), free of all Liens other than Permitted Liens and no such Permitted Lien is prior to the Lien of the Secured Parties except to the extent such priority results from operation of applicable law.

4.23 Intellectual Property.

4.23.1 Borrower owns or has valid and continuing rights to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade secrets, trade names and other intellectual property, or rights thereto, that are necessary for the operation of its business, without known conflict with the rights of others. The business, products and services of Borrower do not infringe or misappropriate in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade secret, trade name or other intellectual property right owned by any other Person.

4.23.2 To the Knowledge of Borrower, there is no violation, infringement or misappropriation by any Person of any right of Borrower with respect to any license, patent, copyright, service mark, trademark, trade secret, trade name or other intellectual property right owned or used by Borrower. There are no pending or threatened claims or proceedings by Borrower against any third party with respect to the foregoing.

4.23.3 There exists no pending or, to the Knowledge of Borrower, threatened claim, litigation, investigation or proceeding against or affecting Borrower contesting its right to sell any product, or the validity or enforceability of or its right to use any intellectual property used in or necessary for the conduct of its business.

4.23.4 Borrower owns no registered patents, copyrights, trademarks or other registered intellectual property, or applications therefor.

4.24 Collateral. The respective liens and security interests granted to Collateral Agent pursuant to the Collateral Documents constitute, as to personal property included in the Collateral, a valid first priority (subject to Permitted Liens that have priority over the Lien and granted to the Collateral Agent resulting from operation of law) security interest and lien under the applicable UCC or other applicable law. The security interest granted to Collateral Agent pursuant to the Collateral Documents in the Collateral consisting of personal property or fixtures has been perfected (i) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing offices identified in Schedule 4.24, (ii) with respect to any property that can be perfected by control, upon execution of the Depositary Agreement or other applicable control agreement, and (iii) with respect to any certificated securities or any property that can only be perfected by possession, upon Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien of any type, assignment or otherwise, except Permitted Liens described in the definition of “Permitted Liens” (other than clause (a)) to the extent prior by operation of law. All such action as is necessary to establish and perfect Collateral Agent’s rights in and to existing Collateral has been taken to the extent Collateral Agent’s security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action (including in the U.S. Patent and Trademark Office and U.S. Copyright Office). As of the Restatement Effective Date, no filing or recordation other than those listed on Schedule 4.24 is necessary to perfect and maintain the perfection and priority of the interest, title or Liens on the Collateral comprising personal property, and on the Restatement Effective Date all such filings or recordings will have been made to the extent Collateral Agent’s security interest can be perfected by filing. Borrower has properly delivered or caused to be delivered, or provided control, to Collateral Agent or Depositary all Collateral that permits perfection of the Lien and security interest described above by possession or control.

4.25 Sufficiency of Rights. Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests and rights granted, or to be granted, pursuant to the Project Documents in effect as of such date:

(a) comprise all of the interests necessary to secure any right material to the acquisition, installation, completion, operation and maintenance of each System Facility and each Project in accordance with all Legal Requirements and in accordance with the Project Schedule, all without reference to any proprietary information not owned by or available to Borrower;

(b) are sufficient to enable each System Facility and each of the Project as a whole to be located, installed, owned, occupied, operated, maintained and used on the applicable Sites; and

(c) provide adequate ingress and egress from each Site for any reasonable purpose in connection with the operation and maintenance of the applicable Project.

4.26 Real Estate.

4.26.1 Borrower owns and possesses good and valid leasehold interests in or licenses to the Sites, in each case free and clear of all Liens, encumbrances or other exceptions to title, other than Permitted Liens.

4.26.2 With regard to each of the Real Property Documents, (a) each such Real Property Document is valid and effective against Borrower and the counterparties thereto, in accordance with the terms thereof, (b) neither Borrower, nor to Borrower’s Knowledge, any of the counterparties thereto, is in breach or default under such Real Property Document, and (c) no event or circumstance has occurred or exists which, with notice or lapse of time or both, would become a default by Borrower or, to Borrower’s Knowledge, the counterparties thereto under such Real Property Document. No notice of default under any Real Property Document has been delivered to Borrower or, to Borrower’s Knowledge, the counterparties thereto.

4.26.3 Borrower has not received written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any material part of any Site or any interest therein.

4.26.4 None of the Sites is subject to or encumbered by any option, right of first refusal or other contractual right or obligation to sell, assign or dispose of such Site or any interest therein.

4.27 Insurance. All insurance policies then required to be maintained by Borrower, each Affiliated Project Participant and, to Borrower’s Knowledge, each other Major Project Participant pursuant to the terms of any Operative Document are in full force and effect, and all premiums then due and payable have been paid.

4.28 Investments. Other than Permitted Investments, Borrower has not acquired an equity interest in, acquired all or substantially all of the assets of, loaned money, extended credit or made advances to, held Debt or made deposits with (other than deposits or advances in relation to the payment for goods, equipment or services in the ordinary course of business the making of which is expressly contemplated pursuant to the Operative Documents), any Person.

4.29 No Recordation, Etc. Each Operative Document is in proper legal form under the respective governing laws selected in such Operative Document (a) for the enforcement thereof in such jurisdictions against Borrower and each other party thereto without any further action on the part of Administrative Agent or other Secured Parties, and (b) to ensure the legality, validity, enforceability, priority or admissibility in evidence of any such document it is not necessary that such document or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in such jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of any such document, except for the recordation of the Collateral Documents and filing and recordation of such other documents as specifically contemplated pursuant to this Agreement.

4.30 Solvency. Borrower is Solvent both before and after taking into account the transactions contemplated by the Credit Documents and each Credit Event.

4.31 Anti-Terrorism Law.

(a) Neither Borrower nor, to the best Knowledge of Borrower, any other Credit Party is in violation of (i) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (ii) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Executive Order”) or (iii) the anti-money laundering provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, Public Law 107-56 (October 26, 2001) (the “Patriot Act”), amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., and any other laws relating to terrorism or money laundering (collectively, “Anti-Terrorism Laws”).

(b) Borrower is not any of the following: (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c) Borrower does not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE 5

AFFIRMATIVE COVENANTS

5.1 Use of Proceeds, Equity Contributions and Project Revenues.

5.1.1 Proceeds. Unless otherwise applied by Administrative Agent pursuant to any Credit Document, Borrower shall deposit the proceeds of the Loans in the Construction Account and use such proceeds solely to pay Project Costs.

5.1.2 Revenues. Unless otherwise applied by Administrative Agent or Collateral Agent pursuant to any Credit Document, Borrower shall apply any Project Revenues, payments it receives under any equity contributions, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds, damage payments and other amounts received solely for the purpose, and in the order and manner, provided for in Article 7.

5.2 Payment.

5.2.1 Credit Documents. Borrower shall pay all Obligations according to the terms of this Agreement and the other Credit Documents to which it is a party.

5.2.2 Other Obligations. Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations under the Project Documents of whatever nature and howsoever arising, except such as may be contested in good faith or as to which a bona fide dispute may exist; provided that (i) adequate cash reserves have been established for the payment thereof in the event such dispute were resolved unfavorably to Borrower, or (ii) Administrative Agent is satisfied in its reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute will not in any way endanger the Projects, impair the Collateral or its value or could reasonably be expected to in a Material Adverse Effect, or (iii) that provision is made to the satisfaction of Administrative Agent in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable.

5.3 Maintenance of Property. Other than property disposed of in accordance with Section 6.4, Borrower shall maintain (a) a good and valid leasehold interest in or licenses to each Site, and (b) good, legal, valid and marketable title to all of its other material properties and assets, (including the System Facilities,) in each case free of all Liens other than Permitted Liens. Borrower shall generally keep all property useful and necessary in its business in good working order and condition.

5.4 Notices. Borrower shall promptly upon receipt of or giving notice (or otherwise obtaining Knowledge) of any of the following, give notice to the Administrative Agent of the following (with copies of any underlying notices, papers, files or related documentation), which notice shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto, of:

5.4.1 any litigation suit, proceeding or investigation before any court, arbiter or other governmental authority pending or, to Borrower’s Knowledge, threatened against Borrower, or to Borrower’s Knowledge against any Major Project Participant (to the extent relating to the Projects or any Operative Document) such notice to include, if requested in writing by Administrative Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

5.4.2 any dispute or disputes of which Borrower has Knowledge or for which written notice has been received by Borrower which may exist between Borrower or any holder of an Applicable Third Party Permit and any Governmental Authority;

5.4.3 as soon as possible and in any event within three (3) days after the occurrence thereof any Default or Event of Default;

5.4.4 any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, to any property of Borrower having value in excess of $100,000 to Borrower;

5.4.5 any cancellation, expiration, suspension or material change in the terms, coverage or amounts of any insurance required to be maintained hereunder (including the insurance described in Schedule 5.15);

5.4.6 any contractual obligations that could reasonably be expected to require payments to or by Borrower exceeding $100,000 per year in the aggregate for either Project, not including any obligations under the Credit Documents or the Project Documents or any obligation contemplated in the then-current Annual Operating Budget;

5.4.7 any intentional withholding of compensation to, or any right to withhold compensation claimed by, any Major Project Participant or pursuant to any Major Project Document, other than retention provided by the express terms of any such contracts;

5.4.8 any (a) termination of, or material default of which Borrower has Knowledge or written notice thereof under, any Major Project Document, (b) material Project Document Modification (with copies of all such Project Document Modifications whether or not requiring approval of Administrative Agent or the Required Lenders pursuant to Section 6.12) and (c) without duplication, any material dispute, relating to any of the Projects, between Borrower and any Major Project Participant;

5.4.9 any written claim of events of force majeure under the MESPA or MOMA, or Borrower caused delay under any Major Project Document (including claims therefor regardless of whether Borrower believes such claim has merit) and, to the extent requested by Administrative Agent, copies of invoices or statements which are reasonably available to Borrower under any Major Project Document, certified by a Responsible Officer of Borrower, together with a copy of any supporting documentation, schedule, data or affidavit delivered under such Major Project Document;

5.4.10 any (a) material Release of Hazardous Substances on or from any Site that has resulted or could reasonably be expected to have a Material Adverse Effect or is required to be reported to any Governmental Authority under any Hazardous Substance Law, (b) pending or, to Borrower’s Knowledge, threatened, Environmental Claim against Borrower or, to Borrower’s Knowledge, any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at any Site which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (c) any condition, circumstance, occurrence or event that could reasonably be expected to have a Material Adverse Effect under Hazardous Substance Laws or in the imposition of any Lien or any other restriction on the title, ownership or transferability of any Site, (d) any proposed action to be taken by Borrower that could subject it to any material additional or different requirements or liabilities under Hazardous Substance Laws that could reasonably be expected to have a Material Adverse Effect, or (e) existence of any underground tank not previously disclosed in writing, whether operative or temporarily or permanently closed, located on any Site which adversely affects the Borrower’s activities as contemplated by the Operative Documents;

5.4.11 promptly, but in no event later than (a) 30 days prior to the time any Person will become a member of Borrower or the occurrence of any other change in or transfer of equity interests in Borrower or the sale or other disposition of any assets material to any Project (excluding any sale of any System Facility to Sponsor in accordance with the MESPA or the MOMA, as applicable, and any exercise of the purchase option by Pacific Bell Telephone Company under the AT&T Power Purchase Agreement or by Pacific Bell Telephone Company or AT&T Corp. under any Supplemental AT&T Power Purchase Agreement or by Wal-Mart Stores, Inc. under the Wal-Mart Power Purchase Agreement) and (b) 2 Business Days after receiving notice that the Sponsor is exercising its right to purchase any System Facility in accordance with the MESPA or the MOMA or that Pacific Bell Telephone Company, AT&T Corp. or Wal-Mart Stores, Inc. is exercising its purchase option under the applicable Power Purchase Agreement, notice thereof, which written notice shall identify such Person and such Person’s interest in Borrower or shall describe, in reasonable detail, such other change or transfer;

5.4.12 any proceeding or legislation by any Governmental Authority to expropriate, condemn, confiscate, nationalize or otherwise acquire compulsorily Borrower, all or any portion of the Collateral, or all or any portion of Borrower’s business or assets (whether or not constituting an Event of Default);

5.4.13 promptly, but in no event later than 5 days after the receipt thereof by Borrower, copies of (a) any material modification to, or revocation of, any Applicable Permit received by Borrower after the Closing Date and (b) all material notices relating to any Project received by Borrower from, or delivered by Borrower to, any Governmental Authority;

5.4.14 promptly, but in no event later than 5 days after occurrence thereof, (a) the scheduling of any outage for any System Facility with an anticipated duration in excess of 5 days and (b) any outage for any System Facility (scheduled or otherwise) with a duration in excess of 5 days;

5.4.15 any default or event of default under any contractual obligations of Borrower or (to the extent Borrower has Knowledge thereof) any Major Project Participant, that constitutes or could reasonably be expected, if not cured, to result in a Material Adverse Effect;

5.4.16 any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any portion of the Collateral or any other asset of Borrower;

5.4.17 the occurrence of any event, condition or circumstance that would be required to be disclosed in a current report filed by Borrower with the SEC on Form 8-K if Borrower were required to file such reports;

5.4.18 the occurrence of any event, condition, circumstance or change that has constituted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect;

(a) within 10 days prior to the occurrence of a Reportable Event with respect to any ERISA Plan; (b) promptly, but in no event later than 15 days, after the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan or receipt by any Credit Party of or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA); (c) promptly, but in no event later than five days, after any Credit Party has Knowledge that the PBGC has instituted any proceedings to terminate any ERISA Plan or Multiemployer Plan or has taken action to appoint a trustee of any ERISA Plan under Section 4042 of ERISA; (d) promptly, but in no event later than 10 days, after the occurrence of any event which could give rise to a lien in favor of the IRS or the PBGC pursuant to ERISA or the Code under any ERISA Plan; (e) promptly, but in no event later than 30 days, after any Credit Party has Knowledge that a Multiemployer Plan is in “critical” or “endangered” status within the meaning of ERISA and the Code; (f) promptly, but in no event later than 30 days, after any Credit Party or ERISA Affiliate files a notice of intent to terminate an ERISA Plan under Section 4041 of ERISA and (g) promptly, but in no event later than 10 days prior to the date any Credit Party or any ERISA Affiliate shall apply for a minimum funding waiver under Section 412 of the Code with respect to an ERISA Plan, a description thereof and copies of documents and materials related thereto;

5.4.19 any material modification to the Project Schedule;

5.4.20 any Change of Control; and

5.4.21 any other information relating to Borrower or the Projects that Administrative Agent or any Lender may reasonably request.

5.5 Financial Reporting.

5.5.1 Financial Statements. Borrower shall deliver to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent, the following:

(a) As soon as practicable and in any event within 90 days after the close of each applicable fiscal year, audited financial statements of Borrower, Holdings, Managing Member and Sponsor (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report on Form 10-K filed with the SEC), all prepared in accordance with GAAP consistently applied. Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable), a statement of cash flow and summary results of hedging and trading activities (in the case of Borrower only), reported on without a “going concern” or like qualification, explanation, limitation or exception, or qualification arising out of the scope of the audit, and certified by an independent certified public accountant of nationally recognized standing selected by the Person (and, except with respect to Sponsor, reasonably acceptable to the Administrative Agent) whose financial statements are being prepared and, for Borrower, by an independent certified public accountants of nationally recognized standing acceptable to Administrative Agent. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant. The relevant accountant shall also certify that in making the examination necessary for reporting on the foregoing financial statements no knowledge was obtained of any Default or Event of Default, except as disclosed in such certificate; and

(b) As soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the first full fiscal quarter ending after the Closing Date), unaudited quarterly financial statements of Borrower, Holdings, Managing Member and Sponsor as of the last day of such quarterly period and the related statements of income, cash flow, and shareholders’ or members’ equity (as applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report on Form 10-Q filed with the SEC) all prepared in accordance with GAAP consistently applied (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures).

5.5.2 Certification. Borrower shall cause to be delivered, along with any financial statements of any Credit Party, a certificate signed by the chief financial officer (or equivalent) officer of the applicable Credit Party, certifying that (a) such Responsible Officer has made a review of the transactions and financial condition of such Person during the relevant fiscal period and that such review has not disclosed the existence of any event or condition which constitutes a Default or Event of Default, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, (b) such Person is in compliance with all applicable material provisions of each Operative Document to which such Person is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Person has taken or proposes to take with respect thereto, and (c) such financial statements are true and correct in all material respects and that no material adverse change in consolidated assets, liabilities, operations, or financial condition of such Person has occurred since the date of the immediately preceding financial statements provided to Administrative Agent or, if a material adverse change has occurred, the nature of such change.

5.6 Books, Records, Access. Borrower shall (a) maintain, or cause to be maintained, adequate books, accounts and records with respect to Borrower and the Projects, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower, and prepare all financial statements required hereunder, in each case in accordance with GAAP (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure) and in compliance with the regulations of any Governmental Authority having jurisdiction thereof; and, (b) subject to requirements of Governmental Rules, safety requirements and existing confidentiality restrictions imposed upon Borrower by any other Person, permit employees or agents of Administrative Agent and Independent Engineer at any reasonable times and upon reasonable prior notice to Borrower, Sponsor or Operator, as applicable, (i) to inspect all of Borrower’s properties, including any Site, (ii) to examine or audit all of Borrower’s books, accounts and records and make copies and memoranda thereof, (iii) to communicate with Borrower’s auditors outside the presence of Borrower, (iv) to discuss the business, operations, properties and financial and other conditions of Borrower with officers and employees of Borrower and with its independent certified public accountants, and (v) to witness any Performance Tests.

5.7 Compliance with Laws, Instruments, Applicable Permits, Etc. Borrower shall promptly comply, or cause compliance, in all material respects with all Legal Requirements (including Legal Requirements and Applicable Permits relating to pollution control, environmental protection, employment practices, terms and conditions of employment, wages and hours, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety, with respect to Borrower or the Projects), and make such alterations to any Project or any Site as may be required for such compliance.

5.8 Reports.

5.8.1 Construction Progress Reports. Borrower shall deliver to Administrative Agent and the Independent Engineer together with delivery of each Drawdown Certificate, progress reports of the construction of each Project, in reasonable detail.

5.8.2 Operating Report. Borrower shall deliver to Administrative Agent within 30 days after the end of each full quarter occurring after the First Funding Date, a summary operating report with respect to the Projects, which shall include, with respect to the period most recently ended (a) a monthly and year-to-date numerical and narrative assessment of (i) compliance with each material category in the then-current Annual Operating Budget (ii) electrical production, capacity, availability and delivery, including any reports delivered under the MESPA and MOMA, (iii) fuel use, including heat rate, (iv) plant and unit availability, (v) distributions to Holdings, debt service payments and balances in the Accounts, (vi) Hot Box Replacement, (vii) material unresolved disputes with contractors, materialmen, suppliers or others and any related claims against Borrower, and (viii) warranty claims under the MESPA or MOMA; and (b) to the extent applicable, a comparison of year-to-date figures to corresponding figures provided in the prior year.

5.8.3 Insurance. As soon as practicable and in any event on the anniversary of each year of the issuance thereof, Borrower shall deliver to Administrative Agent a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and all material insurance coverage planned to be maintained by Borrower in the immediately succeeding calendar year. Together with the delivery of the insurance report required pursuant to this Section, Borrower shall furnish (or cause to be furnished) to Administrative Agent, with a copy for each Lender, a certificate executed by the Insurance Consultant substantially in the form of Exhibit K, which such exhibit shall be attached hereto prior to the Initial Funding Date and be in form and substance satisfactory to Administrative Agent, detailing the insurance then maintained by or on behalf of Borrower pursuant to Schedule 5.15 and stating that such insurance is in full force and effect and complies in all material respects with the terms hereof, together with evidence of payment of the premiums then due thereon and a schedule of policy expiration dates.

5.8.4 New Documents. Promptly, but in no event later than 5 Business Days after execution and delivery thereof, Borrower shall deliver to Administrative Agent a copy of each Additional Project Document.

5.8.5 Collateral Updates. Concurrently with any delivery of audited financial statements under Section 5.5.1, Borrower shall provide to Administrative Agent a certificate of a Responsible Officer updating, as relevant, all information required pursuant to the Collateral Documents regarding perfection of Collateral or confirming that there has been no change in such information since the last prior date on which such information was provided.

5.8.6 Management Letters. Promptly after the receipt thereof by Borrower or Holdings, Borrower shall deliver to Administrative Agent a copy of any “management letter” received by Borrower or Holdings from its certified public accountants and the management’s responses thereto.

5.8.7 Governing Documents. Borrower shall promptly provide Administrative Agent copies of any Governing Documents that have been entered into or amended or modified in accordance with the terms hereof and deliver a copy of any notice of default or breach thereof given or received by any Credit Party under any Governing Document within 5 days after such Person gives or receives such notice.

5.8.8 KYC Updates. As requested by Administrative Agent, Borrower shall provide annual updates to all “know your client” information provided to, or reasonably requested by, Administrative Agent.

5.8.9 Additional Information. Borrower shall provide to Administrative Agent promptly upon request such reports, statements, lists of property, accounts, budgets, forecasts and other information concerning Borrower and the Projects and, to the extent reasonably available, the Major Project Participants and at such times as Administrative Agent shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

5.9 Existence, Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, (a) each of Borrower and Holdings shall maintain and preserve its existence as a Delaware limited liability company and all material rights, privileges and franchises necessary in the conduct of its business, (b) Borrower shall perform (to the extent not excused by force majeure events under the applicable Major Project Document or the nonperformance of the other party and not subject to a good faith dispute) all of its material contractual obligations under the Major Project Documents, (c) Borrower shall maintain all Applicable Permits, and at or before the time that any Permit becomes an Applicable Permit, obtain such Permit and (d) each of Borrower and Holdings shall otherwise continue to engage in business of the same general type as now conducted by it.

5.10 Debt Service Coverage Ratio. No later than 10 days after each Quarterly Date, Borrower shall calculate and deliver to Administrative Agent the DSCR for the Calculation Period for such Quarterly Date, calculated as provided in Exhibit Q. The calculations of the DSCR hereunder shall be used in determining the application and distribution of funds pursuant to Sections 6.6 and 7.6.

5.11 Utility Regulation. Borrower shall take or cause to be taken all necessary or appropriate actions so that Holdings, Borrower and the Projects shall not be subject to, or shall be exempt from, regulation as a “public utility” under Section 201(e) of the FPA, a “holding company” under Section 1262(8) of the Energy Policy Act of 2005; provided that Holdings is a “holding company” that is exempt from FERC accounting, record-retention and reporting requirements; or an “electric utility company,” a “public utility” or an “electrical corporation” under Section 216 or 218, respectively, of the California Public Utilities Code; or a “public service company”, an “electric distribution company” or an “electric company” as such terms are defined, respectively, in Section 16-1 of the Connecticut General Statutes as amended by Connecticut Public Act 13-298, or a “utility” as defined in Section 16-234 of the Connecticut General Statutes, as amended by Connecticut Public Act 13-298.

5.12 Construction of the Projects. Borrower shall cause the Projects and each System Facility to be designed, engineered, constructed, developed, installed, equipped, maintained and operated in a good and workmanlike manner and in compliance with all applicable Legal Requirements, Operative Documents, Applicable Permits and Prudent Electrical Practices (as defined in the MESPA).

5.13 Operation and Maintenance of Projects; Operating Budget.

5.13.1 Borrower shall keep the Projects and each System Facility, or cause the same to be kept, in good operating condition consistent with the standard of care set forth in the MOMA, all Applicable Permits and Applicable Third Party Permits, Legal Requirements and the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Projects and each System Facility in such condition.

5.13.2 At least 60 days prior to the expected COD for the first System Facility and thereafter at least 60 days prior to the end of each calendar year, Borrower shall submit an operating plan and a budget, detailed by month, of anticipated revenues and anticipated expenditures under all Waterfall Levels, and anticipated expenditures from and deposit of reserves to, the Accounts, such budget to include Debt Service, estimated dividend payments or other distributions, reserves, all anticipated O&M Costs applicable to the Projects for the ensuing calendar year (or, in the case of the initial Annual Operating Budget, partial calendar year), to the conclusion of the second full calendar year thereafter and the corresponding total operation and maintenance budget amount for the applicable year from the Base Case Projections (each such annual operating plan and budget, including the initial Annual Operating Budget, an “Annual Operating Budget”). Each Annual Operating Budget shall be consistent with the terms of the

Project Documents and, within 10 Business Days of submittal by Borrower, be subject to the approval of Administrative Agent acting in consultation with the Independent Engineer, such approval not to be unreasonably withheld or delayed.

5.13.3 Borrower shall operate and maintain the Projects, or cause the Projects to be operated and maintained, within amounts for all Operating Budget Categories (not including any Operating Budget Category corresponding to Waterfall Levels (4), (6), (7) or (9)) not to exceed 110% (on a year-to-date basis), in each case of the amounts budgeted therefor as set forth in the then-current Annual Operating Budget as approved or deemed approved by Administrative Agent. Pending approval of any Annual Operating Budget or amendment thereto in accordance with the terms of this Section 5.13.3, Borrower shall use all reasonable efforts to operate and maintain the Projects, or cause the Projects to be operated and maintained, within the then-current Annual Operating Budget (it being acknowledged that if a particular calendar year’s Annual Operating Budget has not been approved by the time periods provided in Section 5.13, then the then-current Annual Operating Budget shall be deemed to be the Annual Operating Budget in effect prior to the delivery of the proposed final Annual Operating Budget pursuant to Section 5.13.2); provided, that the amounts specified therein shall be increased to the extent specified in the Project Documents.

5.14 Preservation of Rights; Further Assurances.

5.14.1 Major Project Documents. Borrower shall maintain in full force and effect, perform the obligations of Borrower under, preserve, protect and defend the material rights of Borrower under and take all reasonable action necessary to enforce its rights and prevent termination (except by expiration in accordance with its terms) of each and every Major Project Document, including prosecution of suits to enforce any material right of Borrower thereunder and enforcement of any material claims with respect thereto.

5.14.2 Preservation of Collateral. From time to time promptly, upon the reasonable request of Administrative Agent, Collateral Agent or any Lender, Borrower shall execute, acknowledge or deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded in an appropriate governmental office, all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate) supplemental to or confirmatory of the Collateral Documents, relating to the Loans, stating the interest and charges then due and any known Defaults or Events of Default, and take such other steps as may be deemed by Administrative Agent necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Secured Parties with respect to all Collateral and other security from time to time furnished under the Credit Documents or intended to be so furnished, or for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Collateral Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith, in each case in such form and at such times as shall be reasonably requested by Administrative Agent or Collateral Agent, and pay all reasonable fees and expenses (including reasonable attorneys’ fees) incident to compliance with this Section 5.14.2. Upon the exercise by Administrative Agent, Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Credit

Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, Borrower shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent, Collateral Agent or such Lender may require.

5.14.3 Enforcement of Affiliate Agreements. If at any time Borrower is entitled to make a claim or pursue any other remedy under the MESPA, MOMA or Administrative Services Agreement or any other Major Project Document to which Borrower and an Affiliate of Borrower is a party, Borrower shall make a claim thereunder for liquidated damages or, as applicable, to have one or more System Facilities repaired, replaced, or repurchased by Sponsor, or pursue such other remedy, as applicable. Borrower shall otherwise enforce all of its rights under the MESPA, MOMA and Administrative Services Agreement and any other such Major Project Document as diligently as if its counterparty were not an Affiliate.

5.14.4 Further Assurances. Upon the request of Administrative Agent, Borrower shall execute and deliver all documents as shall be reasonably required or that Administrative Agent shall reasonably request in connection with the rights and remedies of Administrative Agent or Collateral Agent (as the case may be) and the Lenders under the Operative Documents, and perform, such other reasonable acts as may be necessary to carry out the intent of the Credit Documents.

5.14.5 Applicable Permits. Borrower shall obtain and maintain in effect all Applicable Permits and use commercially reasonable efforts to cause all other Persons to obtain and maintain all Applicable Third Party Permits.

5.14.6 Power Purchase Agreements – Exhibit A. Borrower shall use commercially reasonable efforts to ensure that by March 31, 2014 for each Power Purchase Agreement, the Exhibit A (“PREMISES LIST, DESCRIPTION AND APPLICABLE LOCAL UTILITY”) for that Power Purchase Agreement lists all Sites applicable to that Power Purchase Agreement that have been funded using proceeds of the Loans and no other sites or facilities, and shall provide evidence of same (in form and substance satisfactory to Administrative Agent) to Administrative Agent by March 31, 2014.

5.15 Maintenance of Insurance.

5.15.1 Generally. Without cost to the Secured Parties, Borrower shall maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Schedule 5.15, in the amounts and on the terms and conditions specified therein, from the quality of insurers specified in such Schedule or other insurance companies of recognized responsibility reasonably satisfactory to Administrative Agent.

5.15.2 Replacement Risk Insurance. On or before the 6th anniversary of the COD with respect to the first System Facility to achieve such milestone, Borrower shall obtain from an insurer an offer to provide Borrower with an insurance policy or performance bond to mitigate, to the satisfaction of the Required Lenders, the risk that Sponsor and/or its Affiliates will fail to perform its obligations under the MESPA and/or MOMA to provide replacements for components of the System Facilities, which insurance policy or bond shall meet the requirements, and shall be issued by a provider meeting the requirements, set forth in Exhibit J (such policy or bond, the “Replacement Risk Policy”). Administrative Agent shall have 30 days to inform Borrower whether such proposed Replacement Risk Policy is acceptable. If Administrative Agent deems such Replacement Risk Policy acceptable, Borrower shall promptly obtain (and maintain so long as any Obligation is outstanding), at Borrower’s sole cost and expense, such Replacement Risk Policy. Upon such Replacement Risk Policy becoming effective, each of Sponsor and Borrower may terminate the IP License and the IP License Security Agreement. If (a) (i) Borrower fails to obtain and maintain such Replacement Risk Policy as required hereunder and (ii) the Required Lenders have elected to have the Loans prepaid; or (b) within 30 days of a copy of such proposed Replacement Risk Policy being delivered to the Administrative Agent, the Borrower receives written notice from the Administrative Agent that the Required Lenders (i) have determined that the Replacement Risk Policy is unsatisfactory and (ii) have elected to have the Loans prepaid, Borrower shall within 1 Business Day make a Mandatory Prepayment of the Loans and other Obligations in full (together with the applicable Make Whole Amount).

5.16 Taxes, Other Government Charges and Utility Charges. Subject to the second sentence of this Section 5.16, Borrower shall timely file all Tax Returns and pay, or cause to be paid, as and when due and prior to delinquency, all Taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower or any Project, including sales and use Taxes and real estate Taxes, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of such Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on such Project. Borrower may contest in good faith any such Taxes, assessments and other charges and, in such event, may permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same, so long as (a) reserves to the extent required by GAAP have been established in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made and maintained at all times during such contest, (b) enforcement of the contested Tax, assessment or other charge is effectively stayed for the entire duration of such contest, (c) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest and (d) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of, or impairment of the value of any System Facility, Project or any Site, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any System Facility, Project or any Site.

5.17 Event of Eminent Domain. If an Event of Eminent Domain shall occur with respect to any Collateral, Borrower shall (a) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (b) not, without the consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), compromise or settle any claim against such Governmental Authority, and (c) pay or apply all Eminent Domain Proceeds in accordance with Section 7.9. Borrower consents to, and agrees not to object to or otherwise impede or impair, the participation of Administrative Agent and/or Collateral Agent in any expropriation proceedings, and Borrower shall from time to time deliver to Administrative Agent and Collateral Agent all documents and instruments requested by it to permit such participation.

5.18 Environmental Laws. Borrower shall (a) comply with, and ensure compliance by all tenants, licensees and invitees, if any, with all applicable Hazardous Substance Laws and obtain and comply in all material respects with, and maintain, and ensure that all tenants, licensees and invitees obtain and comply in all material respects with, and maintain all Permits required by applicable Hazardous Substance Laws; (b) conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling and testing, and all clean-up, remedial, removal, recovery and other actions required pursuant to Hazardous Substance Laws or otherwise as necessary to prevent itself, any other Credit Party or any Secured Party from incurring any material liability; (c) promptly comply in all material respects with all orders and directives of all Governmental Authorities in respect of Hazardous Substance Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; (d) exercise care, custody and control over each Site and each Project in such manner as not to pose a material or unreasonable hazard to the environment, health or safety in general; and (e) give (and shall cause the Operator and the Sponsor, to the extent applicable, to give) due attention to the protection and conservation of the environment in the implementation of each aspect of each Project, all in accordance with applicable Hazardous Substance Laws, Applicable Permits and Legal Requirements, and good industry practices.

5.19 Independent Consultants. Borrower shall (a) cooperate in all reasonable respects with the Independent Consultants and (b) ensure that each Independent Consultant is provided with all information reasonably requested by such consultant with respect to the financing, construction or operation of the Projects and will exercise due care to ensure that any factual information which it may supply to such consultant is materially accurate in all respects, and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided, to the extent that such consultant relied on such information in preparing its report.

5.20 Partial Completion Buydown. In the event that upon expiration of the Availability Period the Projects in the aggregate consist of less than [***] of nameplate capacity of System Facilities having achieved COD, then Borrower shall within 5 Business Days re-calculate the size of the Loans under the Base Case Projections by (a) reducing the Project capacity assumption therein to the actual Project nameplate capacity, (b) maintaining DSCR at a [***] minimum through the Maturity Date under the base case, and (c) otherwise changing no assumptions in the Base Case Projections. Borrower’s calculations shall be subject to review and approval by the Required Lenders and by the Independent Engineer, provided that Borrower’s calculations shall be deemed approved unless the Administrative Agent notifies the Borrower that the Required Lenders and the Independent Engineer have disapproved such calculations within 10 Business Days of receiving such calculations. If the Administrative Agent notifies the Borrower that the Required Lenders and the Independent Engineer have disapproved such calculations, the Borrower may, within 5 Business Days of receipt of such notice, request to meet and confer with the Required Lenders and the Independent Engineer in order to reach agreement on such calculations. If the Borrower and the Required Lenders and the Independent Engineer are unable to reach agreement during such meeting, or if the Borrower fails to provide such calculations as required hereunder, the Required Lenders may determine the revised size of

[***] Confidential Treatment Requested

the Loans using their own calculations (such determination must be made in good faith and in consultation with the Independent Engineer and using the same methodology as specified in clauses (a) through (c) above); Borrower agrees that such determination of the Required Lenders will be final and binding on the Borrower, absent manifest error. Any amount by which, after such review and approval or determination, the outstanding amount of the Loans exceeds the revised Loan amount is the “Buydown Amount.” Borrower shall prepay Loans in the aggregate amount of the Buydown Amount within 30 days of notification from Administrative Agent that Borrower’s re-calculation has been approved by Required Lenders (or deemed approved) or notification from Administrative Agent of the Required Lenders’ determination of the revised size of the Loans, as applicable.

5.21 Maintenance Reserve Account. Borrower shall instruct Depositary to establish in the name of Borrower, and Borrower shall fund and maintain, a maintenance reserve account (the “Maintenance Reserve Account”) in accordance with Tax Investor Documents.

5.22 Administrative Services Provider. At any time that Borrower has the right to terminate the Administrative Services Agreement pursuant to the terms thereof, at the request of the Administrative Agent, Borrower shall replace the Administrative Services Provider with a Person not an Affiliate of Borrower and otherwise reasonably acceptable to the Required Lenders.

ARTICLE 6

NEGATIVE COVENANTS

6.1 Contingent Obligations. Borrower shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or incur any Contingent Obligations; provided, that this Section 6.1 shall not be deemed to prohibit or otherwise limit the occurrence of Permitted Debt.

6.2 Limitations on Liens. Borrower shall not create, assume or suffer to exist any Lien, except Permitted Liens, on the Collateral or any other asset of Borrower, or assign any right to receive income.

6.3 Debt. Borrower shall not incur, create, assume or permit to exist, directly or indirectly, any Debt except Permitted Debt.

6.4 Sale or Lease of Assets. Borrower shall not sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, except (a) in the ordinary course of its business and at fair market value and for cash, (b) to the extent that such asset is unnecessary, worn out or no longer useful or usable in connection with the operation or maintenance of the Projects, at fair market value and for cash, or (c) as expressly contemplated by the Operative Documents, including, without limitation, a sale of any System Facility to Sponsor in accordance with the MESPA or the MOMA, as applicable. Upon any such sale, lease, assignment, transfer or other disposition of any such assets, in accordance with the terms of the Credit Documents, all Liens in favor of Collateral Agent relating to such asset shall be released. Borrower shall not enter into any sale and leaseback or synthetic debt transactions. All proceeds received in respect of any sale of any such assets in excess of [***] in the aggregate shall be deposited into the Revenue Account and applied promptly to the Mandatory Prepayment of Loans.

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6.5 Changes. Borrower shall not (a) change the nature of its business or expand its business beyond the business contemplated in the Operative Documents or activities incidental thereto or take any action, whether by acquisition or otherwise, which would constitute or result in any material alteration to the nature of such business; (b) establish, create or acquire any Subsidiaries; or (c) directly or indirectly, change its legal form or any of its Governing Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its limited liability company interest or otherwise terminate, amend or modify any such Governing Document or agreement or any provision thereof, or enter into any new agreement with respect to its limited liability company interest, other than any such amendments, modifications or changes or such new agreements to which the prior written consent of Administrative Agent and Collateral Agent (if appropriate) has been obtained or which are not adverse in any material respect to the interests of the Lenders.

6.6 Restricted Payments.

6.6.1 Pre-Initial Quarterly Date. Prior to the first Quarterly Date, Borrower shall not directly or indirectly, make or declare or pay any dividend or other distribution (in cash, assets, property, rights, obligations or securities) on, or other payment on account of, any equity interest in Borrower (including any redemption or repurchase of any such equity interest or the funding of any sinking fund or similar reserve with respect to any of the foregoing.

6.6.2 Post-Initial Quarterly Date. From and after the first Quarterly Date, Borrower shall not directly or indirectly, make or declare any distribution (in cash, property, securities, evidences of indebtedness, or obligation) on, or other payment on account of, any Equity Interest in Borrower (whether as a dividend, redemption, sinking fund payment or otherwise), unless the following conditions have been satisfied (the “Distribution Conditions”):

(a) such distribution is made on a Quarterly Date or a date occurring within 30 days after a Quarterly Date;

(b) no Default or Event of Default has occurred and is continuing as of such Quarterly Date or the date of such payment, or will result therefrom;

(c) the amount on deposit in the DSR Account is equal to the DSR Requirement;

(d) the DSCR for the Calculation Period just ending is greater than or equal to [***]; and

(e) the funds necessary to make any such distribution are on deposit in the Revenue Account and available Waterfall Level (9) (ia. te., all previous Waterfall Level applications have been satisfied) or the Distribution Suspense Account as of the Quarterly Date to which the applicable distribution relates.

[***] Confidential Treatment Requested

6.7 Investments. Borrower shall not (a) make any investments (whether by purchase of stocks, bonds, notes, obligations or other securities, loan, extension of credit, advance or otherwise) other than Permitted Investments or make any capital contribution to any Person; or (b) own any equity interest in, lend money, hold Debt of any Person extend credit or make advances to, or any deposits with (other than deposits or advances in relation to the payment for services in the ordinary course of business), or make deposits with, any Person other than Depositary.

6.8 Transactions With Affiliates. Borrower shall not directly or indirectly enter into any transaction or series of transactions relating to any Project with or for the benefit of an Affiliate without the prior approval of Administrative Agent, except for (a) the Project Documents as in effect on the Restatement Effective Date as amended in compliance with the terms of the Credit Documents and (b) a sale of any System Facility to Sponsor in accordance with the MESPA or the MOMA, as applicable.

6.9 Margin Loan Regulations. Borrower shall not directly or indirectly apply any part of the proceeds of any Loan, any cash equity contributions received by Borrower or other funds or revenues to the “buying,” “carrying” or “purchasing” of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

6.10 Partnerships, Separateness Etc. Borrower shall not (a) become a general or limited partner in any partnership or a joint venturer in any joint venture, (b) create and hold stock in any subsidiary, (c) engage in any business other than owning and operating the Projects and related activities, (d) fail to maintain bank accounts and books of account separate from any other Person, (e) fail to cause its liabilities to be readily distinguishable from the liabilities of the Sponsor and the other Affiliates of the Sponsor and any other Person, (f) fail to conduct its business solely in its own name in a manner not misleading to other Persons as to its identity, or (g) fail to make all oral and written communications (if any), including letters, invoices, purchase orders, contracts, statements, and applications solely in its name. Borrower shall not cause Holdings to engage in any business or activity other than the ownership of all of the equity interest of Borrower and activities incidental thereto.

6.11 Dissolution; Merger. Borrower shall not (a) wind up, liquidate or dissolve its affairs, (b) combine, merge or consolidate with or into any other entity, or (c) purchase or otherwise acquire all or substantially all of the assets of any Person.

6.12 Amendments. Borrower shall not amend, modify, supplement or waive, accept, or permit or consent to the termination, amendment, modification, supplement or waiver (including any waiver (or refund) of damages (liquidated or otherwise) payable by any party under any Major Project Document) of, any provision of, or give any material consent (each such termination, amendment, modification, supplement, waiver or consent, inclusive of any applicable change orders, being referred to herein as a “Project Document Modification”) under any of the Major Project Documents.

6.13 Name and Location; Fiscal Year. Unless consented to by Administrative Agent, Borrower shall not change its name, its jurisdiction of organization, the location of its principal place of business, its organization identification number, its fiscal year or, except as required by GAAP, its accounting policies or reporting practices.

6.14 Use of Real Property. Borrower shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of a Project or any Site for any purpose (a) which may (i) constitute a public or private nuisance or (ii) make void, voidable, or cancelable, or materially increase the premium of, any insurance policies then in force with respect to all or a portion of such Project, (b) that could reasonably be expected to have a Material Adverse Effect, or (c) that could reasonably be expected to violate any third party easements, rights of way, or other third party property rights over the Sites.

6.15 Assignment. Borrower shall not assign its rights or obligations under any Credit Document or any Project Document to any Person, except pursuant to the Collateral Documents.

6.16 Accounts. Borrower shall not maintain, establish or use any account (other than the Accounts).

6.17 Hazardous Substances. Borrower shall not Release (or suffer the Release) into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits.

6.18 New Project Documents. Borrower shall not enter into or become a party to any Project Document (other than any Replacement Risk Policy meeting the requirements of Exhibit J) providing for the payment by or to or the receipt or provision of goods or services having a value of more than $[***] without (a) obtaining consent from Administrative Agent for Project Documents requiring or reasonably expected to require payments to, or from or the receipt or provision of goods or services with a value of, less than $[***] in the aggregate and consent from the Required Lenders for all other Additional Project Documents, (b) delivering if requested by the Administrative Agent a fully executed Direct Agreement from the counterparty thereto in the form of Exhibit D-3 (or in a form otherwise approved by the Administrative Agent) and (c) providing an executed copy such Project Document to Administrative Agent within five Business Days after execution.

6.19 Assignment By Third Parties. To the extent Borrower’s consent is required under the applicable Major Project Document, without prior consent of the Required Lenders, Borrower shall not consent to the assignment of any obligations, rights or interest under any Major Project Document by any counterparty thereto.

6.20 Acquisition of Real Property. Borrower shall not acquire or lease any real property or other interest in real property (excluding the acquisition of any easements or the acquisition (but not the exercise) of any options to acquire any such interests in real property) other than the Site Leases.

6.21 ERISA. Borrower shall not maintain any employee benefit plans subject to ERISA.

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6.22 Lease Obligations. Borrower shall not create, incur, assume or suffer to exist any obligations as lessee for the rent or hire of any property under any leases other than under the Site Leases.

6.23 Disputes. Borrower shall not agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute or proceed with any Person without the prior authorization of Administrative Agent and the Required Lenders if such proposed settlement, resolution or compromise is in respect of (a) a claim of an Affiliate or (b) a claim of a Person other than an Affiliate in an amount of $50,000 or more.

6.24 Anti-Terrorism Law; Anti-Money Laundering.

6.24.1 Borrower shall not directly or indirectly, knowingly (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.31, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming Borrower’s compliance with this Section 6.24.1).

6.24.2 Borrower shall not cause or permit any of the funds that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

6.25 Embargoed Persons.

6.25.1 Borrower shall not become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of the Executive Order, or (b) engage in any dealings or transactions prohibited by Section 2 of the Executive Order, or be otherwise associated with any such Person in any manner violative of such Section 2.

6.25.2 Borrower shall not cause or permit (a) any of the funds or properties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (each, an “Embargoed Person”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar executive orders, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Project, Borrower and the other Credit Parties, with the result that the investment in the Project or Borrower (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

ARTICLE 7

ACCOUNTS

7.1 Account Withdrawals, Transfers and Payments.

7.1.1 General Procedures.

(a) For every withdrawal, transfer or payment from any Account, Borrower shall execute and deliver to Administrative Agent an Account Withdrawal Request and a proposed Account Withdrawal Instruction related thereto. Borrower shall submit, together with each set of Account Withdrawal Documents, receipts, invoices and any other appropriate documentation or materials reasonably requested by Administrative Agent to enable it to confirm the withdrawals and transfers specified in the applicable Account Withdrawal Documents and the other matters described therein.

(b) Upon receipt of such Account Withdrawal Documents, Administrative Agent shall within 5 Business Days review such Account Withdrawal Documents. Administrative Agent (after consulting with Borrower and the Independent Engineer) may elect (i) not to approve part, (and, accordingly, may reduce the amount of, any individual withdrawal, transfer or payment requested in any Account Withdrawal Request) if Administrative Agent reasonably determines that Borrower has not provided all of the documentation contemplated by Section 7.1.1(a) to sufficiently document and support the making of such part of the requested withdrawal, transfer or payment, or (ii) to approve part or the whole of any individual withdrawal, transfer or payment requested in any Account Withdrawal Request but make such withdrawal, transfer or payment requested subject to further reasonable conditions if Administrative Agent determines that Borrower has not met the requirements hereunder for the funding of such requested withdrawal, transfer or payment. If Administrative Agent does not approve (such approval not to be unreasonably withheld) any Account Withdrawal Documents or shall approve any Account Withdrawal Document but subject to certain conditions, Administrative Agent shall promptly so notify Borrower (such notice to specify in reasonable detail the reasons for not approving or for such additional conditions with respect to such Account Withdrawal Documents), and Borrower shall then be permitted to submit a revised set of Account Withdrawal Documents to Administrative Agent or agree to meet such conditions with respect to any Account Withdrawal Document subject to any conditions, as applicable.

(c) If in Administrative Agent’s reasonable determination such Account Withdrawal Documents are consistent with the terms hereof, subject to Administrative Agent’s approval of the amounts and other details provided therein, Administrative Agent shall execute and deliver the applicable Account Withdrawal Instruction to Collateral Agent and Depositary. Borrower agrees that Administrative Agent may direct the Collateral Agent to direct the Depositary to transfer any or all sums on deposit in or credited to any Account directly into the accounts identified by Borrower in each Account Withdrawal Request without further authorization from Borrower; provided that if Borrower has notified Administrative Agent that it is contesting a claim for payment in accordance with Section 5.2.2 and the other applicable Operative Documents, Administrative Agent shall not be entitled to directly pay any amount being contested, except any portion of such amount which is not being contested by Borrower.

7.1.2 Account Withdrawal Documents. A set of Account Withdrawal Documents shall be deemed properly delivered by Borrower to Administrative Agent if such Account Withdrawal Documents have been properly completed to the satisfaction of Administrative Agent and delivered in accordance with the applicable time requirements set forth herein. Unless specifically stated herein, all Account Withdrawal Instructions are to be completed by Borrower and submitted to Administrative Agent for approval and signature and then forwarded by Administrative Agent to Collateral Agent to direct Depositary in accordance with the applicable time requirements set forth herein. To the extent that any directions to Depositary or any requested actions by Depositary under this Article 7 require actions to be taken by Borrower and Borrower fails to perform such actions, or if any Account Withdrawal Documents submitted by Borrower are incorrect or if an Event of Default has occurred and is continuing or would occur based on Borrower’s failure to submit, or to submit accurate and necessary, Account Withdrawal Instructions, Administrative Agent is entitled to perform such actions by completing and executing an Account Withdrawal Instruction and delivering such Account Withdrawal Instruction to the Collateral Agent to direct the Depositary.

7.1.3 Repayment of Loans in Full. In connection with any anticipated repayment in full of the Loans and termination or reduction of the Loan Commitments, Borrower may submit a set of Account Withdrawal Documents to Administrative Agent requesting Administrative Agent to direct the Collateral Agent to direct the Depositary to transfer or apply all remaining monies in the Accounts to the repayment of the Loans on the anticipated date thereof. After approving a set of Account Withdrawal Documents (or any revision thereof), Administrative Agent shall execute and deliver to the Collateral Agent to direct the Depositary the applicable Account Withdrawal Instruction within 2 Business Days of Administrative Agent’s receipt of such Account Withdrawal Request.

7.1.4 Administrative Agent is hereby granted an irrevocable power of attorney (coupled with an interest) with full power of substitution to exercise the rights provided under this Section 7 and Section 8 hereof in Borrower’s name, place and stead; provided, that such power of attorney shall be exercisable only upon the occurrence and during the continuance of an Event of Default.

7.2 Construction Account.

7.2.1 Deposits into the Construction Account. Borrower or the applicable disbursing or receiving Person shall immediately deposit or cause to be deposited into the Construction Account each of the following:

(a) the proceeds of all Loans, less (i) for Systems funded prior to the date hereof, [***] of the proceeds of each Loan, and (ii) for Systems funded on or after the date hereof, $[***]/kW for all Funded Systems, which amount in each such case shall be deposited into the DSR Account;

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(b) except (i) as provided in Section 7.7.1(a) and (ii) with respect to any deemed equity contributions resulting from the payment by Holdings of O&M Costs on behalf of the Borrower pursuant to the ECCA and the Equity Contribution Tri-Party Agreement, the proceeds of all cash equity contributions made to or for the benefit of Borrower; and

(c) during the Availability Period, all delay in start-up or business interruption Insurance Proceeds.

7.2.2 Disbursements from the Construction Account.

(a) Borrower shall submit a set of Account Withdrawal Documents to Administrative Agent as and when, but no more frequently than 1 time each month, Borrower seeks to withdraw or transfer funds from the Construction Account, which Account Withdrawal Documents shall be delivered to Administrative Agent at least 1 Business Day before the date of the requested disbursement. The applicable Account Withdrawal Request shall request Administrative Agent to direct the Collateral Agent to direct Depositary to transfer or apply monies on deposit in the Construction Account only to the account or accounts specified by Borrower to Administrative Agent, to pay, to the extent consistent with the then-current Project Budget or otherwise approved or permitted hereunder, Project Costs due and owing.

(b) On the last day of the Availability Period:

1. Administrative Agent shall direct Depositary, pursuant to an Account Withdrawal Instruction completed by Borrower and submitted to Administrative Agent for approval and signature, to withdraw any amounts then on deposit in or credited to the Construction Account and transfer such amounts to the Revenue Account; and

2. after all of the proceeds then on deposit in or credited to the Construction Account shall have been withdrawn and transferred pursuant to the foregoing clause (i), Administrative Agent shall direct the Collateral Agent to direct Depositary to close the Construction Account.

7.3 Revenue Account.

7.3.1 Deposits into Revenue Account. Borrower or the applicable disbursing or receiving Person shall deposit into the Revenue Account all Project Revenues (other than delay in start-up or business interruption Insurance Proceeds received prior to the Availability Period).

7.3.2 Disbursements from the Revenue Account. To cause withdrawal or transfer of amounts on deposit in the Revenue Account, Borrower shall submit to Administrative Agent a set of Account Withdrawal Documents at least 4 Business Days prior to each Quarterly Date. The applicable Account Withdrawal Request shall require Administrative Agent’s countersignature evidencing Administrative Agent’s concurrence that the requested transfers are consistent with the terms hereof. After approving a set of Account Withdrawal Documents (or any revision thereof as contemplated by Section 7.1), Administrative Agent shall execute and deliver to the Collateral Agent and Depositary the applicable Account Withdrawal Instruction at least 1 Business Day prior to the last Business Day of the month in which such Account Withdrawal Documents were submitted or the proposed disbursement date, as applicable.

(a) Amounts on deposit in the Revenue Account shall be applied to the following uses, in the following amounts, at the following times, and in the following order of priority, to the extent funds are available therefor; provided that no portion of the Prepaid Expense Amount may be released from the Revenue Account except, on each Quarterly Date, the amount that was budgeted to pay O&M Costs which are due in the following calendar quarter pursuant to the Annual Operating Budget covering such quarter:

1. (i) On each Quarterly Date, to the Operating Account for the payment of all O&M Costs then due and payable or to be due and payable in the ensuing quarter, and

(ii) Beginning on the fourth Quarterly Date after each System Facility has been placed in Service and on each Quarterly Date thereafter, to the Maintenance Reserve Account in an amount equal to $[***] per KW of each System Facility that has been Placed in Service (as defined in the MESPA) with respect to which the fuel cell power modules have not been replaced, subject in all events to a maximum amount determined pursuant to Section 7.3.2(b), and

(iii) Beginning on the first Monthly Date following the Closing Date and on each Monthly Date thereafter, to the SGIP Proceeds Account, all cash proceeds received in respect of the Self Generation Incentive Program (as defined in the Wal-Mart Power Purchase Agreement) assigned to the Borrower under the Wal-Mart Power Purchase Agreement.

2. On each Quarterly Date, to the payment of all reimbursable amounts currently payable to Administrative Agent, Collateral Agent or Depositary in connection with the Credit Documents.

3. On each Quarterly Date, to the payment of interest on the Loans, and on other amounts accruing interest under the Credit Documents, in each case currently payable.

4. On each Quarterly Date during the Availability Period, at Borrower’s election, to prepayment of principal of the Loans, in any amount so elected by Borrower (subject to prepayment requirements, including the Make Whole Payment if payable, set forth in Article 2).

5. On each Quarterly Date, to the scheduled repayment of the principal of Loans then due.

6. On each Quarterly Date, to the DSR Account pursuant to Section 7.5 to the extent the DSR Requirement has not been satisfied.

7. On each Quarterly Date, to any Mandatory Prepayment then due.

8. On each Quarterly Date, to the retention of prudent working capital reserves (as reasonably determined by Borrower) in the Revenue Account.

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9. On each Quarterly Date or within 30 days thereafter, if the Distribution Conditions have been satisfied, to the account directed by Borrower in the Account Withdrawal Request, free of the Liens of the Collateral Documents, and if the Distribution Conditions have not been satisfied, to the Distribution Suspense Account. If the calculations necessary to determine whether the Distribution Conditions have been satisfied cannot be performed until after the Quarterly Date, Borrower may so indicate on the Account Withdrawal Request and then, within 25 days after the Quarterly Date, submit a supplement to the Account Withdrawal Request indicating whether the Distribution Conditions have or have not been satisfied, whereupon the first sentence of this Waterfall Level (9) shall be effected.

(b) O&M Costs payable at Waterfall Level (1) shall not in any event exceed the amounts prescribed by Section 5.13.3. Borrower shall promptly pay all O&M Costs in excess of the foregoing limit.

7.4 Operating Account.

7.4.1 Deposits into the Operating Account. Amounts shall be transferred to the Operating Account as provided in Section 7.3.2(a) and Waterfall Level (1).

7.4.2 Disbursements from the Operating Account. Borrower shall submit a set of Account Withdrawal Documents to Administrative Agent as and when, but no more frequently than 1 time each month Borrower seeks to withdraw or transfer funds from the Operating Account. The applicable Account Withdrawal Request shall request Administrative Agent to direct the Collateral Agent to direct Depositary to apply monies on deposit in the Operating Account to pay, to the extent consistent with the then-current O&M Budget or otherwise approved or permitted hereunder, O&M Costs due and owing.

7.5 Debt Service Reserve Account.

7.5.1 Deposit to the DSR Account. Amounts shall be transferred to the DSR Account as provided in Section 7.2.1(a) until the amount on deposit in the DSR Account is equal to $[***] (as may be reduced pursuant to Section 7.5.2, the “DSR Requirement”). The stated amount of any applicable Cash-Substitute LC shall be considered a deposit in the DSR Account for purposes of this Section 7.5.1. If on any Quarterly Date amounts in the DSR Account are below the DSR Requirement, there shall be deposited all amounts in excess of the amounts applied pursuant to Waterfall Levels (1)-(5) in the DSR Account until the balance in the DSR Account is equal to the DSR Requirement.

7.5.2 Withdrawals from the DSR Account. If at any time when amounts are required to be paid pursuant to Waterfall Level (2) through Waterfall Level (7), and insufficient funds are contained in the Revenue Account and Distribution Suspense Account to pay such amounts, Administrative Agent shall direct the Collateral Agent to direct Depositary, pursuant to an Account Withdrawal Instruction, to withdraw from the DSR Account funds deposited in or credited to such Account, or Administrative Agent shall direct Collateral Agent to draw upon any applicable Cash-Substitute LC in an amount sufficient to pay such amounts.

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7.6 Distribution Suspense Account.

7.6.1 Deposits to the Distribution Suspense Account. Amounts shall be deposited in the Distribution Suspense Account from the Revenue Account if so specified in Waterfall Level (9).

7.6.2 Withdrawals from the Distribution Suspension Account for Costs. Until the funds in the Distribution Suspense Account have been applied as provided in Section 7.6.3, Administrative Agent shall direct Collateral Agent to direct Depositary to withdraw amounts therefrom to pay all fees, charges, costs and other amounts then due and owing specified in Waterfall Level (1) through Waterfall Level (4), as applicable, in such order, to the extent that amounts in the Revenue Account are insufficient therefor and prior to applying funds from the DSR Account any applicable Cash-Substitute LC. Funds so applied shall be deemed those last deposited in the Distribution Suspension Account.

7.6.3 Mandatory Prepayment. Any funds deposited to the Distribution Suspense Account shall be applied to the Mandatory Prepayment of Loans, pursuant to an Account Withdrawal Request, after such funds shall have been held in the Distribution Suspense Account until the 4th Quarterly Date following deposit. Notwithstanding the foregoing, upon receipt of notice from Borrower, Administrative Agent shall direct Collateral Agent to direct Depositary to withdraw any and all amounts specified in such notice and on deposit in or credited to the Distribution Suspense Account and apply such amounts to the prepayment of the Loans in accordance with Section 2.1.5(b). If the Distribution Conditions are satisfied on any Quarterly Date after deposit of such funds, all amounts in the Distribution Suspense Account shall be released with and to the same destination as other funds as provided in Waterfall Level (9).

7.7 Maintenance Reserve Account.

7.7.1 Deposits into the Maintenance Reserve Account. Borrower or the applicable disbursing or receiving Person shall immediately deposit or cause to be deposited into the Maintenance Reserve Account each of the following:

(a) on or prior to the date of each Borrowing, proceeds of cash equity contributions made to or for the benefit of Borrower in an amount equal to at least $[***] per KW of each System Facility that is Placed in Service (as defined in the MESPA) and funded with proceeds of such Borrowing; and

(b) amounts transferred from the Revenue Account pursuant to Waterfall Level (1)(B).

7.7.2 Disbursements from the Maintenance Reserve Account. On each of the first three Quarterly Dates after a System Facility has been Placed in Service, Borrower shall submit a set of Account Withdrawal Documents to Administrative Agent, which Account Withdrawal Documents shall request Administrative Agent to direct Collateral Agent to direct Depositary to withdraw and transfer monies in the Maintenance Reserve Account to the Operating Account for the payment of all amounts due and payable under the MOMA or to be due and payable in the ensuing quarter, subject in all events to a maximum amount determined pursuant to Section 7.3.2(b). Thereafter, if at any time amounts are required to be paid to the Sponsor under the MOMA for fuel cell power module replacements, Borrower shall submit a set of Account

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Withdrawal Documents to Administrative Agent, which Account Withdrawal Documents shall request Administrative Agent to direct Collateral Agent to direct Depositary to apply monies on deposit in the Maintenance Reserve Account to pay to the Sponsor $[***] per KW of each such fuel cell power module that is being replaced; provided that, if insufficient funds are contained in the Maintenance Reserve Account to pay such amounts in full, Administrative Agent shall direct Collateral Agent to direct Depositary, pursuant to an Account Withdrawal Instruction, to withdraw first, from the Revenue Account, and second, from the Distribution Suspense Account, funds on deposited in such Accounts in an amount sufficient to pay such amounts.

7.7.3 Release of Funds from Maintenance Reserve Account. All amounts remaining in the Maintenance Reserve Account (which for the avoidance of doubt shall include interest earned on that amount net of account fees (if any)) shall be disbursed to Sponsor in the amount required be paid to the Sponsor under the MOMA (subject to receipt by Borrower of an invoice from Sponsor for such amounts) after all fuel cell power modules in all System Facilities comprising the Projects have been replaced at least once since their original installation.

7.7.4 Disbursements from Maintenance Reserve Account after an Event of Default. Upon the occurrence and during the continuation of an Event of Default under Section 8.1.1, Administrative Agent shall direct Collateral Agent to direct Depositary to withdraw amounts from the Maintenance Reserve Account and apply such amounts to pay all fees, charges, costs and other amounts then due and owing specified in Waterfall Levels (2), (3) and (5), as applicable, in such order, to the extent amounts in the Revenue Account, the DSR Account and the Distribution Suspense Account and any applicable Cash-Substitute LC are in sufficient therefor.

7.8 Cash-Substitute LC.

7.8.1 Issuance. Borrower shall have the right (but not the obligation) to replace any or all of the amounts on deposit in or credited to the DSR Account or Distribution Suspense Account with funds available to be drawn under a Qualified Letter of Credit, in form and substance reasonably satisfactory to Administrative Agent (as amended, modified, supplemented, reissued or extended from time to time, a “Cash-Substitute LC”). Each Cash-Substitute LC shall (i) name the Collateral Agent as the beneficiary thereof, and (ii) permit Collateral Agent to draw under the Cash-Substitute LC in a manner consistent with the applicable provisions of Section 7.5 or 7.6, as the case may be. For all purposes of this Agreement, the stated amount of a Cash-Substitute LC shall be deemed on deposit in cash in the applicable Account. All amounts drawn under a Cash-Substitute LC shall reduce the stated amount thereof to the extent of such draw, and only the reduced stated amount thereof shall be deemed to be on deposit in the applicable Account.

7.8.2 Ordinary Course Draws. To the extent that Borrower elects to replace any amounts on deposit in or credited to an Account with funds available to be drawn under a Cash-Substitute LC and an amount is required to be withdrawn from the applicable Account, Borrower shall request such withdrawal pursuant to an Account Withdrawal Request, provided that if Borrower fails to make such request, the Collateral Agent, at the direction of Administrative Agent may draw the Cash-Substitute LC on its own volition and either deposit the draw proceeds in the applicable Account or apply the draw proceeds as provided herein. Cash available on deposit in the applicable Account shall be used prior to any draw hereunder by Administrative Agent.

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7.8.3 Draw Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent at the request of Administrative Agent, at the direction of the Required Lenders, shall make a draw under any Cash-Substitute LC in any amount up to the full stated amount thereof. Upon receipt of the proceeds of any such draw, Collateral Agent at the request of Administrative Agent shall promptly deposit, or shall cause to be deposited, all proceeds of any such draw in the applicable Account with Depositary.

7.8.4 Draw Upon Non-Renewal or Issuer Downgrade. If no agreement for a renewal or replacement of any Cash-Substitute LC, which renewed or replacement Cash-Substitute LC shall have the same stated amount as the original Cash Substitute LC (as may be reduced to the extent of previous draws) and shall otherwise comply with the requirements hereunder, has been made 30 days prior to the expiration of the Cash-Substitute LC, or within 30 days after the Cash-Substitute LC ceases being a Qualified Letter of Credit, Collateral Agent, at the direction of Administrative Agent is hereby irrevocably authorized and directed to make a draw under the Cash-Substitute LC for an amount equal to the full stated amount of such Cash-Substitute LC and to transfer the proceeds of such draw to the Depositary. Upon receipt of the proceeds of any such draw, Administrative Agent shall promptly direct Collateral Agent to direct Depositary to deposit all proceeds of any such draw in the applicable Account.

7.8.5 Excess Funds. In the event that the amount on deposit in or credited to the DSR Account, together with the then-current stated amount of any applicable Cash-Substitute LC, exceeds the amount of funds then required to be on deposit in or credited to the applicable Account, then (a) Borrower shall be permitted to reduce the then-current stated amount of the Cash-Substitute LC in an amount equal to the amount of such excess and (b) if after giving effect to the foregoing clause (a) the amount on deposit in or credited to the applicable Account continues to exceed the amount of funds then required to be on deposit in or credited to such Account, then, if requested by Borrower, Administrative Agent shall direct the Collateral Agent to direct the Depositary to cause all such excess amounts to be deposited into the Revenue Account.

7.9 Application of Insurance Proceeds.

7.9.1 Insurance Proceeds. Borrower shall notify Administrative Agent of any casualty if so required by Section 5.4.4 and keep Administrative Agent timely apprised the reasonable detail of related insurance claim proceedings. All proceeds of any property or casualty insurance policy maintained by Borrower hereunder (“Insurance Proceeds”) shall be deposited into an account established by Borrower at Depositary for the purpose (“Insurance Proceeds Account”) and applied as provided in this Section, including any amounts paid by the insurers directly to Administrative Agent (as loss payee) and Administrative Agent shall deposit such Insurance Proceeds into the Insurance Proceeds Account to be applied as provided in this Section. If paid to Borrower, such Insurance Proceeds shall be received in trust for Secured Parties, shall be segregated from other funds of Borrower, and shall be forthwith deposited into the Insurance Proceeds Account in the same form as received (with any necessary endorsement).

7.9.2 Application of Insurance Proceeds. If there shall occur any single Casualty Event with respect to which the replacement value of the item of Property subject to the Casualty Event does not exceed $1,000,000, any Insurance Proceeds in respect of such Casualty Event shall be applied by Borrower to the cost of the repair or restoration of such damage or destruction. Unless each of the following conditions is satisfied or waived by Administrative Agent, all Insurance Proceeds relating to a Casualty Event in respect of a single Casualty Event greater than $1,000,000 (as determined by the replacement value of the item of Property subject to the Casualty Event) shall be applied to the Mandatory Prepayment of Loans:

(a) such damage or destruction does not constitute the destruction of all or substantially all of the applicable Project;

(b) no Event of Default has occurred and is continuing and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration will not result in a Default or Event of Default;

(c) Borrower and the Independent Engineer certify, and Administrative Agent determines in its reasonable judgment, that repair or restoration of such Project is technically and economically feasible within a three month period and that a sufficient amount of funds is or will be available to Borrower to make such repairs and restorations;

(d) Administrative Agent in consultation with the Independent Engineer determines that after repair and restoration such Project should be as capable of generating Project Revenues as prior to the casualty and consistent with the Base Case Projections;

(e) no material Permit is necessary to proceed with the repair and restoration and no material amendment to this Agreement or any of the Operative Documents and no other instrument, is necessary for the purpose of effecting the repairs or restorations or subjecting the repairs or restorations to the Liens of the Collateral Documents or, if any such permit, amendment or instrument, as applicable, is necessary, the Administrative Agent and the Independent Engineer have determined that the Borrower will be able to obtain such as and when required;

(f) if requested by Administrative Agent, the Lenders shall receive an opinion in form and substance and from counsel acceptable to Administrative Agent opining as to the matters described in paragraph (e) above, and such opinion shall also state that such repairs or restoration will be subject to the Liens of the Collateral Documents at the same level of priority as the other Collateral; and

(g) Administrative Agent shall receive such mechanic’s lien waivers, certificates, opinions or other waivers, documents or agreement as it may reasonably request as necessary or appropriate in connection with such repairs or restoration or to preserve or protect the Lenders’ interests hereunder and in the Collateral.

7.9.3 Restoration. If the conditions in Section 7.9.2 have been met, then such Insurance Proceeds shall be applied by Borrower to the prompt repair or restoration of the applicable Project in accordance with the following procedures:

(a) Borrower shall submit a detailed report to Administrative Agent describing Borrower’s plan for effectuating repairs or restoration, and such report shall be subject to the review and approval of Administrative Agent in consultation with the Independent Engineer.

(b) From time to time after Administrative Agent shall have approved the making of such repairs or restoration, Administrative Agent’s authorization to release Insurance Proceeds for application toward such repairs or restoration shall be conditioned upon Borrower’s request and the presentation to Administrative Agent of all documents, certificates and information with respect to such Insurance Proceeds which would be required pursuant to Section 3.3 for a Borrowing under this Agreement, including a certificate from Borrower (i) describing in reasonable detail the nature of the repairs or restoration to be effected with such release, (ii) stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of Borrower and that such amount is requested to pay the cost thereof, (iii) stating that the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other Insurance Proceeds received by Borrower in respect of such damage of destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to Borrower to repair or restore such Project, and (iv) certifying that no Event of Default has occurred and is continuing other than an Event of Default resulting solely from such damage or destruction.

7.9.4 Account Withdrawal Documents. To cause withdrawal or transfer of amounts on deposit in the Insurance Proceeds Account, Borrower shall submit to Administrative Agent a set of Account Withdrawal Documents. The applicable Account Withdrawal Request shall request Administrative Agent to direct Collateral Agent to direct Depositary to transfer or apply monies on deposit in the Insurance Proceeds Account in compliance with Section 7.9.3. After approving a set of Account Withdrawal Documents (or any revision thereof), Administrative Agent shall promptly execute and deliver to Collateral Agent and Depositary the applicable Account Withdrawal Instruction.

7.9.5 Surplus Proceeds. If, after Insurance Proceeds have been applied to the repair or restoration of a Project as provided in Section 7.9.3, there remain any excess Insurance Proceeds, such Insurance Proceeds shall be transferred to the Revenue Account and applied to the Mandatory Prepayment of Loans.

7.9.6 Insurance Proceeds in an Event of Default. If a Default or Event of Default shall have occurred and be continuing, then any provisions of this Section 7.9 to the contrary notwithstanding, the Insurance Proceeds (including any Permitted Investments made with such proceeds, which shall be liquidated in such manner as Administrative Agent shall deem reasonable and prudent under the circumstances) may be applied by Administrative Agent (a) to curing such Default or Event of Default, and any Insurance Proceeds remaining thereafter shall be applied as provided in this Section 7.9.6 or (b) toward payment of the Obligations, in connection with exercise of Administrative Agent’s remedies pursuant to Article 8.

7.10 Application of Eminent Domain Proceeds. All proceeds received in respect of any Eminent Domain (“Eminent Domain Proceeds”) shall be subject to the same treatment as Insurance Proceeds as provided in Section 7.9, provided, that if the conditions set forth in

Section 7.9.2 are satisfied or waived, but no or insufficient replacement property is available for such restoration, then such Eminent Domain Proceeds shall be deposited into the Revenue Account and applied promptly to the Mandatory Prepayment of Loans.

7.11 Proceeds and Accounts. Borrower shall not have any rights or powers with respect to any monies or accounts or Account except to have funds on deposit therein applied in accordance with this Agreement and as set forth in the Depositary Agreement. Administrative Agent is hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by any section of this Article 7 or otherwise pursuant to the Credit Documents. Upon the occurrence of an Event of Default, Collateral Agent shall have all rights and powers with respect to Insurance Proceeds, Eminent Domain Proceeds and Accounts as it has with respect to any other Collateral and may (and the Administrative Agent may, to the extent authorized hereby) apply Insurance Proceeds, Eminent Domain Proceeds and Accounts to the payment of interest, principal, fees, costs, charges or other Obligations due or payable to the Secured Parties in such order as Collateral Agent or Administrative Agent, as the case may be, may elect pursuant to the terms of the Credit Documents.

7.12 Permitted Investments. Administrative Agent may, but shall not be obligated to, invest all amounts held in the Accounts or as Insurance Proceeds or Eminent Domain Proceeds only in Permitted Investments as directed by and at the expense and risk of Borrower

7.13 SGIP Proceeds Account.

7.13.1 Deposits into the SGIP Proceeds Account. Borrower or the applicable disbursing or receiving Person shall immediately deposit or cause to be deposited into the SGIP Proceeds Account amounts transferred from the Revenue Account pursuant to Waterfall Level (1)(C).

7.13.2 Disbursements from the SGIP Proceeds Account. Each time that Borrower sends an invoice under the Wal-Mart Power Purchase Agreement, Borrower shall submit a set of Account Withdrawal Documents to Administrative Agent, which Account Withdrawal Documents shall request Administrative Agent to direct Collateral Agent to direct Depositary to apply an amount on deposit in the SGIP Proceeds Account equal to the “Forecasted SGIP Credit” under Section 6.8 of the Wal-Mart Power Purchase Agreement that is included, allocated, credited or otherwise referable to the Fuel Cell Services payment (as defined in the Wal-Mart Power Purchase Agreement) on such invoice into the Revenue Account.

7.13.3 Release of Funds from SGIP Proceeds Account. In the event that the balance of the SGIP Proceeds Account at any time after the end of the Availability Period exceeds the aggregate “Forecasted SGIP Credits” (under Section 6.8 of the Wal-Mart Power Purchase Agreement) remaining to be credited, based on generation of energy at the baseload capacity for System Facilities in the Wal-Mart Project multiplied by [***], during the remaining term of the Wal-Mart Power Purchase Agreement, then the Administrative Agent shall direct Collateral Agent to direct Depositary to transfer such excess to the Revenue Account.

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ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”) hereunder:

8.1.1 Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement (a) any principal on any Loan on the date that such sum is due or (b) any interest on any Loan or any other amount payable hereinafter within 3 days after the date such sum is due.

8.1.2 Bankruptcy; Insolvency. Any Bankruptcy Event shall occur with respect to any Major Project Participant so long it shall have any material outstanding or unperformed obligations under any Operative Document to which it is a party.

8.1.3 Defaults Under Other Debt. Borrower shall default for a period beyond any applicable grace period (not to exceed 30 days) (a) in the payment of any principal, interest or other amount due under any agreement or instrument involving Debt (other than the Debt hereunder) and the aggregate principal amount of any such agreement or instrument equals or exceeds $500,000, (b) in the observance or performance of any other agreement or condition relating to such Debt or contained in any agreement or instrument evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit any holder of such Debt (or a trustee or agent of such holder or beneficiary) to cause, such Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise) or (c) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

8.1.4 Judgments. A final judgment or order for the payment of money shall be entered against Borrower in the amount of $500,000 or more individually or in the aggregate, other than, in each case, a judgment or order, (i) which is fully covered by insurance and the insurer has been notified of, and has admitted in writing the claim made for the payment of, the amount of such judgment or order, (ii) which is vacated, stayed, discharged within 30 days after its entry. Any non-monetary judgment or order shall be entered against Borrower that could reasonably be expected to have a Material Adverse Effect other than a judgment or order which is discharged within 30 days after its entry.

8.1.5 ERISA. If any Credit Party or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event (under Section 4043(b) or (c) of ERISA for which notice to the PBGC is not waived) shall have occurred with respect to any ERISA Plan and, within 30 days after the reporting of such Reportable Event to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified Borrower that (i) Administrative Agent or Required Lenders has made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the PBGC to ask for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate or administer any ERISA Plan; or (d) a complete or partial withdrawal by Borrower or any ERISA Affiliate from any Multiemployer Plan shall have occurred and, within 30 days after the reporting of any such occurrence to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent or Required Lenders may reasonably request with respect thereto, Administrative Agent shall have notified Borrower that Administrative Agent has made a determination that, on the basis of such occurrence, a Default or Event of Default exists hereunder; provided, that any of the events described in this Section 8.1.5 shall not result in an Event of Default unless they result in joint liability to Borrower and all ERISA Affiliates in excess of $500,000.

8.1.6 Ownership of Projects. Borrower shall cease to be the sole owner of the Projects, except for any System Facilities sold to (i) Sponsor in accordance with the MESPA or the MOMA, as applicable, (ii) Pacific Bell Telephone Company in accordance with the AT&T Power Purchase Agreement, (iii) Pacific Bell Telephone Company or AT&T Corp. under any Supplemental AT&T Power Purchase Agreement or (iv) Wal-Mart Stores, Inc. in accordance with the Wal-Mart Power Purchase Agreement.

8.1.7 Breach of Terms of Agreement.

(a) Defaults Without Cure Periods. Borrower shall fail to perform or observe any of the covenants set forth in Section 5.1, 5.4, 5.9(a), 5.14.5 or 5.15.1 or Article 6 of this Agreement.

(b) Defaults With 15 Day Cure Periods. Borrower shall fail to perform or observe any of the covenants set forth in Article 5 of this Agreement (other than in Sections of such Articles specifically listed in Section 8.1.7(a)), and such failure shall continue unremedied for a period of 15 days after the earlier of Borrower (i) becoming aware thereof or (ii) receiving notice thereof from Administrative Agent.

(c) Other Defaults. Any Credit Party shall fail to perform or observe any of the agreements set forth herein or in any Credit Document not otherwise specifically provided for in Section 8.1.7(a), Section 8.1.7(b) or elsewhere in this Article 8, and such failure shall continue unremedied for a period of 30 days after the earlier of Borrower becomes aware thereof or receives notice thereof from Administrative Agent; provided, that, if (i) such failure does not consist principally of the failure to pay money and cannot be cured within such 30 day period, (ii) such failure is susceptible of cure within 90 days, (iii) such Credit Party is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (v) Administrative Agent shall have received an officer’s certificate signed by a Responsible Officer to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action such Credit Party is taking to cure such failure, then such 30-day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Credit Party diligently to cure such failure.

8.1.8 Loss of Collateral. (a) All or any material portion of the Collateral is damaged, seized or appropriated without appropriate Insurance Proceeds or without fair value being paid therefor so as to allow replacement of such Collateral or prepayment of Loans as provided herein and to allow Borrower to continue satisfying its obligations hereunder and under the other Operative Documents, or (b) any Person other than Collateral Agent attaches or institutes proceedings to attach all or any material part of the Collateral, and any such proceeding or attachment or any judgment Lien against any such Collateral (i) remains unlifted, unstayed or undischarged for a period of 30 days.

8.1.9 Abandonment. At any time Borrower shall announce that (i) it is abandoning any Project or any material portion thereof or (ii) any Project or any material portion thereof shall be abandoned or operation thereof shall be suspended for a period of more than 30 consecutive days for any reason (other than force majeure); provided, that none of (A) scheduled maintenance of such Project, (B) repairs to such Project, whether or not scheduled, or (C) a scheduled outage of such Project, shall constitute abandonment or suspension of such Project, so long as Borrower is diligently attempting to end such suspension.

8.1.10 Security. Any of the Collateral Documents, once executed and delivered, shall fail to provide to Collateral Agent the Liens, first priority security interest (subject as to priority to Permitted Liens to the extent expressly permitted hereby), rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby (including the priority intended to be created thereby) or, except in accordance with its terms, cease to be in full force and effect, or the first priority or validity thereof or the applicability thereof to the Loans, the Notes (if any) or any other Obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed, challenged or sought to be invalidated by or on behalf of Borrower or any Affiliate of Borrower.

8.1.11 Loss of or Failure to Obtain Applicable Permits.

(a) Borrower shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit with respect to a Project, and such failure shall continue for 45 days after such date.

(b) Any Applicable Permit shall be materially modified (other than modifications contemplated in a Project Document requested by Borrower), revoked, canceled or not renewed by the issuing agency or other Governmental Authority having jurisdiction (or otherwise ceases to be in full force and effect) and within 45 days thereafter Borrower is not able to demonstrate to the reasonable satisfaction of the Required Lenders that after giving effect to such modification, revocation, cancellation, failure to renew, or failure to maintain in full force and effect, such Permit is no longer an Applicable Permit.

8.1.12 Credit Document Matters. At any time after the execution and delivery thereof, (a) any Credit Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto other than a Secured Party (other than by reason of the satisfaction in full of the Obligations or any termination of a Credit Document in accordance with the terms hereof or thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto (other than a Secured Party), (ii) is or becomes invalid, illegal or unenforceable, or any party hereto or thereto (other than a Secured Party) repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby, or (b) any authorization or approval by any Governmental Authority necessary to enable any Credit Party to comply with or perform its obligations or otherwise perform in accordance with the terms of the Credit Documents shall be revoked, withdrawn or withheld, or shall otherwise fail to be issued or remain in full force and effect.

8.1.13 Misstatements; Omissions. Any representation or warranty made or deemed made by any Credit Party in any Credit Document to which such Person is a party, or in any separate statement, certificate or document delivered to any Secured Party under any Credit Document to which such Person is a party, proves to have been untrue, false or misleading in any material respect as of the time made, deemed made, confirmed or furnished.

8.1.14 Project Document Matters.

(a) Borrower Defaults. Borrower shall be in breach of, or in default of, any material obligation under a Major Project Document that is not otherwise waived by the counterparty of such Major Project Document and such breach or default shall not be remediable or, if remediable, shall continue unremedied for the lesser of (i) a period of 30 days or (ii) such period of time under such Major Project Document which Borrower has available to it in which to remedy such breach or default.

(b) Third Party Defaults. Any Person other than Borrower shall be in breach of, in default under a material obligation under, or repudiate or disavow, a Major Project Document and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period beyond the applicable grace period.

(c) Termination. At any time after the execution and delivery thereof, (a) any Major Project Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto (other than by reason of the satisfaction of performance of such agreement or provision or any other any termination thereof in accordance with the terms thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto, (ii) is or becomes invalid, illegal or unenforceable, or any party hereto or thereto repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction or written notice is given by any Governmental Authority or applicable counterparty contesting the validity or enforcement thereof, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby.

8.1.15 Change of Control. (a) There shall be any Change of Control or (b) Sponsor or an Affiliate of Sponsor shall cease being Borrower’s counterparty under either the MESPA, MOMA or, except as contemplated by Section 5.22, Administrative Services Agreement, whether or not permitted by any such agreement.

8.1.16 Eminent Domain. There shall have occurred any act or series of acts attributable to any Governmental Authority which (a) in the reasonable judgment of Administrative Agent has the effect of depriving the Secured Parties of their fundamental rights as secured creditors in respect of any Collateral, (b) confiscates, expropriates, nationalizes or otherwise acquires compulsorily the ownership or control by the Borrower of all or any material part of any Project, or (c) in the reasonable judgment of Administrative Agent has the effect of materially impairing the value of any Major Project Document, and, in each case, such act or series of acts continues uncured for 60 days or more.

8.2 REMEDIES. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (and at the direction of Required Lender shall), without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands (other than notices required by the Credit Documents) being waived, exercise any or all of the following rights and remedies, in any combination or order, in addition to such other rights or remedies as the Secured Parties may have hereunder, under the Collateral Documents or at law or in equity:

8.2.1 No Further Loans. Declare all Loan Commitments cancelled, and Administrative Agent and the Lenders shall not be obligated to continue any Loans, make any additional Loans, or make any payments, or permit the making of payments, from any Account or any Insurance Proceeds or Eminent Domain Proceeds or other funds held by the Depository, Administrative Agent or Collateral Agent or any Lender under the Credit Documents or on behalf of Borrower; provided, that in the case of an Event of Default occurring under Section 8.1.2 with respect to Borrower, all such Loan Commitments shall be cancelled and terminated without further act of any Secured Party.

8.2.2 Cure by Agents. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower or disburse amounts from the Construction Account or any other Account to cure (a) any Default or Event of Default and (b) any default and render any performance under any Project Document as the Required Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties’ interests therein or for any other reason. All sums so expended through new Loans, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent or Collateral Agent, as the case may be, on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Loan Commitments.

8.2.3 Acceleration. Declare and make all or any portion of the Obligations (including the Make Whole Amount), immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay Administrative Agent or the Secured Parties an

amount in immediately available funds equal to the aggregate amount of any outstanding Obligations; provided, that, in the event of an Event of Default occurring under Section 8.1.2 with respect to Borrower, all such amounts shall become immediately due and payable and all Loan Commitments shall terminate without further act of any Secured Party.

8.2.4 Cash Collateral. Apply or execute upon any amounts on deposit in any Account or any Insurance Proceeds or Eminent Domain Proceeds, Cash Collateral, proceeds of foreclosing or otherwise realizing upon Collateral, or any other moneys of Borrower on deposit with any Secured Party in the manner provided the Credit Documents, in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral. Without limiting the foregoing, each of Administrative Agent and Collateral Agent shall have all rights and powers with respect to Insurance Proceeds, Eminent Domain Proceeds, Cash Collateral, the Accounts and the contents of the Accounts as it has with respect to any other Collateral and may apply, or cause the application of, such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to any Secured Party with respect to the Loans in such order as the Required Lenders may elect in their sole discretion.

8.2.5 Possession of Projects. Enter into possession of the Projects and perform any and all work and labor necessary to operate and maintain the Projects, and all sums expended by Administrative Agent, Collateral Agent or Depositary in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Administrative Agent, Collateral Agent or Depositary, as the case may be, upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Loan Commitments.

8.2.6 Remedies Under Credit Documents. Exercise any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

ARTICLE 9

SCOPE OF LIABILITY

Except as set forth in this Article 9, notwithstanding anything in any Credit Document to the contrary, the Secured Parties shall have no recourse or claims against Holdings, Sponsor or any of their respective Affiliates (other than Borrower), shareholders, officers, directors or employees (collectively, the “Nonrecourse Persons”) with respect to the Obligations and the Secured Parties’ recourse against any Nonrecourse Person shall be limited to the Collateral, the Projects, all Project Revenues, all Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds, and all income or revenues of the foregoing as and to the extent provided for herein and in the Collateral Documents (which, for the avoidance of doubt, excludes the payments allowed to any Nonrecourse Person pursuant to the terms of any Credit Documents); provided, that the foregoing provision of this Article 9 shall not in any way (a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of any Credit Document (and the same shall continue, but without personal liability to the Nonrecourse Persons, until fully paid, discharged, observed, or performed) or otherwise relieve any such Person from its obligations under the Credit

Documents to which it is a party or shall preclude, restrict, reduce, limit or otherwise affect the rights, powers and remedies of the Secured Parties to enforce (or cause to be enforced) such obligations against such Person or such Person’s properties to the extent permitted by any Credit Document to which it is a party; (b) limit, reduce, restrict or otherwise affect the right of any Secured Party (or any assignee, beneficiary or successor to any of them) to name Borrower or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 9; (c) limit, reduce, restrict or otherwise affect any right or remedy of any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation (which shall not include innocent or negligent misrepresentation), or misappropriation of Project Revenues, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral, that should or would have been paid as provided herein or paid or delivered to any Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any other Credit Document; (d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, representation, or agreement in respect of the transactions contemplated by the Operative Documents made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under any Collateral Document (or as security for the obligations of Borrower), including Holdings’ obligations, covenants, representations and agreements under the Pledge Agreement; nor (e) limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise solely by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, or (ii) any Person rendering a legal opinion pursuant to this Agreement, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 9 shall survive Termination.

ARTICLE 10

AGENTS; SUBSTITUTION

10.1 Appointment and Authority.

10.1.1 Each of the Secured Parties hereby irrevocably appoints PE12GVVC (Bloom PPA) Ltd. as Administrative Agent and Deutsche Bank Trust Company Americas as Collateral Agent hereunder, in each case to act on its behalf and under the other Credit Documents and authorizes Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent and Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Secured Parties, and neither Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to Administrative Agent and Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.1.2 Each of Administrative Agent and Collateral Agent is hereby authorized by the Secured Parties to execute, deliver and perform each of the Credit Documents to which Administrative Agent or Collateral Agent (as the case may be) is or is intended to be a party, and each Secured Party agrees to be bound by all of the agreements of Administrative Agent and Collateral Agent contained in the Credit Documents. Each of Administrative Agent and Collateral Agent is further authorized by the Secured Parties to enter into agreements supplemental hereto for the purpose of curing any technical or minor defect, inconsistency, omission or ambiguity in any Credit Document to which it is a party.

10.2 Rights as a Lender. The Persons serving as Administrative Agent and Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent or Collateral Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent and Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Affiliate thereof as if such Person were not Administrative Agent or Collateral Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

10.3.1 Administrative Agent and Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, Administrative Agent and Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that Administrative Agent or Collateral Agent is required to exercise as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent or Collateral Agent, as the case may be, to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent, Collateral Agent or any of their respective Affiliates in any capacity.

Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent (acting in accordance with this Agreement and the other Credit Documents), as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

10.3.2 Administrative Agent and Collateral Agent shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent or Collateral Agent, as the case may be, shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.18 and 8.2) or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Administrative Agent and Collateral Agent shall be deemed not to have knowledge of any Default, Event of Default or Material Adverse Effect unless and until written notice describing such is given to Administrative Agent or Collateral Agent, as the case may be, by Borrower or a Lender.

10.3.3 Administrative Agent and Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Credit Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (e) the value or the sufficiency of any Collateral, or (f) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent or Collateral Agent, as the case may be.

10.4 Reliance. Administrative Agent and Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent and Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to a Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent and Collateral Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent or Collateral Agent shall have received notice to the contrary from such Lender prior to such Credit Event. Administrative Agent and Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. Administrative Agent and Collateral Agent may perform any and all of their respective duties and exercise their respective rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent or Collateral Agent, as the case may be. Administrative Agent, Collateral Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent, Collateral Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent and Collateral Agent. Administrative Agent and Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that Administrative Agent or Collateral Agent, as the case may be, acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6 Resignation.

10.6.1 Administrative Agent or Collateral Agent may at any time give notice of its resignation to the Secured Parties and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided such successor is not a Prohibited Party. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent, as the case may be, may (but shall not be obligated to), on behalf of the Secured Parties, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above or, at the Borrower’s expense, petition a court of competent jurisdiction for the appointment of a successor Administrative Agent or Collateral Agent, as applicable. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

10.6.2 [Reserved]

10.6.3 With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (a) the retiring or removed Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) except for any indemnity payments and outstanding fees owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent or Collateral Agent, as the case may be, shall instead be made by or to each Secured Party directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Collateral Agent, as the case may be (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent or Collateral Agent), and the retiring or removed Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 12.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent and Collateral Agent, their sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or Collateral Agent was acting as such hereunder. Administrative Agent and Collateral Agent shall have no liability or responsibility for the action or inaction of any successor Administrative Agent or Collateral Agent.

10.7 Non-Reliance. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.8 Administrative Agent May File Proofs of Claim.

10.8.1 In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid to the Secured Parties under the Credit Documents and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Sections 2.3 and 12.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Administrative Agent and, if Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.

10.8.2 Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party to authorize Administrative Agent to vote in respect of the claim of any Secured Party or in any such proceeding.

10.9 Collateral Matters.

10.9.1 The Secured Parties irrevocably authorize Collateral Agent to release any Lien (at the Borrower’s cost) on any property granted to or held by Collateral Agent under any Collateral Document (a) upon Termination, (b) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under any Credit Document, or (c) if approved, authorized or ratified in accordance herewith.

10.9.2 Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

10.10 Indemnification. Without limiting the Obligations of Borrower, each Lender agrees to indemnify the Collateral Agent and Administrative Agent and their respective officers, directors, shareholders, controlling Persons, employees, agents and servants, ratably in accordance with their Proportionate Share of the Loan Commitments for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent, Collateral Agent or such Person in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents in respect of actions taken by such Persons in their respective capacities as Collateral Agent and Administrative Agent or officers, directors, shareholders, controlling Persons, employees, agents and servants thereof (to the extent Borrower has not paid any such amounts pursuant to Section 12.4); provided that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s, Collateral Agent’s or any such Person’s gross negligence or willful misconduct as determined by the non-appealable judgment of a court of competent jurisdiction. Administrative Agent, Collateral Agent or any such Person shall be fully justified in refusing to take or to continue to take any action under any Credit Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent, Collateral Agent or any such Person promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent, Collateral Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Administrative Agent, Collateral Agent or any such Person is not reimbursed for such expenses by Borrower. The agreements in this Section shall survive the satisfaction or discharge of Borrower’s Obligations under the Credit Documents and the resignation or removal of Administrative Agent or Collateral Agent.

10.11 Withholding Tax. If the forms or other documentation required by Section 2.4.4(f) are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

10.11.1 If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), or Administrative Agent reasonably determined that it was required to withhold Taxes from a prior payment but failed to do so, then such Lender shall promptly indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses. Administrative Agent may offset against any payment to any Lender under any Credit Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Administrative Agent is entitled to indemnification under this Section 10.11.

10.11.2 If any Lender sells, assigns, grants participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, Participant or transferee, as applicable, shall comply and be bound by the terms of Section 2.4.4(f) and this Section 10.11 as though it were such Lender.

10.12 General Provisions as to Payments. Administrative Agent shall promptly distribute to each Lender, subject to the terms of any separate agreement between Administrative Agent and such Lender, its pro rata share of each payment of principal and interest payable to the Lenders on the Loans and of fees hereunder received by Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, at its Lending Office for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its Base Rate Loans, (b) its domestic or foreign lending office, as each Lender may designate to Administrative Agent, in the case of Eurodollar Loans, and (c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Lenders shall have the right to alter their Lending Offices upon five Business Days’ prior notice to Administrative Agent and Borrower.

10.13 Delivery of Copies to Lenders. If requested, Administrative Agent shall promptly deliver or make available to each Lender copies (which may be delivered via email intranet or internet) of any financial statements, notices, reports, plans, budgets or other documents received by Administrative Agent from or on behalf of Borrower pursuant to Section 5.4 (Notices), Section 5.5 (Financial Reporting), Section 5.8 (Reports), Section 5.12 (Construction of the Projects) and Section 5.13 (Operation and Maintenance of Projects; Operating Budget), as applicable, and such other documents and other information available to Administrative Agent as may be reasonably requested by any Lender.

ARTICLE 11

INDEPENDENT CONSULTANTS

11.1 Removal and Fees. Administrative Agent, in consultation with the Required Lenders, may remove from time to time, any one or more of the Independent Consultants and appoint replacements as Administrative Agent, in consultation with the Required Lenders, may choose; provided such replacement is not a Prohibited Party. Notice of any replacement Independent Consultant shall be given by Administrative Agent to Borrower, the Lenders and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by Borrower pursuant to agreements reasonably acceptable to Borrower; provided, that no such acceptance shall be required at any time an Event of Default shall have occurred and be continuing.

11.2 Duties. Each Independent Consultant shall be contractually obligated to Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by Administrative Agent and shall be responsible solely to Administrative Agent. Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Administrative Agent.

11.3 Independent Consultants’ Certificates.

11.3.1 Until the receipt by Administrative Agent of certificates satisfactory to Administrative Agent from each Independent Consultant whom Administrative Agent considers necessary or appropriate certifying Completion, Borrower shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may reasonably consider necessary in order for the Independent Consultants to deliver to Administrative Agent the following certificates:

(a) certificates of the Insurance Consultant and Independent Engineer delivered on and dated on or prior to the Initial Funding Date as described in Sections 3.2.15 and 3.2.16, respectively, and containing the matters set out therein;

(b) after the Closing Date, all certificates to be delivered thereafter pursuant to this Agreement; and

(c) [Reserved];

11.3.2 Following Completion, Borrower shall provide such documents and information to the Independent Consultants as they may reasonably consider necessary in order for (i) the Independent Consultants to deliver to Administrative Agent any certificates expressly required to be delivered by the Independent Consultant under this Agreement or (ii) Administrative Agent to consult with the Independent Consultants as contemplated by this Agreement.

11.4 Certification of Dates. Administrative Agent will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events.

11.5 Professional Services Agreements. Administrative Agent, Collateral Agent or one or more of the Lenders may have entered into professional services agreements with Independent Consultants. The Secured Parties acknowledge that such professional services agreements may contain limitations of liability or other restrictions binding on the Secured Parties.

ARTICLE 12

MISCELLANEOUS

12.1 Notices; Signatures.

12.1.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.1.2), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:

If to Administrative Agent:	PE12GVVC (Bloom PPA) Ltd.
c/o Alberta Investment Management Corp.
1100 – 10830 Jasper Avenue
Edmonton, AB T5J 2B3
Canada
Attn: [***]
E-mail: [***]

If to Collateral Agent:	Deutsche Bank Trust Company Americas
60 Wall Street, MS NYC60-2715
New York, New York 10005-2858
Attn: Trust and Agency Services
Facsimile: [***]
E-mail: [***]

If to Borrower:	2012 ESA Project Company, LLC
1299 Orleans Drive
Sunnyvale, CA 94089
Attn: [***]
Facsimile:

If to PE12PXVC (Bloom PPA) Ltd. or PE12GVVC (Bloom PPA) Ltd., as a Lender, to the address and care of Administrative Agent. If to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 12.1.2, shall be effective as provided therein.

12.1.2 Electronic Communications.

(a) Notices and other communications to the Secured Parties hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt

[***] Confidential Treatment Requested

requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

12.1.3 Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the other parties hereto.

12.2 Additional Security; Right to Set-Off.

12.2.1 Any deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) or other sums at any time held or owing by any Secured Party or any Affiliate thereof to or for the credit or the account of Borrower and any Project Revenues, securities or other property of Borrower in the possession of any Secured Party may at all times be treated as collateral security for the payment of the Loans and any Notes and all other obligations of Borrower to the Secured Parties under the Credit Documents, and Borrower has pledged and granted to Collateral Agent a security interest in and to all such deposits, sums, securities or other property pursuant to the Collateral Documents.

12.2.2 In addition to any rights and remedies (including other rights of set-off) now or hereafter granted to the Secured Parties under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default and with the prior consent of Collateral Agent, subject to Section 2.5(a), regardless of the adequacy of any other collateral, each Secured Party (only with the consent of Administrative Agent) is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits and sums referred to in the previous paragraph against and on account of the Obligations to such Secured Party or to any other Secured Party, including all claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not (a) such Secured Party shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Secured Party agrees to notify Borrower promptly after any such set-off and application; provided, that the failure to give such notice shall not affect the validity of such set-off or application or the rights of such Secured Party under this Section. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

12.3 Delay and Waiver.

12.3.1 No delay, failure or omission to exercise, and no course of dealing with respect to, any right, power, privilege or remedy accruing to the Secured Parties upon the occurrence of any Default, Event of Default, Material Adverse Effect or any breach or default of any Credit Party or unsatisfied condition precedent under any Credit Document shall impair any such right, power, privilege or remedy of the Secured Parties, nor shall it be construed to be a waiver of any such breach or default or unsatisfied condition precedent, or an acquiescence therein, or of any similar breach or default or unsatisfied condition precedent thereafter occurring; nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right or power.

12.3.2 Upon effectiveness of any waiver of a Default or Event of Default, the parties shall be restored to their former position and rights under the Credit Documents, and such Default or Event of Default shall be deemed to be waived and not continuing; provided that any waiver of any single Default, Event of Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent shall not be deemed a waiver of any other Default, Event of Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Secured Party of any Default, Event of Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent under any Credit Document, or any waiver on the part of any Secured Party of any provision or condition of any Credit Document, must be in writing in accordance with Section 12.18 and shall be effective only to the extent in such writing specifically set forth and only in the specific instance and for the purpose for which given. All remedies, either under any Credit Document or by law or otherwise afforded to the Secured Parties, shall be cumulative and not alternative.

12.3.3 Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

12.4 Expenses; Indemnity; Damage Waiver.

12.4.1 Costs and Expenses. Borrower shall pay (a) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration (which shall include expenses incurred in connection with Borrowings and the satisfaction of conditions precedent under this Agreement up to and after the Restatement Effective Date, provided that for any subsequent Borrowing after the first Borrowing on or after the Restatement Effective Date, Borrower shall only be required to pay 50% of the expenses of such subsequent Borrowings) of the Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all out-of-pocket expenses incurred by Administrative Agent, Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for Administrative Agent) in connection with the enforcement or protection of its rights (A) in connection with the Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (c) all costs and expenses incurred in connection with any filing, recording, registration or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein of creating, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, and reasonable fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that Collateral Agent or the Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto in accordance with this Agreement or the Collateral Documents.

12.4.2 Indemnification by Borrower. Borrower shall indemnify Administrative Agent, Collateral Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Credit Party) arising out of, in connection with, or as a result of (a) the execution, delivery, performance, administration and enforcement of any Credit Document or any agreement or instrument contemplated thereby or any amendment, supplement or modification thereto, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) any Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by Borrower, or any Environmental Claim related in any way to Borrower, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Credit Party against an Indemnitee for breach of such Indemnitee’s obligations under any Credit Document, if Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.4.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4.3 If Indemnity Unavailable. If, for any reason whatsoever, the indemnification provided under Section 12.4.2 is unavailable to any Indemnitee or is insufficient to hold it harmless to the extent provided in Section 12.4.2, then provided such payment is not prohibited by or contrary to any applicable Legal Requirement or public policy, Borrower shall contribute to the amount paid or payable by such Indemnitee in such proportion as is appropriate to reflect the relative benefits received by Borrower and its Affiliates in the form of extensions of credit on the one hand, and received by such Indemnitee in the form of interest and fees on the other hand, in the matters contemplated by this Agreement as well as the relative fault of Borrower (and its Affiliates) and such Indemnitee with respect to such Subject Claim, and any other relevant equitable considerations.

12.4.4 Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 12.4.1 or 12.4.2 to be paid by it to Administrative Agent, Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent, Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Proportionate Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 12.4.4 are several and not joint.

12.4.5 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in Section 12.4.2 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with any Credit Document or the transactions contemplated hereby or thereby.

12.4.6 Payments. All amounts due under this Section shall be payable promptly after demand therefor, and in any event within 10 Business Days.

12.4.7 Survival. Each party’s obligations under this Section shall survive the termination of the Credit Documents and payment of the obligations hereunder, and the resignation or removal of the Administrative Agent or Collateral Agent, as applicable.

12.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or expressly referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

12.6 Severability. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any respect in any jurisdiction, shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, invalidating or impairing the validity, legality and enforceability of the remaining provisions hereof; and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, invalidate or impair such provision in any other jurisdiction.

12.7 Headings. Article, Section and Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement or be given any substantive effect.

12.8 Additional Financing, Etc. The parties hereto acknowledge that as of the Restatement Effective Date the Lenders have made no agreement or commitment to provide any financing except as set forth herein. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Loan Commitment of any other Lender hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

12.9 No Partnership, Etc. The Secured Parties and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in any of the Credit Documents, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed or construed to create a partnership, an association, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Secured Parties and Borrower or any other Person. No Secured Party shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other Taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Projects (if any) and to perform all obligations and other agreements and contracts relating to the Projects shall be the sole responsibility of Borrower.

12.10 [Reserved]

12.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.12 Governing Law, Jurisdiction, Etc.

12.12.1 Governing Law. The Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to the Credit Documents (except, as to any Credit Document besides this Agreement, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

12.12.2 Jurisdiction. Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, Collateral Agent, any Lender or any Related Party of the foregoing in any way relating to any Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Credit Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Credit Document against Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

12.12.3 Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to any Credit Document in any court referred to in Section 12.12.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.12.4 Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

12.13 Successors and Assigns.

12.13.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an assignee in accordance with the provisions of Section 12.13.2, (b) by way of participation in accordance with the provisions of Section 12.13.3, or (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.13.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.13.3 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

12.13.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan Commitment) and the Loans; provided, that any such assignment shall be subject to the following conditions:

(a) Minimum Amounts.

1. In the case of an assignment of the entire remaining amount of the assigning Lender’s Loan Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

2. in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Loan Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Loan Commitments have terminated, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $100,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(b) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Loan Commitment assigned, except that this clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credit facilities hereunder on a non-pro rata basis.

(c) Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.13.2(a)(ii) and, in addition:

1. the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required (A) unless a Lender reasonably determines that it is required to make such assignment under its Governing Documents or any Government Rule applicable to such Lender, (B) unless the effective date of such assignment is on or after the 6th anniversary of the date the first System Facility is installed, (C) unless an Event of Default has occurred and is continuing at the time of such assignment, or (D) unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

2. the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (A) any unfunded Loan Commitment if such assignment is to a Person that is not a Lender with a Loan Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (B) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(d) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of [***]; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire and any tax forms required under Section 2.4.4(f).

(e) No Assignment to Certain Persons. No such assignment shall be made to (i) Borrower or any of Borrower’s Affiliates or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (e).

(f) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(g) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Proportionate Share of the Loan Commitments. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(h) Effectiveness of Assignment. Subject to acceptance and recording thereof by Administrative Agent, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party

[***] Confidential Treatment Requested

hereto) but shall continue to be entitled to the benefits of Sections 2.6.3 and 12.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.13.3. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

12.13.3 Participations.

(a) Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person or Borrower or any of Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) the Participant shall not be a Prohibited Party. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.10 with respect to any payments made by such Lender to its Participant(s).

(b) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.18 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.4.4, 2.6.3 and 2.7 (subject to the requirements and limitations therein, including the requirements under Section 2.4.4(f) (it being understood that the documentation required under Section 2.4.4(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.13.2; provided that such Participant (i) agrees to be subject to the provisions of Section 2.7 as if it were an assignee under Section 12.13.2; and (ii) shall not be entitled to receive any greater payment under Sections 2.4.4 or 2.6.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.7 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.2.2 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.5 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.13.4 Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.13.5 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.14 Defaulting Lenders.

12.14.1 Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Loan Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 12.14.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

12.14.2 Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans be held pro rata by the Lenders in accordance with the Loan Commitments hereunder, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

12.15 [Reserved].

12.16 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Credit Documents, and any separate letter agreements with respect to fees or other compensation payable to Administrative Agent or any Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

12.17 Survival. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, and without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower set forth in Sections 2.4.4, 2.6.1, 10.3 and 12.4 and the agreements of the Lenders set forth in Sections 10.1, 10.5 and 10.10 shall survive Termination, and, in the case of any Lender that may assign any interest in its Loan Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder.

12.18 Amendments; Waivers.

12.18.1 Any provision of the Credit Documents may be amended, modified, supplemented or waived, or any consent thereunder granted, only by a written instrument signed by the Required Lenders and, where a provision requires consent from the Required Lenders, Administrative Agent or Collateral Agent, signed by such Person, and the relevant Credit Party; provided, that no amendment, modification, supplement, waiver or consent shall, modify the provisions of Section 2.5(a) without the consent of each Lender affected thereby and without the consent of all of the Lenders (or, as provided in Section 12.18.1(f), the Required Lenders):

(a) modify, in any respect adverse to the Lenders, Section 2.1.1(d), 2.1.4(b), 2.1.5(b), 2.6, or 10.12;

(b) increase the amount of the Loan Commitment of any Lender hereunder;

(c) amend any percentage specified in the definition of “Required Lenders” or any other provision of the Credit Documents specifying the number or percentage of the Secured Parties or any subset thereof required to waive, amend or modify any rights hereunder, make any determination or grant any consent hereunder, or amend the definition of “Proportionate Share” or any other provisions relating to the pro rata treatment of the Lenders;

(d) permit Borrower to assign its rights under this Agreement except as provided in Section 12.13.1, or permit a sale or disposition that would cause a Change of Control;

(e) amend this Section 12.18.1;

(f) amend any provision of any Credit Document setting forth an order of payments to alter the relative priority of payments set forth thereunder in a manner which disproportionately and adversely effects a particular class of creditor (i.e. Lender), in which case such amendment shall require the written consent of each creditor within such directly affected class (i.e. each Lender), or waive any closing condition set forth in Section 3.1;

(g) (i) without the consent of all the Lenders, release substantially all of the Collateral, and (ii) without the consent of the Required Lenders, release any Collateral less than substantially all of the Collateral (other than, with the consent of Administrative Agent, immaterial portions of the Collateral or as permitted in Section 6.4), in each case from the Lien of any of the Collateral Documents;

(h) extend the Maturity Date or reduce the rate or amount or change the time of payment of interest due on any Loan;

(i) reduce the amount or extend the payment date for any amount due hereunder, whether principal, interest, fees or other amounts, provided that the Required Lenders may elect to not impose the Default Rate when the Lenders are otherwise entitled to do so;

(j) subordinate the Obligations to any other Debt.

12.18.2 No amendment, modification, termination or waiver of any provision of this Agreement affecting the rights or obligations of Administrative Agent or Collateral Agent shall be effective without the consent of Administrative Agent or Collateral Agent, as the case may be. No amendment, modification, termination or waiver of any provision of any Note (other than by way of amending a document referred to therein) shall be effective without the concurrence of the Lender which is the holder of such Note.

12.18.3 Any amendment, supplement, waiver or modification hereunder shall apply equally to each Lender and be binding upon Borrower and the Secured Parties and each Lender that becomes a party hereto.

12.18.4 No Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Event of Default or Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

12.18.5 The agreement of Borrower shall not be necessary to the effectiveness of any modification of a Credit Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. Only the consent of the parties to the Fee Letter shall be required for any modification of such agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

12.18.6 Borrower will not, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Credit Documents, unless such remuneration or value is concurrently paid, on the same terms, on a pro rata basis to all Lenders providing their consent.

12.19 LAWS. Notwithstanding the foregoing provisions of this Agreement, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Credit Documents shall be allowed if it would require registration under the Securities Act, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such sale, assignment, transfer, negotiation or disposition which would not require any such registration.

12.20 Assignability as Collateral. Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Lender may (without notice to Borrower, Administrative Agent or any other Lender and without payment of any fee) assign all or any portion of the Loans or Notes held by it in favor of any Federal Reserve Bank or the United States Treasury or any other central bank with jurisdiction over such Lender as collateral security; provided, that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrower’s obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder. In the case of any Lender that is a Fund, such Lender may, without the consent of Borrower or Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

12.21 Service of Process.

12.21.1 The Secured Parties and Borrower hereby consent to the service of process made by registered or certified mail, return receipt requested, at its address provided for notices in Section 12.1.1 and agrees that such service is sufficient to confer personal jurisdiction over it in any relevant proceeding in any relevant court, and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement or the other Operative Documents will affect the right of any party hereto to serve process in any other manner permitted by law.

12.21.2 Borrower hereby irrevocably designates, appoints and empowers CT Corporation System (the “Process Agent”), with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its permitted designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, writs, summons, notices and documents which may be served in any action or proceeding arising out of this Agreement or any other Credit Document. Borrower hereby agrees to cause the Process Agent to execute and deliver to Administrative Agent a letter from the Process Agent to Borrower and Administrative Agent in substantially the form of Exhibit L. If for any reason such Process Agent shall cease to act as such, Borrower agrees to designate a new permitted designee, appointee and agent in New York City on terms satisfactory to Administrative Agent. Nothing in this Agreement or the other Operative Documents will affect the right of any party hereto to serve process in any other manner permitted by law.

12.22 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender.

12.23 Confidentiality.

12.23.1 Each of Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or the credit facilities hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder; (h) with the consent of Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

12.23.2 For purposes of this Section, “Information” means all information received from Borrower or any Affiliate on behalf of the Borrower or any Affiliate or any of their respective businesses, other than any such information that is available to Administrative Agent or Lender on a nonconfidential basis prior to disclosure; provided that, in the case of information received from Borrower or any Affiliate after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.23.3 In no event shall any Lender be obligated or required to return any materials furnished by any Credit Party. In addition, the Secured Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Secured Parties, and the Secured Parties or any of their respective Affiliates may place customary “tombstone” advertisements (which may include any of Borrower’s and the other Credit Parties’ trade names or corporate logos) in publications of its choice (including without limitation “e-tombstones” published or otherwise circulated in electronic form) at its own expense.

12.24 Reinstatement. Each Credit Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of all or a portion of the obligations of any Credit Party under such Credit Document is rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party for any reason (whether in connection with any bankruptcy, insolvency, as a result of any Governmental Rules, or otherwise). In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only to the extent of the amount paid and not so rescinded, restored or returned.

12.25 Marshalling; Assets Set Aside. Neither Administrative Agent, Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to any Secured Party, or any Secured Party enforces any security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause (and whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

12.26 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

12.27 Construction of the Documents. Each of the parties hereto acknowledges that (a) it has been represented by counsel in the negotiation and documentation of the terms of the Credit Documents, (b) it has had full and fair opportunity to review and revise the terms of the

Credit Documents, (c) the Credit Documents have been negotiated and drafted jointly by all of the parties hereto, and (d) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with any of the Credit Documents, and the relationship between Administrative Agent and the Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that (i) the Credit Documents shall be deemed to be the work product of all parties hereto and thereto, (ii) the terms hereof and thereof shall not be construed against or in favor of any party, and (iii) no ambiguity in any Credit Document shall be construed in favor of or against any party solely as a result of such party having drafted or proposed the ambiguous provision.

12.28 Waiver. Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by Administrative Agent relating in any way to the Credit Documents should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by Borrower relating in any way to the Credit Documents whether or not commenced earlier. To the fullest extent permitted by applicable law, Borrower shall take all measures necessary or desirable for any such action or proceeding commenced by Administrative Agent to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by Borrower.

12.29 The Platform.

12.29.1 Election Under Platform. Borrower hereby acknowledges that (a) Administrative Agent may, but shall not be obligated to, make available to the Secured Parties the Communications (as defined below) available to the Secured Parties by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Secured Parties may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its Affiliates) (each, a “Public Lender”). Borrower hereby agrees that so long as any Affiliate of Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Communications that may be distributed to the Public Lenders and that (i) all such Communications shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Communications “PUBLIC,” Borrower shall be deemed to have authorized the Secured Parties to treat such Communications as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its Affiliates or their securities for purposes of United States Federal and state securities laws (provided that to the extent such Communications constitute Information, they shall be treated as set forth in Section 12.23); (iii) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Communications “PUBLIC.”

12.29.2 Platform Defects. The Platform is provided “as is” and “as available.” The Secured Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Secured Party in connection with the Communications or the Platform. In no event shall Administrative Agent, Collateral Agent or any of their Related Parties have any liability to Borrower, any other Credit Party, or any of their respective Affiliates, any Secured Party or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, punitive, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s, any Credit Party’s, any Affiliates’ thereof, any Secured Party’s or Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Credit Document or the transactions contemplated therein which is distributed to Administrative Agent or any other Secured Party by means of electronic communications pursuant to this Section, including through the Platform.

12.30 Agreement of the Secured Parties.

12.30.1 Unaffected Rights of Secured Parties.

(a) each Secured Party may take any action (not adverse to the priority status of the Liens on the Collateral securing the Obligations, or the rights of the Collateral Agent to exercise remedies in respect thereof) necessary to create, perfect, preserve or protect its Lien on the Collateral;

(b) each Secured Party may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(c) any Secured Party may charge default interest in accordance with the relevant Credit Document;

(d) each Secured Party may accelerate the Obligations owed to it in accordance with the relevant Credit Document;

(e) upon the commencement of a Bankruptcy Event by or against any applicable Credit Party, each Secured Party may file a claim or statement of interest with respect to the Obligations owed to such Secured Party but only to the extent not inconsistent with this Agreement;

(f) each Secured Party may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the applicable Credit Parties arising under the bankruptcy code or any applicable non-bankruptcy Legal Requirements (including the commencement of any Bankruptcy Event in accordance with applicable law), but only to the extent not inconsistent with the terms of this Agreement; and

(g) upon the commencement of a Bankruptcy Event by or against any applicable Credit Party, each Secured Party may vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Obligations owed to such Secured Party and the Collateral.

12.30.2 Application of Collateral Proceeds Following Event of Default. Regardless of whether any Bankruptcy Event has been commenced by or against any Credit applicable Party (but subject to applicable Legal Requirements), following the occurrence and continuation of an Event of Default, any money collected or to be applied by the Collateral Agent pursuant to this Agreement and the Collateral Documents as proceeds of, or other realization upon, Collateral (other than monies for its own account) shall be applied as follows:

(a) first, to any fees, costs, charges, expenses or disbursements of any kind incurred or expended by Collateral Agent relating to or arising out of the enforcement of any of the terms of this Agreement or the Collateral Documents, including all court costs and legal fees;

(b) second, to the payment pro rata of interest (including default interest) on the Obligations;

(c) third, to the payment pro rata of the principal amount of the Obligations and the cash collateralization of all letters of credit constituting Obligations in accordance with the relevant Credit Document; and

(d) finally, after final payment in full of the amounts described in this Section 12.30.2 and Termination shall have occurred, to Credit Parties (as applicable) or their respective successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

12.30.3 Lien Failure. If, for any reason, a Secured Party does not have a valid and perfected Lien (either directly or through Collateral Agent) on any portion of the Collateral, proceeds on such portion of the Collateral received by the other Secured Parties having the same lien-priority as such Secured Party will be paid over to the extent necessary to reflect the distribution provisions above as if all Secured Parties having the same lien-priority held such a Lien.

12.30.4 Rescission; Return of Collateral. If any action taken in connection with the enforcement of the Secured Parties’ rights hereunder or under any other Credit Document is rescinded or Collateral Agent otherwise becomes liable for the return of Collateral proceeds realized in connection with such an action to any Person, each relevant Secured Party shall return to Collateral Agent the amount previously distributed to such Secured Party in accordance with this Agreement. Upon receipt of such amounts by Collateral Agent, the relevant Obligation automatically shall be reinstated for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Credit Agreement to be duly executed and delivered as of the date first above written.

2012 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company, as Borrower

By:

Name:
Title:

[A&R Credit Agreement Signature Page]

PE12GVVC (BLOOM PPA) LTD.,
as Administrative Agent and a Lender

By:	/s/ Laura Montes

Name: Laura Montes
Title: Director

PE12PXVC (BLOOM PPA) LTD.,
as a Lender

By:	/s/ Laura Montes

Name: Laura Montes
Title: Director

[A&R Credit Agreement Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:	/s/ Kisha A. Holder

	Name:	Kisha A. Holder
	Title:	Vice President

By:	/s/ Michael A. Smith

	Name:	MICHAEL A. SMITH
	Title:	VICE PRESIDENT

[A&R Credit Agreement Signature Page]

APPENDIX A

to Credit Agreement

LOAN COMMITMENTS

Name of Lender	Loan Commitment
PE12GVVC (Bloom PPA) Ltd	$
PE12PXVC (Bloom PPA) Ltd	$	[***]

Aggregate of all Loan Commitments		$46,784,041

[***] Confidential Treatment Requested

EXHIBIT A

to Credit Agreement

DEFINITIONS

Section, Article and Exhibit references used herein refer to sections and articles of and the exhibits to this Agreement, unless otherwise specified.

“Account Withdrawal Documents” means, collectively, any Account Withdrawal Request and the Account Withdrawal Instruction related thereto, properly completed by Borrower and delivered to Administrative Agent for approval and, in the case of the applicable Account Withdrawal Instruction, signature, in accordance with the applicable provisions of this Agreement and the Depositary Agreement.

“Account Withdrawal Instruction” has the meaning given in the Depositary Agreement.

“Account Withdrawal Request” means a certificate in the form of Exhibit I, signed by a duly authorized representative of Borrower and delivered to Administrative Agent.

“Accounts” means the Construction Account, the Revenue Account, the Operating Account, the Distribution Suspense Account, the DSR Account, the Insurance Proceeds Account, the Maintenance Reserve Account, the SGIP Proceeds Account and each cash collateral account referred to in the Credit Documents, including any sub-accounts within such accounts.

“Additional Project Documents” means any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of the Projects entered into by Borrower and any other Person, or assigned to Borrower, subsequent to the Closing Date as the same may be amended, modified or supplemented from time to time in accordance herewith.

“Administrative Agent” means PE12GVVC (Bloom PPA) Ltd., acting in its capacity as administrative agent for the Secured Parties under the Credit Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Administrative Services Agreement” means the Administrative Services Agreement dated as of December 21, 2012, among Borrower, Holdings and the Administrative Services Provider, as amended by Omnibus Amendment #2, and as the same may be further amended, modified or supplemented from time to time in accordance herewith.

“Administrative Services Provider” means Sponsor.

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“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. When used with respect to Borrower, “Affiliate” shall include Holdings and any Affiliate thereof (other than Borrower). Notwithstanding the foregoing, Alberta Investment Management Corp. and its Affiliates shall not be deemed Affiliates of the Major Project Participants.

“Affiliated Project Participant” means each Major Project Participant that is a Credit Party or is an Affiliate of a Credit Party.

“Agreement” means this Credit Agreement as the same may be amended, modified or supplemented from time to time in accordance herewith.

“Annual Operating Budget” means the budget required pursuant to Section 5.13.2.

“Anti-Terrorism Laws” has the meaning given in Section 4.31.

“Applicable Permit” means, at any time, any Permit that is necessary under applicable Legal Requirements or any of the Operative Documents to have been obtained by or on behalf of Borrower at such time in light of the stage of development, construction or operation of a System Facility or Project to construct, test, operate, maintain, repair, lease, own or use such System Facility or Project as contemplated by the Operative Documents, to sell electricity from such System Facility or Project or deliver fuel to such System Facility or Project, or for Borrower to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.

“Applicable Third Party Permit” means, at any time, any Permit that is necessary to have been obtained by such time in light of the stage of development, construction or operation of a Project by any Person (other than Borrower) that is a party to a Major Project Document or a Credit Document in order to perform such Person’s obligations thereunder (other than Permits necessary to conduct its business generally and maintain its existence and good standing), or in order to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.13.2), and accepted by Administrative Agent, in substantially the form of Exhibit M or any other form approved by Administrative Agent.

“Assignment and Assumption Agreement” means Assignment and Assumption Agreement #1 and Assignment and Assumption Agreement #2.

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“Assignment and Assumption Agreement # 1” means the Assignment and Assumption Agreement, dated as of July 5, 2013, between the Borrower as assignee and 2013B ESA Project Company, LLC as assignor.

“Assignment and Assumption Agreement # 2” means the Assignment and Assumption Agreement, dated as of July 5, 2013, between the Borrower as assignor and 2013B ESA Project Company, LLC as assignee.

“AT&T Power Purchase Agreement” means that certain Energy System Use Agreement, dated as of December 19, 2012, by and between Borrower and Pacific Bell Telephone Company, a California corporation as the same may be amended, modified or supplemented from time to time in accordance herewith.

“AT&T Project” means the acquisition, installation, ownership, operation and maintenance of all of the System Facilities on the Sites identified in the AT&T Power Purchase Agreement.

“Availability Period” means the period from the Closing Date through the earlier of (a) March 31, 2014, (b) Completion and (c) Borrower reducing the Loan Commitments to an amount equal to the amount of the Loans then outstanding and notifying Administrative Agent that Borrower wishes to end the Availability Period.

“Available Funds” means, at any time and without duplication, the sum of (a) amounts in the Construction Account, (b) the undrawn portion of the Loan Commitments, (c) undisbursed Insurance Proceeds or Eminent Domain Proceeds which are available for payment of Project Costs and (d) amounts required to be contributed indirectly to the Borrower by the Managing Member and the Tax Equity Investor under the Tax Investor Documents to the extent they are not in default of their obligations thereunder.

“Bankruptcy Event” shall be deemed to occur, with respect to any Person, if (a) that Person shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under the Debtor Relief Law or other relief with respect to it or its debts; (b) such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (c) such Person shall make a general assignment for the benefit of its creditors; (d) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Debtor Relief Law, or seeking issuance of a warrant of attachment, execution or distraint, or any similar proceedings shall be commenced against such Person under any other applicable law and (i) such Person consents to the institution of the involuntary case against it, (ii) the petition commencing the involuntary case is not timely controverted, (iii) the petition commencing the involuntary case is not dismissed within 30 days of its filing, (iv) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such

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appointment is not vacated within 30 days, or (v) an order for relief shall have been issued or entered therein; or (e) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over such Person or all or a part of its property shall have been entered; or (f) any other similar relief shall be granted against such Person under any applicable Debtor Relief Law, or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable law, or shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above in this definition; or (g) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Base Case Projections” means a projection of operating results showing at a minimum Borrower’s good faith estimates, as of the Restatement Effective Date, of revenues, operating expenses and sources and uses over the forecast period, in substantially the form of Schedule A-1, which shall be of a nature and in an amount satisfactory to Administrative Agent in consultation with Independent Engineer.

“Borrower” means 2012 ESA Project Company, LLC, a Delaware limited liability company.

“Borrowing” means a borrowing by Borrower of Loans on the same day made by the Lenders.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are or Administrative Agent is authorized or required to be closed in New York, New York, the State of California or the Province of Alberta, Canada.

“Buydown Amount” has the meaning given in Section 5.20.

“Calculation Period” means, as to a particular date, the 12 month period (or, during the initial 12 months following the Closing Date, the actual number of calendar months or partial calendar months between the Closing Date and the calculation date) immediately preceding such date.

“Cash-Substitute LC” has the meaning given in Section 7.7.1.

“Casualty Event” means the loss, damage or destruction of any part of the improvements or any personal property or fixture related to a Project.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in

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connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means (a) Holdings ceases to directly own and control 100% of the economic and voting interest in Borrower or (b) Sponsor ceases to indirectly own and control 100% of the economic and voting interest in Borrower other than (i) interests held in Holdings by the Tax Equity Investors reasonably acceptable to the Administrative Agent pursuant to Governing Documents approved in form and substance by the Lenders and (ii) as approved by the Lenders in their sole discretion.

“Charges” has the meaning given in Section 12.22.

“Closing Date” means December 21, 2012.

“COD” means with respect to each System Facility, the date of “Commencement of Operations” of such System Facility, as such term is defined in the MESPA.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

“Collateral Agent” means Deutsche Bank Trust Company Americas, acting in its capacity as collateral agent for the Secured Parties under the Credit Documents.

“Collateral Documents” means the Pledge Agreement, the Security Agreement, the Depository Agreement, control agreements or any other agreement or document granting or perfecting a Lien to secure the Obligations including any fixture filings, financing statements, or other similar documents filed, recorded or delivered in connection with the foregoing in each case as the same may be amended, modified or supplemented from time to time in accordance herewith.

“Comparable Treasury Issue” means the United States Treasury security selected by the Administrative Agent as having a maturity comparable to the remaining term of the Loans to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Loans to be prepaid.

“Comparable Treasury Price” means, with respect to any prepayment date, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Administrative Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

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“Completion” means the earlier of (i) COD of 2.9 MW of nameplate capacity of System Facilities with respect to the AT&T Project, COD of 3.0 MW of nameplate capacity of System Facilities with respect to the Supplemental AT&T Project and COD of 4.3 MW of nameplate capacity of System Facilities with respect to the Wal-Mart Project and (ii) COD of that number of MW of nameplate capacity of System Facilities with respect to the AT&T Project, Supplemental AT&T Project and the Wal-Mart Project as has been achieved by the end of the Availability Period.

“Completion Date” the date upon which Completion is achieved.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Construction Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement (including purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of collateral to support the obligations of another Person, keep-well agreements and take-or-pay or through-put arrangements) of such Person guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Control” means the possession, directly or indirectly (either alone or pursuant to an arrangement or understanding with one or more other Persons), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Documents” means this Agreement, any Notes, the Collateral Documents, the Fee Letter, the Interparty Agreement, the Indemnity Agreement and any other loan or security agreements or letter agreement or similar document, and any amendment, modification or supplement entered into in accordance herewith to the foregoing or consent or waiver given under the foregoing, entered into by any Secured Party, on the one hand, and Sponsor or one or more Affiliates of Sponsor, on the other hand, in connection with the transactions contemplated by the Credit Documents.

“Credit Event” means (i) the occurrence of the Restatement Effective Date and (ii) each Borrowing and resulting Loan.

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“Credit Parties” means Borrower, Holdings, Managing Member and Sponsor.

“Debt” of any Person means, without duplication, (a) all obligations (including contingent obligations) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other accrued expenses arising in the ordinary course of business which in accordance with GAAP would not be shown on the liability side of the balance sheet of such Person (and not more than 45 days overdue), (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) all Debt (as described in the preceding clauses) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all Debt (as described in the preceding clauses) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is substantially the economic equivalent of a guaranty, and (j) all net obligations of such Person in respect of any swap hedging or similar agreements.

“Debt Service” means, for any period, the sum of (a) all fees (other than fees paid on the Closing Date) payable during such period to any Secured Party, (b) interest on Loans and (c) scheduled Loan principal payments (as reduced to reflect actual prepayments through the date of such calculation) payable during such period.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Default Rate” has the meaning given in Section 2.4.3.

“Defaulting Lender” means, subject to Section 12.14.2, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which

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conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.14.2) upon delivery of written notice of such determination to Borrower and each Lender.

“Depositary” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as depositary agent, bank and securities intermediary under the Depositary Agreement.

“Depositary Agreement” means the Depositary Agreement, dated as of February 21, 2013, among Borrower, Administrative Agent, Collateral Agent and Depositary, as amended by Amendment No. 1 to Depositary Agreement, dated as of the Restatement Effective Date.

“Direct Agreement” means any Direct Agreement, in the form of Exhibit D-3, between a Major Project Participant, Borrower and Administrative Agent.

“Distribution Conditions” has the meaning given in Section 6.6.2.

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“Distribution Suspense Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Drawdown Certificate” means a certificate delivered to Administrative Agent substantially in the form of Exhibit C-2.

“DSCR” means, for any period, the ratio of (a) Operating Cash Available for Debt Service for such period to (b) Debt Service for such period.

“DSR Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“DSR Requirement” has the meaning given in Section 7.5.1.

“ECCA” means the Amended and Restated Equity Capital Contribution Agreement dated as of the Restatement Effective Date, between Managing Member and Firstar.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.13.2(c), (e) and (f) (subject to such consents, if any, as may be required under Section 12.13.2(c)).

“Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral, by any agency, department, authority, commission, board, instrumentality or political subdivision of the States of California, the State of Connecticut, the United States or another Governmental Authority having jurisdiction.

“Eminent Domain Proceeds” has the meaning given in Section 7.9.

“Environmental Claims” means any and all liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, written notice of any claims or investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements or attorneys’ or consultants’ fees, relating in any way to (a) a violation or alleged violation of any Environmental Law or Permit issued under any Environmental Law, (b) a Release or threatened Release of Hazardous Substances, or (c) any legal or administrative proceedings relating to any of the above.

“Environmental Laws” means any and all current or future federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules,

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judgments, orders, decrees, permits licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the environment or natural resources and protection of human health, including but not limited to the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; Federal Endangered Species Act, 16 U.S.C. Section 1551 et seq.; the Migratory Bird Treaty Act of 1918, 16 U.S.C. Section 703 et seq.; Bald and Golden Eagle Protection Act, 16 U.S.C. Section 668; and shall include all Hazardous Substances Laws.

“Equity Contribution Tri-party Agreement” means the Equity Contribution Tri-Party Agreement dated as of December 21, 2012, among Holdings, Borrower and Sponsor, as amended by Omnibus Amendment #1 and Omnibus Amendment #2.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person (whether or not incorporated) which is under common control with Borrower within the meaning of Section 4001(a) of ERISA or that is treated as a single employer together with Borrower under Section 414 of the Code.

“ERISA Plan” means any employee benefit plan (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributed, contributes, or is obligated to contribute for its employees or former employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Event of Default” has the meaning given in Article 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Loan Commitment (other than pursuant to an assignment request by Borrower under Section 2.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.4.4(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letter” means the Trust & Agency Services Proposal for Depositary and Collateral Agent Services dated December 10, 2012 and accepted by Borrower on December 11, 2012.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Firstar” means Firstar Development, LLC, a Delaware limited liability company.

“First Funding Date” means February 26, 2013.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“FPA” means the Federal Power Act, as amended, and FERC’s implementing regulations related thereto.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded System” means a System Facility with respect to which a payment under the MESPA has been financed with Loans hereunder.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, and, in particular, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

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“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Rule” means any constitution, code, statute, law, regulation, ordinance, rule, judgment, order, decree, binding directive, treaty, or other governmental restriction or any similar form of decision of or determination by, any Governmental Authority.

“Hazardous Substances” means any and all substances or materials (a) defined as “hazardous substances,” “pollutants,” “contaminants,” “hazardous waste,” “hazardous materials,” “regulated substances,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” toxic substances,” or similar terms, as such terms are designated, regulated classified, listed, or defined under or with respect to which any liability may be imposed pursuant to any Hazardous Substances Law, including without limitation any petroleum product (including byproducts or breakdown products of petroleum products), asbestos-containing material, polychlorinated biphenyls or urea formaldehyde foam insulation.

“Hazardous Substances Law” means any of:

(i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.);

(ii) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.);

(iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.);

(iv) the Clean Air Act (42 U.S.C. Section 7401 et seq.);

(v) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.);

(vi) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.);

(vii) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

(viii) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.);

(ix) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.);

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(x) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.);

(xi) applicable California and Connecticut statutes related to the release of Hazardous Substances;

(xii) applicable California and Connecticut ordinances and regulations related to the release of Hazardous Substances; and

(xiii) all other federal, state, local and municipal Governmental Rules, any and all Legal Requirements, and any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution or protection of human health or the environment or which otherwise govern Hazardous Substances, as are now or may at any time hereafter be in effect, together with the regulations adopted pursuant to all foregoing.

“Holdings” means 2012 V PPA Holdco, LLC, a Delaware limited liability company.

“Holdings Operating Agreement” means the Second Amended and Restated Operating Agreement of Holdings, dated as of the Restatement Effective Date, between the Managing Member and Firstar.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning given in Section 12.4.

“Indemnity Agreement” means the Indemnity Agreement, in form and substance acceptable to Administrative Agent, among Sponsor, Borrower and the Administrative Agent, as amended by the First Amendment to Indemnity Agreement between Sponsor, Borrower and Administrative Agent (upon and after the execution of such amendment).

“Independent Consultants” means, collectively, the Insurance Consultant and the Independent Engineer.

“Independent Engineer” means any independent engineer selected by the Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) on terms and conditions reasonably satisfactory to the Administrative Agent, to advise, and with a duty of care to the Administrative Agent and the Lenders.

“Independent Engineer’s Drawdown Certificate” has the meaning given in Section 3.3.6(b).

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“Information” has the meaning given in Section 12.23.2.

“Initial Funding Date” has the meaning given in Section 3.2.

“Initial Project Documents” means the Initial Project Documents Category A and the Initial Project Documents Category B.

“Initial Project Documents Category A” means the Power Purchase Agreements, Tax Investor Documents, Wal-Mart Gas Supply Agreement, the Administrative Services Agreement, the REC Agreement, the MESPA, the MOMA, the IP License, the IP License Security Agreement, the LREC Agreements (upon assignment thereof to Borrower), Omnibus Amendment #1, Omnibus Amendment #2, the First Amendment to Intellectual Property License dated as of the date hereof and any guaranty agreements related to the foregoing executed by Persons in favor of Borrower.

“Initial Project Documents Category B” means the Site Leases and the Site Licenses.

“Insurance Consultant” means Moore & McNeill.

“Insurance Proceeds” has the meaning given in Section 7.9.1.

“Insurance Proceeds Account” has the meaning given in Section 7.9.1.

“Interest Payment Date” has the meaning given in Section 2.1.2(b)

“Interparty Agreement” means the Interparty Agreement, dated as of December 21, 2012, among Borrower, Firstar and Administrative Agent, as amended by the First Amendment to Interparty Agreement, dated as of the Restatement Effective Date, among Borrower, Firstar and Administrative Agent.

“IP License” mean the Intellectual Property License, dated December 21, 2012, between Sponsor and Borrower, entered into in connection with the MESPA and the MOMA, as amended by the First Amendment to Intellectual Property License, dated as of the Restatement Effective Date, between Sponsor and Borrower.

“IP License Security Agreement” means the Security Agreement, dated as of December 21, 2012, between Sponsor and Borrower, as referred to in Section 4.5 of the IP License.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to Borrower, after due inquiry, the actual knowledge of Borrower, Sponsor or applicable Major Project Participant which is an Affiliate of Borrower, who are charged with direct or indirect responsibility for the Projects (either by virtue of their company responsibilities or by virtue of their responsibilities under the applicable Major Project Document).

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“Legal Requirements” means, as to any Person, the Governing Documents of such Person, any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lenders” means PE12GVVC (Bloom PPA) Ltd., PE12PXVC (Bloom PPA) ltd. and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, with respect to any Lender, the office designated as such to Administrative Agent and Borrower from time to time.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or encumbrance of any kind, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Commitment” means, as to any Lender, the obligation of such Lender to make Loans to Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Appendix A or, as the case may be, under the heading “Amount of Loan Commitment Assigned” opposite such Lender’s name in the Assignment and Assumption pursuant to which such Lender became a party hereto, in each case, as such amount may be amended to reflect assignments and reduced pursuant to Section 2.2.2. The aggregate amount of all Loans Commitments on the Restatement Effective Date equals $46,784,041.

“Loans” has the meaning given in Section 2.1.1(a).

“LREC Agreements” means each Standard Contract for the Purchase and Sale of Connecticut Class I Renewable Energy Credits from Low and Zero Emission Projects, entered into by and between The Connecticut Light and Power Company or The United Illuminating Company and the Borrower (as assignee of BE 2012 A LLC, a Delaware limited liability company (“BE 2012 A”) pursuant to that certain Assignment and Assumption Agreement to be entered into by and between Borrower and BE 2012 A).

“Major Project Documents” means the Initial Project Documents and, unless otherwise agreed by Administrative Agent prior to its execution and delivery, any Additional Project Documents.

“Major Project Participants” means, without duplication, Borrower, Managing Member, Sponsor, Operator, Holdings, the Administrative Services Provider, the Tax Equity Investors party to the Interparty Agreement, and to the extent not already included in this list, any counterparty to a Major Project Document.

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“Make Whole Amount” means, with respect to any prepayment of the Loans with respect to which the Make Whole Amount is payable or prior to the Maturity Date, an amount equal to (a) the sum of the present values, as determined by the Borrower and certified by a Responsible Officer of Borrower to the Administrative Agent, of the Remaining Scheduled Payments discounted, on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus [***], to the date of such prepayment minus (b) the principal amount of the Loans being prepaid; provided that, if such amount is less than [***], the “Make Whole Amount” shall be [***].

“Managing Member” means Clean Technologies III, LLC, a Delaware limited liability company.

“Mandatory Prepayment” has the meaning given in Section 2.1.5(c).

“Material Adverse Effect” means an event, circumstance, condition or occurrence of whatever nature that materially and adversely affects (a) the business, assets (including the Projects), property, prospects, results of operation or financial condition of a Major Project Participant, (b) Borrower’s rights to the Projects and the Project assets, (c) any Major Project Participant’s ability to perform its obligations under the Operative Documents, (d) the validity or priority of the Secured Parties’ security interests in the Collateral, or (e) the validity or enforceability of any Operative Document (including the ability of the Secured Parties to enforce any of their remedies thereunder).

“Maturity Date” means the earliest of (a) the last day of the calendar quarter during which the fourteenth anniversary of the Closing Date occurs and (b) the date on which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, becomes due and payable under this Agreement whether as a result of a Mandatory Prepayment, acceleration or otherwise.

“Maximum Rate” has the meaning given in Section 12.22.

“MESPA” means the Amended and Restated Master Energy Server Purchase Agreement, dated as of December 21, 2012, between Sponsor and Borrower, as amended by (i) the First Amendment to Amended and Restated Master Energy Server Purchase Agreement, dated as of March 27, 2013, (ii) Omnibus Amendment #1 and (iii) Omnibus Amendment #2.

“MOMA” means the Amended and Restated Master Operations and Maintenance Agreement, dated as of December 21, 2012, between Borrower and Operator, as amended by Omnibus Amendment #1 and Omnibus Amendment #2.

“Monthly Date” means the last Business Day of each month.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” (as such term is defined in Section 3(37) or 4001(a)(3)of ERISA) to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute for its employees or under which Borrower or any ERISA Affiliate has any material obligations.

[***] Confidential Treatment Requested

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 12.18.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Persons” has the meaning given in Article 9.

“Notes” has the meaning given in Section 2.1.3.

“Notice of Borrowing” has the meaning given in Section 2.1.1(b).

“O&M Costs” means, for any period, obligations incurred and payable in cash by Borrower during such period for the operation and maintenance of the Projects or any portion thereof and for the purchase of goods and services in connection therewith, including (a) premiums for insurance policies, including the Replacement Risk Policy, (b) costs of fuel and other consumables, (c) costs of obtaining any other materials, supplies, utilities or services for such Project, (d) costs of maintaining, renewing and amending Permits, (e) franchise, licensing, property, real estate, sales and excise Taxes, (f) general and administrative expenses, (g) employee salaries, wages and other employment-related costs, (h) business management and administrative service fees, (I costs required to be payable in connection with any Project under any Project Document or Credit Document (other than scheduled Debt Service and Project Costs but including scheduled interest or lease payments in respect of other Permitted Debt) or to satisfy any Legal Requirement or obtain or maintain any Permit, including without limitation payments to be made to AT&T Corp. (pursuant to the Power Purchase Agreements to which it is a party) in connection with the Borrower’s sale of Connecticut state renewable energy credits, (j) legal, accounting and consulting fees and other transaction costs including fees payable to the Lenders (other than amounts constituting scheduled Debt Service), (k) necessary capital expenditures (other than capital expenditures made in connection with the repair or restoration of any casualty suffered by such Project to the extent funded with insurance or similar proceeds applied pursuant to Section 7.8 or 7.9 or infusions of equity), and (l) all other fees and expenses necessary for the continued operation and maintenance of such Project and the conduct of the business of such Project, but exclusive in all cases of non-cash charges and also exclusive of all interest charges and charges for the payment or amortization of principal of Loans. O&M Costs shall not include payments for restoration or repair of such Project from the Insurance Proceeds Account or income Taxes.

“Obligations” means and includes all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Credit Parties (or, if such term is used by reference to any specific Person, by such Person) to any of the Secured Parties of every

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kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of or in connection with the Credit Documents, including (a) all interest, fees, charges, expenses, attorneys’ fees and accountants fees, repayment obligations, prepayment obligations, and reimbursement obligations payable by any Credit Party thereunder, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Credit Parties to the Secured Parties under or pursuant to the Credit Documents, (c) any and all sums advanced by any of the Secured Parties to preserve the Collateral or preserve or perfect Liens in the Collateral, and (d) in the event of any proceeding for the collection or enforcement described herein, after an Event of Default has occurred and is continuing and unwaived in accordance with the provisions hereof, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Collateral Agent, on behalf of the Secured Parties, of its rights under the Collateral Documents, together with reasonable attorney’s fees and court costs.

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Omnibus Amendment #1” means that certain Omnibus Amendment to MESPA, MOMA and Equity Contribution Tri-Party Agreement, dated as of June 27, 2013, by and among Sponsor, Borrower and Holdings.

“Omnibus Amendment #2” means that certain Omnibus Amendment to MESPA, MOMA, ASA, REC PSA and Equity Contribution Tri-Party Agreement, dated as of the date hereof, by and among Sponsor, Borrower and Holdings.

“Operating Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Operating Budget Category” means (a) individually, any line item category set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds, and (b) collectively, all line item categories set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds.

“Operating Cash Available for Debt Service” means, for any period, Project Revenues during such period plus, without duplication, the Prepaid Expense Amount allowed to be withdrawn from the Revenue Account with respect to such period minus O&M Costs during such period.

“Operative Documents” means, collectively, the Credit Documents and the Project Documents.

“Operator” means Bloom Energy Corporation, a Delaware corporation.

“Original Agreement” has the meaning given in the recitals.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.7.2).

“Participant” has the meaning given in Section 12.13.3(a).

“Participant Register” has the meaning given in Section 12.13.3(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Performance Tests” means any tests under the MESPA to demonstrate COD.

“Permit” means any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permit Schedule” has the meaning given in Section 3.3.13.

“Permitted Debt” means (a) Debt incurred under the Credit Documents, (b) Debt pursuant to the terms of a Project Document (but not for borrowed money), either not more than 90 days past due or being contested in good faith, (c) trade or other similar Debt incurred in the ordinary course of business (but not for borrowed money), either not more than 90 days past due or being contested in good faith and (d) any Contingent Obligation in respect of Debt other than the endorsement of negotiable instruments received in the normal course of its business.

“Permitted Investments” has the meaning given in the Depositary Agreement.

“Permitted Liens” means (a) Liens securing the Obligation; (b) statutory Liens for any current Tax, assessment or other governmental charge not yet due and payable, and Liens for Taxes, assessments or governmental charges being contested in accordance with the requirements of Section 5.16; (c) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens, arising in the ordinary course of business for amounts not yet due or for amounts being contested in good faith and by

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appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any System Facility, Project or any Site, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any System Facility, Project or any Site, (ii) a bond or other security reasonably acceptable to Administrative Agent has been posted or provided in such manner and amount as to assure Administrative Agent that any amounts determined to be due will be promptly paid in full when such contest is determined, or (iii) adequate cash reserves have been provided therefor; (d) Liens arising out of judgments or awards so long as effectively staged as a result of such appeal or proceeding an appeal or proceeding for review such appeal or proceeding is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to Administrative Agent have been provided or are fully covered by insurance and such coverage acknowledge by the insurer in writing; (e) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $[***] in the aggregate at any time, and with any such Lien to be released as promptly as practicable;

“Person” means any natural Person, corporation, limited liability company, limited liability partnership, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning given in Section 12.29.1.

“Pledge Agreement” means, the Pledge and Security Agreement, dated as of December 21, 2012, among Holdings, Borrower and Collateral Agent, as amended by the Omnibus Amendment No. 1 to Security Agreement and Pledge and Security Agreement, dated as of the Restatement Effective Date, among Holdings, Borrower and Collateral Agent.

“Portfolio” means, on an aggregate basis, all System Facilities owned by Borrower that were purchased pursuant to the MESPA and that have achieved COD.

“Power Purchase Agreements” means, collectively, the AT&T Power Purchase Agreement, the Supplemental AT&T Power Purchase Agreements and the Wal-Mart Power Purchase Agreement.

“Prepaid Expense Amount” means proceeds of equity contributions specifically for the purpose of paying prepaid expenses on deposit in the Construction Account prior to the end of the Availability Period, and subsequent to the end of the Availability Period, on deposit in the Revenue Account.

“Process Agent” has the meaning given in Section 12.21.2.

“Prohibited Party” means a competitor of Bloom Energy Corporation or an Affiliate of a competitor of Bloom Energy Corporation which, in either case, manufactures fuel cell electricity generators, but not component manufacturers or institutional sources of capital which are Affiliates of manufacturers of fuel cell electricity generators.

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[***] Confidential Treatment Requested

“Projects” has the meaning given in the recitals to this Agreement.

“Project Budget” has the meaning given in Section 3.1.22.

“Project Costs” means: (a) the Purchase Price (as defined in the MESPA) of System Facilities; (b) all other Project-related costs and other development costs (including all Site related costs payable to any Person, including landowners or any Governmental Authority), insurance costs, management services fees and expenses and expenses to complete the development, design, installation, construction and financing of the Projects; (c) contingency funds, start-up costs and initial working capital costs; and (d) O&M Costs due and payable prior to Completion; (e) interest and fees payable pursuant to this Agreement prior to Completion.

“Project Document Modification” has the meaning given in Section 6.12.

“Project Documents” means, without duplication, the Major Project Documents and any other agreement or document relating to the development, construction, acquisition, operation or maintenance of the Projects to which Borrower is a party.

“Project Revenues” means, without duplication, all income and cash receipts of Borrower derived from the ownership or operation of the Projects, including payments received by Borrower from Sponsor or its Affiliates under the MESPA and the MOMA, proceeds of any delay in start up or business interruption or liability insurance (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by Borrower), income derived from the sale or use of electric capacity or energy transmitted or distributed or ancillary services or environmental attributes produced by the Projects, proceeds from sale of assets, investment income on amounts in the Accounts (solely to the extent deposited in the applicable Account), but excluding solely for purposes of calculating Operating Cash Available for Debt Service, (a) any receipts derived from the sale of any property pertaining to the Projects or incidental to the operation of the Projects, as determined in conformity with cash accounting principles, (b) proceeds of casualty insurance, (c) performance liquidated damages under the MESPA and MOMA and (d) the proceeds of any condemnation awards relating to the Projects.

“Project Schedule” means the schedule for construction and completion of the Projects in a form acceptable to the Administrative Agent.

“Proportionate Share” means, as to any Lender, the percentage obtained by dividing the Loan Commitment of such Lender by the aggregate Loan Commitments of all Lenders (or, at any time after the end of the Availability Period, the percentage obtained by dividing the aggregate outstanding principal balance of the Loans owing to such Lender by the aggregate outstanding principal balance of the Loans owing to all Lenders).

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“Public Lender” has the meaning given in Section 12.29.1.

“PUHCA” means the Public Utility Holding Company Act of 2005 (42 U.S.C. §§ 16451-16463), and FERC’s implementing regulations related thereto (18 C.F.R. Part 366).

“Qualified Letter of Credit” means one or more unconditional, irrevocable letters of credit on terms and conditions, and in form and substance, reasonably satisfactory to Administrative Agent and shall (a) name Collateral Agent as the beneficiary thereof, (b) have an aggregate amount available to be drawn at all times that when added to the Cash on Deposit in the DSR Account greater than or equal to the amount being secured by such letter of credit, (c) be issued from a bank, banks, trust company or trust companies which bank, banks, trust company or trust companies shall have a combined capital and surplus of at least $1,000,000,000 and whose long-term senior unsecured indebtedness is rated at least A by S&P or A2 by Moody’s, (d) not be secured by any of the Collateral or any other asset of Borrower, and (e) not impose on Borrower any obligation to reimburse drawing payments thereunder; provided that such letter of credit shall provide that it shall (i) automatically renew upon the expiration thereof or be drawable in full if it is not renewed at least 30 days prior to the expiration thereof, (ii) have an initial expiration date of at least one year after issuance, and (iii) have a stated amount equal from time to time to (or, to the extent of cash deposited, less than) amounts required to be issued as set forth in the Credit Documents.

“Quarterly Date” means the last Business Day of each calendar quarter.

“Real Property Documents” means any documents, agreements or instruments pursuant to which Borrower has rights in the Sites, including the Site Leases and the Site Licenses, all easements, sub-easements, leases, subleases, licenses and other agreements with landowners, any non-disturbance agreements and any deeds pursuant to which Borrower owns a fee interest in real property.

“REC Agreement” means the REC Purchase and Sale Agreement, dated as of December 21, 2012, between Sponsor and Borrower, as amended by Omnibus Amendment #2.

“Recipient” means (a) Administrative Agent and (b) any Lender, as applicable.

“Reference Treasury Dealers” means three or more institutions selected by the Administrative Agent that, as of any applicable prepayment date, are qualified as primary U.S. government securities dealers by the Federal Reserve Bank of New York.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Administrative Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Administrative Agent by such Reference Treasury Dealer at 4:00 p.m. (New York City time) on the third business day preceding such prepayment date

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“Register” has the meaning given in Section 2.8.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

“Regulatory Change” means any change after the Closing Date in federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping or emptying into or upon any land or water or air.

“Remaining Scheduled Payments” means, with respect to each prepayment of the Loans, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related prepayment date but for such prepayment; provided, however, that, if such prepayment date is not an Interest Payment Date with respect to such Loans, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such prepayment date.

“Repayment Period” means the period commencing on each Quarterly Date and ending on the next Quarterly Date.

“Replacement Risk Policy” has the meaning give in Section 5.15.2.

“Reportable Event” means any of the events set forth in Section 4043(b) or (c) of ERISA for which notice to the PBGC has not been waived.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) holding at least 50.1% of the Loan Commitments (or after termination thereof, outstanding Loans). Notwithstanding the foregoing, if there are only two Lenders (for this purpose, not counting any Lender which is not entitled to vote pursuant to Section 12.14.1(a)), all matters must be agreed by each Lender.

“Resignation Effective Date” has the meaning given in Section 10.6.1.

“Responsible Officer” means, as to any Person, its president, chief executive officer, any vice president, treasurer, secretary, or assistant secretary, or any natural Person who is a managing general partner or manager or managing member of a limited liability company (or any of the preceding with regard to any such managing general partner, manager or managing member).

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“Restated Credit Documents” means this Agreement, the Notes, the Omnibus Amendment No. 1 to Security Agreement and Pledge and Security Agreement dated as of the date hereof among the Borrower, Holdings and the Collateral Agent, Amendment No. 1 to Depositary Agreement dated as of the date hereof among the Borrower, the Administrative Agent and the Collateral Agent, and the First Amendment to Interparty Agreement dated as of the date hereof among the Borrower, the Administrative Agent and Firstar Development, LLC.

“Restatement Effective Date” means the date of satisfaction or waiver by the Lenders of all the conditions precedent listed in Section 3.1.

“Revenue Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means Administrative Agent, Collateral Agent and the Lenders, and each of their respective successors, transferees and assigns and shall include, without limitation, all former Administrative Agents, Collateral Agents and Lenders to the extent that the Obligations owing to such Persons were incurred while such Persons were in such capacities and such Obligations have not been paid or satisfied in full; provided, that no Affiliate of Sponsor shall be a “Secured Party.”

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Security Agreement, dated as of December 21, 2012, between Borrower and Collateral Agent, as amended by the Omnibus Amendment No. 1 to Security Agreement and Pledge and Security Agreement, dated as of the Restatement Effective Date, among Holdings, Borrower and Collateral Agent.

“SGIP Proceeds Account” has the meaning given in Section 1.1 of the Depositary Agreement.

“Site Lease” means, with respect to each Site identified in the AT&T Power Purchase Agreement or any Supplemental AT&T Power Purchase Agreement, a Site Lease Agreement in substantially the form attached as Exhibit B to the AT&T Power Purchase Agreement or such Supplemental AT&T Power Purchase Agreement, respectively, and acceptable to Administrative Agent.

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“Site License” means, with respect to each Site identified in the Wal-Mart Power Purchase Agreement, the “Access License” as defined in the Wal-Mart Power Purchase Agreement, in form and substance acceptable to the Administrative Agent.

“Site” means (i) any “Site” as defined in the AT&T Power Purchase Agreement, (ii) any “Property” as defined in the Wal-Mart Power Purchase Agreement, (iii) [***], (iv) [***], (v) [***], (vi) [***] (vii) [***] and (viii) [***] as applicable.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the aggregate value of all properties of such Person at their present saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, (b) such Person will not, on a consolidated basis, have an unreasonably small capital with which to conduct its business operations heretofore conducted and (c) such Person will have, on a consolidated basis, sufficient cash flow to enable it to pay its debts as they mature.

“Sponsor” means Bloom Energy Corporation, a Delaware corporation.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company, limited liability partnership or other entity of which such Person: (a) owns 10% or more of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity and/or (b) controls the management, directly or indirectly through one or more intermediaries. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of a Person.

“Supplemental AT&T Power Purchase Agreements” means:

(a) as of the date hereof and until to the execution of the amendments in the forms attached hereto as Exhibits S and T, (i) that certain Energy System Use Agreement, dated as of May 15, 2013 (Agreement No. 20130403.077.C), by and between Borrower and AT&T Corp., a New York corporation, with respect to Sites located in Connecticut, (ii) that certain Energy System Use Agreement, dated as of May 15, 2013 (Agreement No. 20130403.075.C), by and between Borrower and Pacific Bell Telephone Company, a California corporation, with respect to Sites located in California, to the extent not assigned by Borrower pursuant to Assignment and Assumption Agreement #2, (iii) that certain Energy System Use Agreement, dated as of May 15, 2013

[***] Confidential Treatment Requested

25

(Agreement No. 20130430.072.C), entered into by and between 2013B ESA Project Company, LLC and Pacific Bell Telephone Company, as and to the extent assigned to the Borrower pursuant to Assignment and Assumption Agreement #1, and (iv) that certain Energy System Use Agreement, dated as of May 15, 2013 (Agreement No. 20130430.078.C), entered into by and between 2013B ESA Project Company, LLC and AT&T Corp., as and to the extent assigned to the Borrower pursuant to Assignment and Assumption Agreement #1; and

(b) upon and after the execution of the amendments in the forms attached hereto as Exhibits S and T, (i) that certain Energy System Use Agreement, dated as of May 15, 2013 (Agreement No. 20130403.077.C), by and between Borrower and AT&T Corp., a New York corporation, with respect to Sites located in Connecticut, and (ii) that certain Energy System Use Agreement, dated as of May 15, 2013 (Agreement No. 20130403.075.C), by and between Borrower and Pacific Bell Telephone Company, a California corporation, with respect to Sites located in California, as each (i) and (ii) are amended pursuant to such amendments.

“Supplemental AT&T Project” means the acquisition, installation, ownership, operation and maintenance of all of the System Facilities on the Sites identified in the Supplemental AT&T Power Purchase Agreements.

“Supplemental Funding Date” has the meaning given in Section 3.2.

“System Facility” means with respect to each Site, the proprietary solid oxide fuel cell power generating units installed on such Site and together with all BOF (as defined in the MESPA).

“Tax Equity Investors” means Firstar and any other one or more investors reasonably acceptable to Required Lenders in “Class A” membership interests in Holdings (as contemplated by the Holdings Operating Agreement).

“Tax Investor Documents” means (a) the Holdings Operating Agreement, (b) the ECCA and (c) the Equity Contribution Tri-Party Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term” means the term of the credit facilities provided hereunder.

“Termination” means payment in full in cash of the Obligations (other than those contingent Obligations that are unasserted and intended to survive the termination of the applicable Credit Documents).

“Treasury Rate” means, with respect to any prepayment date of the Loans, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date.

26

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Credit Documents relating to such perfection or priority and for purposes of definitions related to such provisions.

“Unsatisfied Condition” means a condition in a Permit that has not been satisfied and that either (a) must be satisfied before such Permit can become effective, (b) must be satisfied as of the date on which a representation is made or a condition precedent must be satisfied under this Agreement, or (c) must be satisfied as of a future date but with respect to which facts or circumstances exist which could reasonably be expected to result in a failure to satisfy such Permit condition, and which failure could reasonably result in a Material Adverse Effect.

“U.S. Borrower” means Borrower if Borrower is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.4.4(f).

“Wal-Mart Gas Supply Agreement” means that certain Base Contract For Sale and Purchase of Natural Gas, dated October 12, 2012, between Borrower and EDF Trading North America, LLC and the associated Gas Transaction Confirmation dated October 17, 2012.

“Wal-Mart Power Purchase Agreement” means that certain Amended and Restated Master Fuel Cell Power & Services Agreement, dated as of December 11, 2012, by and between Borrower and Wal-Mart Stores, Inc.

“Wal-Mart Project” means the acquisition, installation, ownership, operation and maintenance of all of the System Facilities on the Sites identified in the Wal-Mart Power Purchase Agreement.

“Waterfall Level” means Waterfall Level 1, Waterfall Level 2, Waterfall Level 3, Waterfall Level 4, Waterfall Level 5, Waterfall Level 6, Waterfall Level 7, Waterfall Level 8, Waterfall Level 9 or Waterfall Level 10, as the case may be, each as set forth in Section 7.3.2(a).

“Waterfall Level x”, where “x” means any of the numbers 1 through 11, means, in the case of each such number, the application of amounts on deposit in the Revenue Account in accordance with the clause of Section 7.3.2 numbered from (1) through (9) which corresponds with such number.

27

“Withholding Agent” means Borrower and Administrative Agent.

RULES OF INTERPRETATION

1. The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.

2. The word “or” is not exclusive.

3. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule (including any successor Governmental Rules and section references to such Governmental Rule shall be construed to refer to any successor sections), and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4. A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

5. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

6. The words “include,” “includes” and “including” are not limiting.

7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, modified and supplemented from time to time and in effect at any given time.

9. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

28

10. References to “days” shall mean calendar days, unless the term “Business Days” shall be used.

11. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” has the same meaning and effect as the word “shall.”

12. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

13. A reference to a time of day refers to the prevailing time in New York City.

14. If, at any time after the Restatement Effective Date, Moody’s or S&P shall change its respective system of classifications, then any Moody’s or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

29

EXHIBIT B to Credit Agreement

FORM OF PROMISSORY NOTE

Promissory Note

$	[Date]

For value received, the undersigned 2012 ESA PROJECT COMPANY, LLC a Delaware limited liability company (“Borrower”), promises to pay to                                          (“Lender”), at the office of Administrative Agent (as defined below) located at PE12GVVC (Bloom PPA) Ltd., c/o Alberta Investment Management Corp., 1100 – 10830 Jasper Avenue, Edmonton, AB T5J 2B3, Canada Attn: [                ], in lawful money of the United States of America and in immediately available funds, the principal amount of                                          AND     /100 DOLLARS ($        ), and all other amounts owed by Borrower to the Lender under the Credit Agreement, as defined below.

This Note is one of the “Notes” referred to in the Amended and Restated Credit Agreement, dated as of August 30, 2013, by and among Borrower, PE12GVVC (BLOOM PPA) LTD., as administrative agent (“Administrative Agent”) for the Lenders (as defined in the Credit Agreement), and the Lenders, as the same may be amended from time to time (the “Credit Agreement”), and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement.

This Note is made in connection with and is secured by the Collateral Documents. Reference is hereby made to the Credit Agreement and the other Credit Documents for the provisions, among others, with respect to the custody and application of Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement, including without limitation any prepayment fees and premiums provided for therein.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to provide such indemnities and to pay other fees and costs as stated in the Credit Agreement.

If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the first succeeding, or next preceding, Business Day, in accordance with the terms of the Credit Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided

Exhibit B - 1

in the Credit Agreement and other Credit Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation attorneys’ fees, incurred in connection with the interpretation or enforcement of this Note.

This Note shall be construed and interpreted in accordance with and governed by the laws of the State of New York.

2012 ESA PROJECT COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C-1 to Credit Agreement

FORM OF NOTICE OF BORROWING

[INSERT LETTERHEAD OF BORROWER]

Date:                  ,

PE12GVVC (Bloom PPA) Ltd.

c/o Alberta Investment Management Corp.

1100 – 10830 Jasper Avenue

Edmonton, AB T5J 2B3

Canada

Attn: [***]

Re:	2012 ESA Project Company, LLC – Notice of Borrowing

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.1.1(b) of the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as borrower, you, as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

This Notice of Borrowing is being delivered to you in connection with the Drawdown Certificate, dated [                    ] (the “Drawdown Certificate”). Amounts requested under this Notice of Borrowing correspond to amounts requested under the Drawdown Certificate.

Borrower hereby gives you notice in accordance with Section 2.1.1(b) of the Credit Agreement that Borrower requests the Lenders to advance to Borrower certain Loans as described below (the “Proposed Borrowing”):

The requested date of the Proposed Borrowing is                  ,         , which is a Business Day.1

The Proposed Borrowing shall consist of an aggregate principal amount of Loans equal to $        .

[1]	Notice of Borrowing must be delivered by 11:00 a.m. on a date that is at least 3 Business Days prior to the requested Borrowing date.

Exhibit C-1 - 1

[***] Confidential Treatment Requested

Borrower hereby certifies to Administrative Agent and the Lenders that the following statements are accurate, true and complete as of the date hereof, and will be accurate, true and complete as of the date of the Proposed Borrowing:

A. Each statement certified by Borrower in the Drawdown Certificate with respect to the Proposed Borrowing is accurate, true and complete.

B. The amount of the Proposed Borrowing does not exceed the undrawn portion of the Loan Commitment determined as of the date of the Proposed Borrowing.

C. As of the date of the Proposed Borrowing, each of the applicable conditions precedent set forth in Sections 3.1, 3.2 and 3.3 of the Credit Agreement shall have been satisfied or waived with respect to the Proposed Borrowing in accordance with the terms thereof.

D. Each representation and warranty of the Borrower in any of the Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Borrowing, before and after giving effect to the applicable Borrowing, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date; and Borrower shall have certified to the Lenders as to the foregoing.

[Signature page follows]

Exhibit C-1 - 2

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be duly executed and delivered by an authorized officer of Borrower as of the date first above written.

2012 ESA PROJECT COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit C-1 - 3

EXHIBIT C-2 to Credit Agreement

FORM OF DRAWDOWN CERTIFICATE

[LETTERHEAD OF BORROWER]

Date:                  ,         1

Funding Date:                  ,

PE12GVVC (Bloom PPA) Ltd.

c/o Alberta Investment Management Corp.

1100 – 10830 Jasper Avenue

Edmonton, AB T5J 2B3

Canada

Attn: [***]

[[Address of Independent Engineer]]

Re:	2012 ESA Project Company, LLC – Drawdown Certificate

Ladies and Gentlemen:

This Drawdown Certificate is delivered to you pursuant to Section 3.3.6(a) of the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as borrower, PE12GVVC (BLOOM PPA) LTD., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Credit Agreement.

I, [                    ], am a Responsible Officer of Borrower. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this Drawdown Certificate. To the extent that this Drawdown Certificate evidences, attests or confirms compliance with any covenants, representations, warranties or conditions precedent provided for in the Credit Documents, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with. This Drawdown Certificate relates to a Borrowing to take place on the date specified above as the “Funding Date” (the “Funding Date”).

[1]	Certificate must be submitted to Administrative Agent and Independent Engineer at least 7 Business Days, but not more than 14 Business Days, prior to the submission of each Notice of Borrowing.

Exhibit C-2 - 1

[***] Confidential Treatment Requested

I, on behalf of Borrower, solely in my capacity as a Responsible Officer of Borrower and not in my personal capacity, and without personal liability therefor, do hereby certify to the Secured Parties that the following statements are accurate, true and complete on the date hereof, and will be accurate, true and complete on and as of the Funding Date, except as waived in writing by Administrative Agent (and with the consent of the Required Lenders if required under the terms of the Credit Agreement):

1) The Purchase Price (as defined in the MESPA) of each System Facility being financed with the proceeds of such Borrowing is set forth in Appendix I hereto.

2) The anticipated COD for each System Facility being financed with the proceeds of such Borrowing is set forth in Appendix I hereto.1

3) No Default or Event of Default has occurred and is continuing or will result from the funding of the Credit Event hereby requested.

4) Construction of the Projects has progressed in all material respects as set forth in the Project Schedule, other than as detailed in Appendix II.

[Signature page follows]

[1]	COD for each System Facility being financed with such Borrowing shall be prior to the Funding Date.

Exhibit C-2 - 2

IN WITNESS WHEREOF, the undersigned has caused this Drawdown Certificate to be duly executed and delivered on behalf of Borrower as of the date first above written.

2012 ESA PROJECT COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit C-2 - 3

APPENDIX I

to Drawdown Certificate

Purchase Price of each System Facility to be paid with the funds requested in connection with this Drawdown Certificate and COD for each System Facility:

System Facility	Purchase Price	COD
$
$
$
$
$

Total: $

Exhibit C-2 - 4

APPENDIX II

to Drawdown Certificate

Exhibit C-2 - 5

EXHIBIT D-3

to Credit Agreement

FORM OF

CONSENT AND AGREEMENT

Dated as of [o]

among

[            ]

as Project Party

[            ],

as Company

and

[            ],

as Collateral Agent

CONSENT AND AGREEMENT (this “Consent and Agreement”) dated as of [            ], among (i) [            ] organized under the laws of [            ] (the “Project Party”), (ii) [            ], a [            ] organized under the laws of [            ] the “Company”) and (iii) [            ], in its capacity as collateral agent for the Secured Parties referred to in the Credit Agreement (defined below) (the “Collateral Agent”).

The Company, [            ], in its capacity as administrative agent for the Lenders under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”), the Collateral Agent, and lenders party thereto are parties to a Credit Agreement dated as of [            ], 2012 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

The undersigned (“Project Party”) hereby acknowledges, and consents to the assignment by the Company of the Assigned Agreement referred to below pursuant to the Security Agreement dated as of [            ], 2012 (as amended, modified and supplemented and in effect from time to time, the “Security Agreement”), between the Company and the Collateral Agent, and hereby agree as follows:

1. Definitions. Terms defined in the Credit Agreement or in the Assigned Agreement referred to below are used herein as defined therein. Unless otherwise stated, references herein to any Person shall include its successors and permitted assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

2. Representations and Warranties. The Project Party hereby represents and warrants that as of the date hereof:

(a) The Project Party is a [            ] duly organized and validly existing and in good standing under the laws of [            ]. The Project Party is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property it owns and intends to conduct and own and in light of the transactions contemplated by the [insert Project Document], dated as of [●], between the Project Party and the Company (as amended, supplemented or modified and in effect from time to time, the “Assigned Agreement”).

(b)The Project Party has the full power, authority and legal right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by the Project Party of this Consent and Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company (as applicable) action. This Consent and Agreement and the Assigned Agreement have been duly executed and delivered by the Project Party and constitute the legal, valid and binding obligations of the Project Party, enforceable against it in accordance with their respective terms except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) The execution, delivery and performance by the Project Party of this Consent and Agreement and the Assigned Agreement do not and will not (i) require any consent or approval of any governing or other authorizing authority of the Project Party or of any other Person which has not been obtained and each such consent or approval that has

2

been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to the Project Party or any provision of the organizational or governing documents of the Project Party, (iii) materially conflict with, result in a material breach of or constitute a material default under any provision of any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Project Party is a party or by which the Project Party or its properties and assets are bound or affected or (iv) result in, or require the creation or imposition of, any Lien upon or with respect to any of the assets or properties of the Project Party now owned or hereafter acquired.

(d) No Authorization of any Governmental Authority is required for the execution, delivery or performance of this Consent and Agreement and the Assigned Agreement by the Project Party which has not been obtained, and each such Authorization that has been obtained is in full force and effect.

(e) There is no action, suit or proceeding at law or in equity by or before any Governmental Authority, arbitral tribunal or other body now pending or, to the knowledge of the Project Party, threatened against or affecting the Project Party or any of its properties, rights or assets which (i) if adversely determined, individually or in the aggregate, could have a material adverse effect on its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement.

(f) The Project Party is not in default under any material covenant or obligation hereunder or under the Assigned Agreement, no such default has occurred prior to the date hereof and the Assigned Agreement is in full force and effect and, to the best knowledge of the Project Party, the Company is not in default under any material covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

(g) The Project Party hereby acknowledges and consents to the collateral assignment by the Company to the Collateral Agent of the Assigned Agreement pursuant to the Security Agreement. After giving effect to such collateral assignment, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement. The Project Party and, to the best knowledge of the Project Party, the Company, have complied with all conditions precedent (if any) to the respective obligations of such party to perform under the Assigned Agreement.

(h) This Consent and Agreement and the Assigned Agreement constitute and include all agreements entered into by the Project Party and the Company relating to the transactions contemplated by this Consent and Agreement and the Assigned Agreement.

3. Consent to Assignment. The Project Party hereby acknowledges, consents and agrees that:

(a) The Collateral Agent and any assignee thereof shall be entitled to exercise any and all rights of the Company under the Assigned Agreement in accordance with their respective terms and the Project Party shall comply in all respects with such exercise. Without limiting the generality of the foregoing, the Collateral Agent and any assignee

3

thereof shall have the full right and power to enforce directly against the Project Party all obligations of the Project Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Company under the Assigned Agreement.

(b) The Project Party will not, without the prior written consent of the Collateral Agent, take any action to (i) cancel or terminate, or suspend performance under, the Assigned Agreement [(except as expressly provided in the Assigned Agreement)] or consent to or accept any cancellation, termination or suspension thereof, (ii) exercise any of its rights set forth in the Assigned Agreement to cancel or terminate, or suspend performance under, the Assigned Agreement as a result of a default by the Company unless the Project Party shall have delivered to the Collateral Agent written notice stating that it intends to exercise such right on a date (A) not less than [60] days in the case of a payment default and (B) not less than [120] days in the case of a default (other than a payment default), after the date of such notice, specifying the nature of the default giving rise to such right (and, in the case of a payment default, specifying the amount thereof) and permitting the Collateral Agent to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default, as the case may be, (iii) materially amend, supplement or otherwise modify the Assigned Agreement (as in effect on the date hereof) [(provided that the consent of the Collateral Agent shall not be required if the Company is not required to obtain the consent of any lenders for such amendment, supplement or modification pursuant to the Credit Agreement)], (iv) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Assigned Agreement or (v) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or amend or modify the Assigned Agreement or any part thereof. In furtherance of the foregoing clause (ii), the Project Party agrees that, notwithstanding anything contained in the Assigned Agreement to the contrary, upon the occurrence of a default under the Assigned Agreement that cannot by its nature be cured by the payment of money, the Project Party will not cancel or terminate the Assigned Agreement if, and for so long as, the Collateral Agent shall be diligently seeking to cure such default or otherwise to institute foreclosure proceedings, or otherwise to acquire the Company’s interest in the Assigned Agreement, and the Project Party shall grant the Collateral Agent a period of [180 days] from receipt of written notice to cure such default after the occurrence of such foreclosure or acquisition.1

(c) The Project Party shall deliver to the Collateral Agent at the address set forth on the signature pages hereof, or at such other address as the Collateral Agent may designate in writing from time to time to the Project Party, concurrently with the delivery thereof to the Company, a copy of each material notice, request or demand given by the Project Party pursuant to the Assigned Agreement.

(d) The Project Party agrees that, if the Collateral Agent shall notify the Project Party that an event of default under the Credit Agreement has occurred and is continuing and that the Collateral Agent has exercised its rights under the Security Agreement (a) to have itself or its designee substituted for the Company under the Assigned Agreement or (b) to sell, assign, transfer or otherwise dispose of the Assigned Agreement to any person, including, without limitation, any purchaser or grantee at a

[1]	Duration of cure period and whether it runs concurrently or sequentially with cure rights of Borrower will be decided on a case by case.

4

judicial or non-judicial foreclosure and sale or by a conveyance by the Company in lieu of foreclosure, and in each such case, such designee or person cures any and all payment defaults (other than for payment amounts reasonably being contested by the Company in accordance with the terms of the Assigned Agreement) of the Company or its successor under the Assigned Agreement, then the Collateral Agent, the Collateral Agent’s designee or such person (each, a “Substitute Owner”) shall be substituted for the Company under the Assigned Agreement and that, in such event, the Project Party will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner. In the event that the Substitute Owner succeeds to the Company’s interest under the Assigned Agreement, whether by foreclosure or otherwise, the Substitute Owner shall assume liability for all of the Company’s obligations under the Assigned Agreement following such succession or assumption of interest; provided however (without limitation of the Project Party’s rights and remedies under the Assigned Agreement ), that such liability shall not include any liability for claims of the Project Party against the Company arising from the Company’s failure to perform its obligations during the period prior to the Substitute Owner’s succession to or assumption of the Company’s interest in and to the Assigned Agreement (other than payment of monetary defaults under the Assigned Agreement, the cure of which is a precondition to Substitute Owner’s succession of rights under the Assigned Agreement). Except as otherwise set forth in the immediately preceding sentence, none of the Collateral Agent, the Administrative Agent or the other Secured Parties shall be liable for the performance or observance of any of the obligations or duties of the Company under the Assigned Agreement and the assignment of the Assigned Agreement by the Company to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement shall not give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to the Project Party.

(e) Upon the exercise by the Collateral Agent of the remedies set forth in the Security Agreement, the Collateral Agent may assign its rights and interests and the rights and interests of the Company under the Assigned Agreement to any purchaser or transferee of the Project, if such purchaser or transferee shall assume all of the obligations of the Company under the Assigned Agreement. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations under the Assigned Agreement arising after such assignment and assumption.

(f) In the event that (i) the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Company or (ii) the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving the Company and, if within [90] days after such rejection or termination, the Collateral Agent or its designee(s) shall so request and shall certify in writing to the Project Party that it or its designee intends to perform the obligations of the Company as and to the extent required under the rejected or terminated Assigned Agreement, the Project Party will execute and deliver to the Collateral Agent or such designee(s) a new Assigned Agreement which shall be for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been fulfilled by the Company and the Project Party prior to such rejection or termination). References in this Consent and Agreement to the “Assigned Agreement” shall be deemed to refer to such new Assigned Agreement.

(g) In the event that the Collateral Agent or its designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Collateral Agent or its designee(s) in the Project assume or become liable under the Assigned Agreement (as contemplated in

5

subsection (d), (e) or (f) above or otherwise), liability in respect of any and all obligations of any such party under the Assigned Agreement shall be limited solely to such party’s interest in the Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

4. Arrangements Regarding Payments. All payments to be made by the Project Party to the Company under the Assigned Agreement shall be made in lawful money of the United States, directly to the Collateral Agent for deposit in Account No. [●], entitled [●], at the principal office of the Collateral Agent at [ADDRESS], or to such other Person or account and/or at such other address as the Collateral Agent may from time to time specify in writing to the Project Party, and shall be accompanied by a notice from the Project Party stating that such payments are made under such Assigned Agreement. The Company hereby authorizes and directs the Project Party to make such payments as aforesaid and all parties hereto agree that each payment by the Project Party as specified in the preceding sentence of amounts due to the Company from the Project Party under the Assigned Agreement shall satisfy the Project Party’s corresponding payment obligation under the Assigned Agreement.

5. Miscellaneous.

(a) No failure on the part of the Collateral Agent or any of its agents or designee(s) to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b) All notices, requests and other communications provided for herein and under the Assigned Agreement (including, without limitation, any modifications of, or waivers or consents under, this Consent and Agreement) shall be given or made in writing (including, without limitation, by facsimile or electronic mail transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Consent and Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or electronic mail transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

(c) This Consent and Agreement may be amended or modified only by an instrument in writing signed by the Project Party, the Company and the Collateral Agent, and any provision of this Consent and Agreement may be waived only by the Collateral Agent. Any waiver shall be effective only for the specified purpose for which it was given.

(d) This Consent and Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Project Party, the Company, the Secured Parties and the Collateral Agent (provided, however, that the Project Party shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

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(e) This Consent and Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Agreement by signing any such counterpart. This Consent and Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto. Delivery of an executed counterpart of a signature page of this Consent and Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Consent and Agreement.

(f) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(g) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent and Agreement.

(h) EACH OF THE PROJECT PARTY AND THE COMPANY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PROJECT PARTY AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE PROJECT PARTY, THE COMPANY, THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

(j) THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(k) (1) EACH OF THE PROJECT PARTY, THE COMPANY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE ASSIGNED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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IN WITNESS WHEREOF, each of the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of this [    ] day of             , 201[●].

[●], as Project Party

By
Name:
Title:

Address for Notices:

Facsimile:
Telephone No.:
Attention:
Email:

8

[Insert Name]

By
Name:
Title:

By
Name:
Title:

Address for Notices:
[Insert Address]

[Insert Name]

as Collateral Agent

By
Name:
Title:

Address for Notices:

[Insert Address]

9

EXHIBIT E-1

to Credit Agreement

FORM OF BORROWER’S CLOSING CERTIFICATE

2012 ESA PROJECT COMPANY, LLC,

a Delaware limited liability company

[            ], 2013

CLOSING CERTIFICATE

I hereby certify that I am a duly elected and qualified officer of 2012 ESA PROJECT COMPANY, LLC, a Delaware limited liability company (“Borrower”), and that, as such, I am authorized to execute this certificate on behalf of Borrower. This certificate is being delivered pursuant to Section 3.1.7 of the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, PE12GVVC (Bloom PPA) Ltd., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Credit Agreement.

I hereby certify to the Secured Parties, solely in my capacity as an authorized officer of Borrower, and not in my individual capacity and without personal liability therefor, as of the date hereof, as follows:

1. Each Credit Document delivered to Administrative Agent on or prior to the date hereof has been duly authorized, executed and delivered by each of the Credit Parties party thereto and is in full force and effect.

2. The agreements listed in Appendix I hereto constitute all of the Project Documents in effect as of the Closing Date (other than any Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Project), and a true, complete and correct copy of each such Project Document has been delivered to the Administrative Agent on or prior to the date hereof pursuant to Section 3.1.6(b) of the Credit Agreement. Each Project Document has been duly authorized, executed and delivered by each of the Credit Parties party thereto and is in full force and effect.

3. Each of Borrower’s representations and warranties contained in each of the Credit Documents to which it is a party is true and correct as of the date hereof.

4. Each of the conditions precedent set forth in Section 3.1 of the Credit Agreement has been satisfied or waived in accordance with the terms and conditions of the Credit Agreement as of the date hereof.

5. As of the date hereof, no event has occurred and is continuing that constitutes a Default or an Event of Default.

Exhibit E-1 - 1

[Signature page follows]

Exhibit E-1 - 2

IN WITNESS WHEREOF, I have signed my name to this Closing Certificate as of the date first set forth above.

By:
Name:
Title:

Exhibit E-1 - 3

Appendix I

to Borrower’s Closing Certificate

Project Documents

1.	MESPA

2.	MOMA

3.	Administrative Services Agreement

4.	REC Agreement

5.	AT&T Power Purchase Agreement

6.	Wal-Mart Power Purchase Agreement

7.	IP License Agreement

8.	IP License Security Agreement

9.	Equity Contribution Tri-Party Agreement

10.	Wal-Mart Gas Supply Agreement

Exhibit E-1 - 4

EXHIBIT E-2

to Credit Agreement

FORM OF CLOSING CERTIFICATE OF CREDIT PARTY

[CREDIT PARTY]

a [                                        ]

[            ], 2013

CLOSING CERTIFICATE

I hereby certify that I am a duly elected and qualified officer of [                    ], a [                    ] (the “Company”), and that, as such, I am authorized to execute this certificate on behalf of [                    ]. This certificate is being delivered pursuant to Section 3.1.7 of the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as borrower, PE12GVVC (Bloom PPA) Ltd., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Credit Agreement.

I hereby certify to the Secured Parties, solely in my capacity as an authorized officer of the Company, and not in my individual capacity and without personal liability therefor, as of the date hereof, as follows:

1. Each of the Company’s representations and warranties contained in each of the Credit Documents to which it is a party is true and correct as of the date hereof.

1. Attached hereto as Appendix I are true, correct and complete copies of audited annual financial statements of Sponsor for the year ended December 31, 2011 and unaudited quarterly financial statements of [                    ] for the fiscal quarter ended on September 30, 2012, delivered pursuant to Section 3.1.16 of the Credit Agreement. No material adverse change in the consolidated assets, liabilities, operations or financial condition of the Company has occurred from those set forth in the financial statements of the Company attached hereto as Appendix I. Such financial statements attached hereto as Appendix I have been prepared in good faith and in conformity with GAAP applied consistently and fairly present, in all material respects, the financial position of the Company and the results of operations and cash flows of the Company described therein, and as of the date delivered are based on reasonable assumptions (including as to all legal and factual matters material to the estimates set forth therein).1

[1]	Include only for Sponsor’s Closing Certificate, as the other Credit Parties will not have any previous financial activity to reflect prior to the closing date.

Exhibit E-2 - 1

2. As of the date hereof, no event has occurred and is continuing that constitutes a Default or an Event of Default under any of the Credit Documents to which the Company is a party.

[Signature page follows]

Exhibit E-2 - 2

IN WITNESS WHEREOF, I have signed my name to this Closing Certificate as of the date first set forth above.

Name:
Title:

Exhibit E-2 - 3

Appendix I

to Closing Certificate of Credit Party

Financial Statements

[See attached]

Exhibit E-2 - 4

EXHIBIT E-3

to Credit Agreement

FORM OF BORROWER’S SOLVENCY CERTIFICATE

[            ], 2013

This certificate is furnished pursuant to Section 3.2.15 of the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as “Borrower”, PE12GVVC (BLOOM PPA) LTD., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto. Capitalized terms used but not otherwise defined in this certificate shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, on behalf of Borrower, solely in his capacity as a [Vice President] of Borrower, and not in his individual capacity, and without personal liability therefor, as follows:

1. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this certificate, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

2. Based upon my review and examination described in paragraph 1 above, I certify that as of the date hereof, immediately after giving effect to the transactions to occur on the Supplemental Funding Date (a) the aggregate value of all properties of the Borrower at their present saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower, (b) the Borrower will not, on a consolidated basis, have an unreasonably small capital with which to conduct its business operations heretofore conducted and (c) the Borrower will have, on a consolidated basis, sufficient cash flow to enable it to pay its debts as they mature.

[Signature page follows]

PPA III – Solvency Certificate

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate as of the date first written above.

Name:
Title:

PPA III – Solvency Certificate

EXHIBIT F

Form of Equity Capitalization Certificate

All of the Class A membership interests of Holdings shall be held by the Tax Equity Investors. All of the Class B membership interests of Holdings shall be held indirectly by Sponsor.

EXHIBIT G

to Credit Agreement

OWNER ACKNOWLEDGEMENT

This Owner Acknowledgement and Confirmation, dated as of                  , 20     (this “Acknowledgement”), is made by                     , (“Owner”) as the owner of the facility located at                      (the “Property”), which Property is leased by Wal-Mart Stores, Inc., a Delaware corporation, the “Host” under that certain by that certain lease agreement dated              by and between Owner and Host.

Owner has been made aware of the Amended and Restated Master Fuel Cell Power & Services Agreement dated as of December     , 2012 (as amended from time to time, the “Agreement”) between Host and 2012 V PPA Project Company, LLC a Delaware limited liability company (“Provider”), pursuant to which a fuel cell system (the “System”) is to be installed, operated and maintained by Provider at the Property. The System will be connected to the electrical system of the Property as a supplemental source of electrical power. This Acknowledgement is provided pursuant to Section 5.4 of the Agreement. Owner has been advised that part of the collateral securing financial accommodations made pursuant the Credit Agreement dated as of                      (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”) among PE12GVVC (Bloom PPA) Ltd as administrative agent (in such capacity, the “Administrative Agent”) for the lenders from time to time party thereto, the Provider, such lenders and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, “Collateral Agent”) is a first priority security interest (the “Security Interest”) in the System (as defined in the Agreement) granted to the Collateral Agent to be perfected by the filing of a Financing Statement (Form UCC-1) under the Uniform Commercial Code. The Security Interest will cover the System as personal property and as a fixture. The Administrative Agent is the “Lender” for purposes of the Agreement.

Owner hereby acknowledges and confirms to Lender the following matters with respect to the Property:

(a)	Provider has the rights to install the System set forth in the Agreement and the Agreement does not prohibit Provider’s grant of the Security Interest.

(b)	To the best of Owner’s knowledge, the granting of the Security Interest will not violate any term or condition of the Lease, or any covenant, restriction, lien, financing agreement, or security agreement to which Owner is a party.

(c)	Owner acknowledges that Section 5.4 of the Agreement states that, as between the Parties, the System is personal property and not a fixture and Lender has relied upon the characterization of the System in such Section 5.4 in accepting the Security Interest as collateral for its financing of the System; provided that Owner is not making any representation about the legal characterization of the System as personal property under any law.

(d)	Assuming the validity of the System classification as described above, Owner is aware of no existing Lease, mortgage or security interest to which Owner or its affiliates are a party or by which the Property or Building is bound that would constitute a lien or security interest in the System as an interest adverse to Lender’s Security Interest therein.

(e)	Owner covenants that it will not (i) assert or affirmatively claim or represent in any agreement or contract that the System is not personal property (as opposed to a fixture) or is not owned by Provider or Lender, or (ii) enter into any security agreement or similar document that specifies the System as being part of the collateral for the lien or security interest therein.

OWNER:
[ ]

By:
Name:
Date:

2

OWNER ACKNOWLEDGEMENT

This Owner Acknowledgement and Confirmation, dated as of                  , 2012 (this “Acknowledgement”), is made by Wal-Mart Stores, Inc., a Delaware corporation (“Owner”). Owner is the owner of real property situated at                      (the “Property”).

Owner is party to that certain Amended and Restated Master Fuel Cell Power & Services Agreement dated as of December     , 2012 (as amended from time to time, the “Agreement”) with 2012 V PPA Project Company, LLC a Delaware limited liability company ( “Provider”), pursuant to which a fuel cell system (the “System”) is to be installed, operated and maintained by Provider at the Property. The System will be connected to the electrical system of the Building as a supplemental source of electrical power. Owner is the “Host” under the Agreement.

This Acknowledgement is provided pursuant to Section 5.4 of the Agreement to Provider. Financial accommodations are being made to the Provider to finance the installation of the System pursuant to the Credit Agreement dated as of December 21, 2012 (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”) among PE12GVVC (Bloom PPA) Ltd as administrative agent (in such capacity, the “Administrative Agent”) for the lenders from time to time party thereto, the Provider, such lenders and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, “Collateral Agent”). The Administrative Agent is the “Lender” for purposes of the Agreement.

Owner has been advised that part of the collateral securing such financial accommodations is the granting to the Collateral Agent a first priority security interest (the “Security Interest”) in the System to Lender to be perfected by the filing of a Financing Statement (Form UCC-1) under the Uniform Commercial Code. The Security Interest will cover the System as personal property and as a fixture.

Owner hereby acknowledges and confirms to Lender the following matters with respect to the Premises:

(a)	Provider has the rights to install the System set forth in the Agreement and the Agreement does not prohibit Provider’s grant of the Security Interest.

(b)	To the best of Owner’s knowledge, the granting of the Security Interest will not violate any term or condition of any covenant, restriction, lien, financing agreement, or security agreement to which Owner is a party.

(c)

Owner acknowledges that Section 5.4 of the Agreement states that, as between the Parties, the System is personal property (as opposed to a fixture) and the Collateral Agent has relied upon the characterization of the System in such

Section 5.4 in accepting the Security Interest as collateral for the financing of the System; provided that Owner is not making any representation about the legal characterization of the System as personal property under any law.

(d)	Assuming the validity of the System classification as personal property and not a fixture, Owner is aware of no existing lease, mortgage or security interest to which Owner or its affiliates are a party or by which the Premises or Building is bound that would constitute a lien or security interest in the System as an interest adverse to Lender’s Security Interest therein.

(e)	Owner covenants that it will not (i) assert or affirmatively claim or represent in any agreement or contract that the System is not personal property (and not a fixture) or is not owned by Provider or Lender, or (ii) enter into any security agreement or similar document that specifies the System as being part of the collateral for the lien or security interest therein.

WAL-MART STORES, INC.

By:

Name:

Title:

2

EXHIBIT H to Credit Agreement

FORM OF PPA2-C ASSIGNMENT AGREEMENT

1

ASSIGNMENT and ASSUMPTION AGREEMENT

This ASSIGNMENT and ASSUMPTION AGREEMENT (this “Agreement”) is entered effective as of May 15, 2013 (the “Effective Date”), by and among 2013B ESA Project Company, LLC, a Delaware limited liability company (“Assignee”), and 2012 ESA Project Company, LLC, a Delaware limited liability company (“Assignor”).

RECITALS

WHEREAS, Assignor and AT&T Corp. (“AT&T Corp.”) are party to (a) that certain Energy System Use Agreement (Agreement No. 20130403.076.C) dated as of May 15, 2013 (as such may be amended from time to time, “PPA2-C”) and (b) that certain Site Lease Agreement related to PPA2-C dated as of May 15, 2013 (as such may be amended from time to time, “SLA-C”, and, together with PPA2-C, the “AT&T Agreements”);

WHEREAS, pursuant to Article 14 of PPA2-C, Assignor shall have the right, without consent of AT&T Corp., to assign PPA2-C or rights thereunder or delegate obligations to any affiliate; provided that (i) any such assignment or delegation to an affiliate is conditioned upon the assignee’s assumption of all delegated or assigned obligations and liabilities of Assignor under PPA2-C, and (ii) Assignor shall not assign or delegate to any affiliate that is a competitor of AT&T Corp. without AT&T Corp.’s prior written consent (which may be withheld in its sole discretion);

WHEREAS, pursuant to Section 12 of SLA-C, Assignor may in its sole discretion and without the consent of AT&T Corp. assign any of its rights, duties or obligations under SLA-C to one or more of its affiliates, so long as (i) Assignor remains liable for all of its obligations under SLA-C, (ii) that any such assignee agrees to be bound by all of the terms and conditions of SLA-C, (iii) no such assignment shall preclude AT&T Corp. from dealing solely and directly with Assignor in all matters pertaining to SLA-C, and (iv) the assignment shall not impose upon AT&T Corp. any material costs or obligations;

WHEREAS, Assignor now wishes to assign to Assignee, and Assignee wishes to accept from Assignor, all of Assignor’s rights, title, interest, duties, obligations and liabilities under (i) PPA2-C and (ii) SLA-C (collectively, the “Assigned Interests”); and

WHEREAS, Assignor and Assignee are “affiliates” for purposes of the AT&T Agreements, and now desire to enter into this Agreement to evidence the transfer of the aforementioned Assigned Interests.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

AGREEMENT

1. Assignment and Assumption. As of the Effective Date, Assignor assigns and transfers to Assignee all of Assignor’s rights, title and interest in and to the Assigned Interests. Assignee (a) accepts the assignment of the Assigned Interests, effective as of the Effective Date,

2

(b) irrevocably assumes, undertakes, and agrees that it shall be bound to perform and observe all of the duties, obligations and liabilities of Assignor with respect the Assigned Interests, effective as of the Effective Date, and (c) hereby agrees to be bound by the terms and conditions of the AT&T Agreements with respect to the Assigned Interests.

2. Indemnification.

(a) Assignor will hold harmless, indemnify and defend Assignee, its members, officers, directors, agents, employees and assigns (each, an “Assignee Indemnified Party”) from and against any and all claims, judgments, settlements, losses, damages, demands, suits, causes of action, liabilities, fines, penalties, costs and expenses (including, without limitation, court costs, attorney’s fees, and other reasonable costs of suit or dispute resolution) (“Losses”), whether arising at law or in equity, due to or arising from any willfully wrongful acts or omissions on the part of Assignor with respect to any of the Assigned Interests prior to the Effective Date; provided that that no Assignee Indemnified Party shall be entitled to indemnification for any consequential, incidental, indirect, special or punitive damages whatsoever. Indemnification pursuant to this Section 2 shall be an Assignee Indemnified Party’s sole and exclusive source of recovery against Assignor of any kind for any and all Losses arising out of or directly or indirectly relating to this Agreement.

(b) Assignee will hold harmless, indemnify and defend Assignor, its members, officers, directors, agents, employees and assigns (each, an “Assignor Indemnified Party”) from and against any and all Losses, whether arising at law or in equity, due to or arising from any willfully wrongful acts or omissions on the part of Assignee with respect to any of the Assigned Interests on and after the Effective Date; provided that that no Assignor Indemnified Party shall be entitled to indemnification for any consequential, incidental, indirect, special or punitive damages whatsoever. Indemnification pursuant to this Section 2 shall be an Assignor Indemnified Party’s sole and exclusive source of recovery against Assignee of any kind for any and all Losses arising out of or directly or indirectly relating to this Agreement

(c) In the event a party wishes to make a claim for indemnification under this Section 2, it shall promptly notify the indemnifying party in writing of the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted and all reasonably necessary or relevant information, assistance and authority to settle and/or defend any claim. In the event of a claim by a third party (“Third Party Claim”), provided that the indemnified party delivers timely notice to the indemnifying party of such Third Party Claim and makes no admission of liability with respect to such Third Party Claim, the indemnifying party shall assume on behalf of the indemnified party, and conduct with due diligence and in good faith, the defense of such Third Party Claim. Without relieving the indemnifying party of its obligations hereunder or impairing the indemnifying party’s right to control the defense or settlement of a Third Party Claim, the indemnified party may elect to participate through separate counsel in the defense of a Third Party Claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party; provided that in the event that (i) the indemnified party shall have reasonably concluded that there exists a material conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of a Third Party Claim or (ii) the indemnifying party shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement of an action thereon, the indemnified party may elect to defend separately such Third Party Claim and the reasonable fees and expenses of counsel reasonably incurred shall be paid by the indemnifying party. No

3

settlement that would impose any cost or expense upon a party seeking indemnification shall be made without such party’s prior written consent. No indemnifying party shall settle any Third Party Claim in a manner which would require any action or forbearance from action by the indemnified party without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and no indemnified party shall settle any Indemnity Claim in a manner which would require any action or forbearance from action by any Indemnifying Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

3. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Assignor and Assignee. No amendment or modification of this Agreement that would impose any additional material obligations on, or materially impair any rights of, any person or entity who is not a party to this Agreement shall be effective without such affected party’s consent. Neither Assignor nor Assignee shall agree to any amendment of an Assigned Agreement without the prior written consent of the other party if such modification would impose any additional material obligations on, or materially impair any rights of, the other party.

4. Obligation to Notify AT&T Corp. Within ten (10) business days of the execution of this Agreement, Assignor shall deliver written notice to AT&T Corp. of the assignment of the Assigned Interests in PPA2-C and SLA-C, which notice shall direct AT&T Corp. to deliver any future notices, communications and waivers under PPA2-C to Assignee at the address for notices set forth in Section 5(b), below.

5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally, via electronic mail or by facsimile transmission with completed transmission acknowledgment, or when delivered or when delivery is refused if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid, to the recipient party at its address (or at such other address or facsimile number for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(a) If to Assignor, to:

2012 ESA Project Company, LLC

c/o Bloom Energy Corporation

1299 Orleans Dr

Sunnyvale, CA 94089-1137

Email address: [***]

(b) If to Assignee, to:

2013B ESA Project Company, LLC

c/o Bloom Energy Corporation

1299 Orleans Dr

Sunnyvale, CA 94089-1137

Email address: [***]

[***] Confidential Treatment Requested

4

With a copy to:

Silicon Valley Bank

555 Mission Street, 9th Floor

San Francisco, CA 94105

Attn: [***]

Telephone: [***]

Email: [***]

6. Governing Law; Jurisdiction; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile (or portable document format) will be considered original signatures, and each party shall thereafter promptly deliver original signatures to the other party.

8. Successors and Assigns.This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including by operation of law), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party, whether by operation of law or otherwise, without the prior written consent of the other party, provided that Assignee may collaterally assign its rights under this Agreement to any party providing debt or equity financing to it without the consent of Assignor.

[Signature Page Follows]

[***] Confidential Treatment Requested

5

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers.

ASSIGNEE:

2013B ESA Project Company, LLC
a Delaware limited liability company

By:
Name:
Title:

ASSIGNOR:

2012 ESA Project Company, LLC
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT I
to Credit Agreement

FORM OF ACCOUNT WITHDRAWAL REQUEST

Date:              ,

PE12GVVC (Bloom PPA) Ltd.

c/o Alberta Investment Management Corp.

1100 – 10830 Jasper Avenue

Edmonton, AB T5J 2B3

Canada

Attn: [                     ]

Re:	2012 ESA Project Company, LLC – Account Withdrawal Request

Ladies and Gentlemen:

I,                                         , am a Responsible Officer of 2012 ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), and am delivering this Account Withdrawal Request pursuant to that certain Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, you, as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Account Withdrawal Request have the meanings provided in the Credit Agreement and section references are references to sections of the Credit Agreement.

In this Account Withdrawal Request, Borrower requests Administrative Agent to direct Depositary to withdraw funds from the following Accounts and apply such funds as provided herein:

Account from which to withdraw/transfer	Withdrawal/Transfer Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to, including address or wire transfer information, as applicable	Purpose

I have reviewed the provisions of the Credit Agreement and the Depositary Agreement which are relevant to the furnishing of this Account Withdrawal Request and hereby certify, on behalf of Borrower, solely in my capacity as [                    ] thereof, and not in my individual capacity, and without personal liability therefor, that:

(i) the withdrawals and transfers requested herein comply with the terms and conditions of the Credit Agreement (including but not limited to Article 7 of the Credit Agreement) and the Depositary Agreement and the proposed Account Withdrawal Instruction [and the [list items] to be delivered pursuant thereto in connection with this Account Withdrawal Request are] [is] attached hereto as [list exhibits and attach];

(ii) to the extent that this Account Withdrawal Request evidences, attests or requires compliance with any covenants, representations, warranties or conditions precedent in the Credit Agreement or the Depositary Agreement, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with; and

(iii) no Event of Default has occurred and is continuing.

[Signature page follows]

IN WITNESS WHEREOF, I, the [                    ] of Borrower, have caused this Account Withdrawal Request to be duly executed and delivered as of the date first above written.

2012 ESA PROJECT COMPANY, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A – Account Withdrawal Instruction

[OTHER EXHIBITS, IF APPLICABLE]

EXHIBIT J to Credit Agreement

Requirements for Replacement Risk Policy

1.	In the event a Replacement Risk Policy is offered, it must contain the best terms offered to and accepted by a Bloom customer (capital expenditure acquisition of Bloom equipment or power purchase agreement customers) in a similar transaction.

2.	Administrative Agent may then accept or reject such policy in its sole discretion.

Administrative Agent hereby informs Bloom that it will be inclined to reject a Replacement Risk Policy unless it meets the following:

a.	Policy must cover the then outstanding principal and accrued interest.

b.	The insurer must be a nationally recognized insurance company with a financial strength rating by A.M Best of A- or better and A- by at least one nationally recognized statistical rating organization.

c.	The terms and conditions of the policy must include a full repayment of the then outstanding principal and accrued interest upon default of Bloom or Bloom’s obligations under either the MOMA or MESPA contracts.

d.	The policy must have been accepted as a replacement risk policy by a sophisticated investor as part of a limited recourse debt financing.

EXHIBIT K

to Credit Agreement

FORM OF ANNUAL INSURANCE CERTIFICATE

[LETTERHEAD OF BORROWER’S INSURANCE BROKER/INSURANCE CONSULTANT]

Date:             ,

PE12GVVC (Bloom PPA) Ltd. as Administrative Agent

1100-10830 Jasper Avenue

Edmonton, AB, Canada T5J 2B3

Re: 2012 ESA Project Company, LLC – Annual Insurance Certificate

Ladies and Gentlemen:

The undersigned, a duly authorized representative of [Woodruff-Sawyer & Co. (“Insurance Broker”)]/[Moore-McNeil LLC (“Insurance Consultant”)] hereby delivers this Annual Insurance Certificate to you in accordance with Section 5.8.3 of that certain Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company (“Borrower”), PE12GVVC (Bloom PPA) Ltd., as Administrative Agent, and the other financial institutions from time to time party thereto. Except as provided herein, all terms used herein that are defined in the Credit Agreement shall have the meanings given therein.

[Insurance Broker]/[Insurance Consultant] hereby makes the following statements as of the date hereof:

1.	Attached hereto as Annex 1 are true, accurate and complete copies of the certificates of insurance evidencing, and containing a description of, the insurance currently maintained by or on behalf of Borrower pursuant to Schedule 5.15 to the Credit Agreement, which insurance is in full force and effect and complies in all material respects with Schedule 5.15 to the Credit Agreement.

2.	[Insurance Broker version] There have been no material changes (other than any improvements) to the insurance cover including sublimits, deductibles, exclusions and the Required Lender Provisions (as such term is defined in Schedule 5.15 to the Credit Agreement) compared to the cover that was in place at the Closing Date or, if later, the date of first inception of such policy cover[, other than: [Insert]][1].

2. [Insurance Consultant version] Insurance Broker has reported there have been material changes (other than improvements) to the insurance cover compared to the cover that was in place at the Closing Date or, if later, the date of first inception of such policy cover. It is our opinion that [Insert]].

[1]	Delete text in brackets and Insurance Consultant references and options if there are no material changes other than improvements. If any material changes (other than improvements) are listed, a separate, second version of this certificate must be completed with appropriate amendments (including the Insurance Consultant version of paragraph 2) and signed by the Insurance Consultant.

EXHIBIT K

to Credit Agreement

3.	Attached hereto as Annex 2 is evidence of the payment of the premiums due prior to the date hereof with respect to the insurance currently maintained by or on behalf of Borrower.

[Insurance Broker]/[Insurance Consultant] has caused this Annual Insurance Certificate to be duly executed and delivered by an authorized officer of [Insurance Broker]/[Insurance Consultant] as of the date first above written.

[WOODRUFF-SAWYER & CO.]/[MOORE- McNEIL, LLC]

By:
Name:
Title:

EXHIBIT K

to Credit Agreement

Annex 1

EXHIBIT K

to Credit Agreement

Annex 2

SAMPLE ACCEPTANCE LETTER FOR ANNUAL RENEWAL OF APPOINTMENT OF CT AS AGENT

[date]

[address]

Att:

RE: [SPECIFIC REFERENCE TO AGREEMENT IN WHICH C T IS DESIGNATED]

Dear Sir or Madam:

C T Corporation System, located at 111 Eighth Avenue, New York, New York 10011 [or other specific C T address appropriate to the designation], hereby accepts its appointment as agent for service of process for [name of principal designating C T as agent] in connection with the above referenced Agreement.

We understand any process received by us shall be forwarded to:

[complete street address to which process is to be forwarded]

CT must be notified immediately of any change(s) to this address or the billing address.

We acknowledge receiving $[            ] as payment of our charges for the first year of [this/these] appointment(s). [STATE NAME AND ADDRESS OF THE PARTY WHO WILL RECEIVE THE ANNUAL RENEWAL BILLS] will be billed annually at our then current renewal rate so long as such bills continue to be paid, or until we are advised in advance in writing to discontinue our representation.

Our services are limited to the receipt and forwarding of service of process.

Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Very truly yours,

[Name of C T Customer Specialist]

EXHIBIT M to Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The “Standard Terms and Conditions” set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit M - 1

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3. Borrower:	2012 ESA Project Company, LLC

4. Administrative Agent:	PE12GVVC (BLOOM PPA) LTD., as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Amended and Restated Credit Agreement dated as of August 30, 2013 among 2012 ESA Project Company, LLC, as borrower, the Lenders parties thereto, PE12GVVC (BLOOM PPA) LTD., as Administrative Agent, and the other agents parties thereto

6. Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Amount of Loan Commitment Assigned	Percentage Assigned of Loan Commitment		Amount of Outstanding Loans Assigned	Percentage Assigned of Outstanding Loans
		$		%	$		%
		$		%	$		%
		$		%	$		%

[Page break]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.

Exhibit M - 2

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][7]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][8]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][9] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[7]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[8]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit M - 3

[Consented to:]10

[2012 ESA PROJECT COMPANY, LLC]

By:
Title:

[10]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit M - 4

ANNEX 1

[                    ]11

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.13 of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.13 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) [if it is a Foreign

[11]	Describe Credit Agreement at option of Administrative Agent.

Exhibit M - 5

Lender]12 attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.13 Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[12]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up. If the Borrower is a U.S. Borrower, the bracketed language should be deleted.
[13]	The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:

“From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

Exhibit M - 6

EXHIBIT N to Credit Agreement

FORM OF PACIFIC BELL TELEPHONE COMPANY DIRECT AGREEMENT

LENDER AGREEMENT

This Lender Agreement, dated as of May 15, 2013 (this “Lender Agreement”), is by and among Pacific Bell Telephone Company a California corporation (“Customer”), 2012 ESA Project Company, LLC a Delaware limited liability company (“Supplier”), and PE12GVVC (Bloom PPA) Ltd. as administrative agent (in such capacity, the “Administrative Agent”) for the lenders from time to time party to the Credit Agreement dated as of December 21, 2012 (as the same may be amended, modified or supplemented, amended or restated, in whole or part from time to time the (“Credit Agreement”)) among the Supplier, Administrative Agent, such lenders and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, “Collateral Agent”). The Administrative Agent is the “Lender” for purposes of the Agreement and this Lender Agreement.

WHEREAS, Supplier and Customer are parties to an Energy System Use Agreement dated May 15, 2013 (the “Agreement”), the defined terms of which are used herein unless otherwise defined herein;

WHEREAS, the lenders under the Credit Agreement will make a loan to Supplier to finance all or part of the costs of the Systems and in connection therewith desire that the Collateral Agent take a security interest in the Systems and the Agreement for the Administrative Agent as agent for the secured parties benefiting from such security interest, to avail itself (or direct the Collateral Agent to avail itself) of the rights provided for the “Lender” in the Agreement and this Lender Agreement; and

WHEREAS, to avail itself of such rights, Lender must agree to comply with certain terms and conditions in the Agreement applicable to the Lender;

NOW THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Supplier, Customer and Lender hereby agree as follows:

1.	Lender’s Rights. Supplier and Customer hereby agree in favor of Lender that Lender is, and shall be, entitled to exercise any and all remedies afforded to Supplier, and to cure any defaults of Supplier, subject to the terms and conditions of this Lender Agreement.

a.	The Lender, as collateral assignee, shall be entitled to exercise, in the place and stead of Supplier, any and all rights and remedies of Supplier under the Agreement in accordance with the terms of this Lender Agreement. Lender shall also be entitled to exercise all rights and remedies of secured parties, or the owner of the Systems, generally with respect to the Agreement and the Systems.

1

b.	The Lender shall have the right, but not the obligation, to pay all sums due under the Agreement and to perform any other act, duty or obligation required of Supplier thereunder or cause to be cured any default of Supplier thereunder in the time and manner provided by the terms of the Agreement. Nothing herein requires the Lender to cure any default of Supplier under the Agreement or (unless the Lender has succeeded to Supplier’s interests under the Agreement) to perform any act, duty or obligation of Supplier under the Agreement, but Customer hereby gives it the option, in its sole discretion, to elect to do so; provided that if the Lender directly or indirectly, takes or causes the transfer of ownership or control of the Systems or the Agreement, whether by or through an assignment, receiver, foreclosure, conveyance in lieu thereof, or any other proceeding, action or method, then the Lender will (a) cure any Supplier defaults within the time frame specified for the Supplier to cure the default following notice from Customer to the Supplier and the Lender under the Agreement (which time period shall, for the sake of clarity, commence with respect to Lender on the date that Lender receives notice from Customer as provided therein) to the extent that such defaults are capable of being cured by Lender (but not to include payment of any monetary damages or offsets for failure to provide Customer with the usage of the System during the default period before such taking of title or possession or any consequential damages claimed as a result of such failure to during such default period, as no such damages may be claimed by Customer pursuant to this Lender Agreement), as a condition to such taking of possession or title and (b) fully assume all of Supplier’s obligations under the Agreement arising on and after the date of such taking of possession or title.

c.	Customer will not exercise any right to terminate or suspend the Agreement unless it shall have given both the Supplier and the Lender written notice of the applicable Supplier default and neither Supplier or Lender has cured such default within the time periods afforded pursuant to Section 12.1 of the Agreement. The Parties’ respective obligations will otherwise remain in effect during any cure period.

d.	Upon notice by Supplier that Lender is exercising Supplier’s rights, Customer shall send copies of all notices specified by Lender in writing to Lender and, upon request by Lender, Customer shall make all payments under the Agreement to an account specified by the Lender. Payments made to Lender shall satisfy Customer’s payment obligations to Supplier. Customer shall send a copy of all of the foregoing notices to Supplier as well.

e.	Upon any rejection or other termination of the Agreement pursuant to any process undertaken with respect to Supplier under the United States Bankruptcy Code, and provided that Lender directly or indirectly has taken ownership and control of the System and the Agreement and complied with its obligations under Section 1(b) above, (i) at the request of Lender made within ninety (90) days of such rejection or termination, Customer shall enter into a new or amended agreement with Lender to reflect the change in counterparty but otherwise having the same terms and conditions as the Agreement, and (ii) Lender shall enter into a new or amended agreement with Customer to reflect the change in counterparty but otherwise having the same terms and conditions as the Agreement if Customer so requests within ninety (90) days after such rejection or termination.

2

2.	Confidentiality. Lender agrees with Customer and Supplier to comply with the confidentiality and related provisions in the Agreement as if it were a Party thereto.

3.	Amendment. Customer and Supplier agree with Lender that no amendment, supplement or other modification of the Agreement shall be effective unless prior advance written consent thereof has been provided by Lender.

4.	Notices. Customer agrees that it shall provide Lender with notice of all Supplier defaults at the same time that it provides notice of such defaults to Supplier. All notices and communications required to be delivered to Lender with respect to the Agreement shall be in writing and addressed to the Lender as follows:

PE12GVVC (Bloom PPA) Ltd.

c/o Alberta Investment Management Corporation

1100 – 10830 Jasper Avenue

Edmonton, Alberta T5J 2B3, Canada

Attn: [***]

Telephone: [***]

Email: [***]

5.	Governing Law. This Lender Agreement has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The provisions of the Agreement relating to dispute resolution shall apply to this Lender Agreement, mutatis mutandis.

6.	Miscellaneous. This Lender Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Lender Agreement may be executed and delivered in counterparts (including by electronic transmission). This Lender Agreement may only be amended, supplemented or otherwise modified by an instrument in writing executed by duly authorized representatives of the party to be bound thereby.

[***] Confidential Treatment Requested

3

Executed as of the date first written above:

CUSTOMER:		SUPPLIER:

Pacific Bell Telephone Company By: AT&T Services, Inc., its authorized representative		2012 ESA Project Company, LLC

By:		By:

Name:	[***]	Name:	William Brockenborough

Title:	[***]	Title:	Vice President

LENDER:

PE12GVVC (Bloom PPA) Ltd. as Administrative Agent

By:

Name:

Title:

[***] Confidential Treatment Requested

4

EXHIBIT O
to Credit Agreement

FORM OF AT&T CORP. DIRECT AGREEMENT

LENDER AGREEMENT

This Lender Agreement, dated as of May 15, 2013 (this “Lender Agreement”), is by and among AT&T CORP. a Delaware corporation (“Customer”), 2012 ESA Project Company, LLC a Delaware limited liability company (“Supplier”), and PE12GVVC (Bloom PPA) Ltd. as administrative agent (in such capacity, the “Administrative Agent”) for the lenders from time to time party to the Credit Agreement dated as of December 21, 2012 (as the same may be amended, modified or supplemented, amended or restated, in whole or part from time to time the (“Credit Agreement”)) among the Supplier, Administrative Agent, such lenders and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, “Collateral Agent”). The Administrative Agent is the “Lender” for purposes of the Agreement and this Lender Agreement.

WHEREAS, Supplier and Customer are parties to an Energy System Use Agreement dated May 15, 2013 (the “Agreement”), the defined terms of which are used herein unless otherwise defined herein;

WHEREAS, the lenders under the Credit Agreement will make a loan to Supplier to finance all or part of the costs of the Systems and in connection therewith desire that the Collateral Agent take a security interest in the Systems and the Agreement for the Administrative Agent as agent for the secured parties benefiting from such security interest, to avail itself (or direct the Collateral Agent to avail itself) of the rights provided for the “Lender” in the Agreement and this Lender Agreement; and

WHEREAS, to avail itself of such rights, Lender must agree to comply with certain terms and conditions in the Agreement applicable to the Lender;

NOW THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Supplier, Customer and Lender hereby agree as follows:

1.	Lender’s Rights. Supplier and Customer hereby agree in favor of Lender that Lender is, and shall be, entitled to exercise any and all remedies afforded to Supplier, and to cure any defaults of Supplier, subject to the terms and conditions of this Lender Agreement.

a.	The Lender, as collateral assignee, shall be entitled to exercise, in the place and stead of Supplier, any and all rights and remedies of Supplier under the Agreement in accordance with the terms of this Lender Agreement. Lender shall also be entitled to exercise all rights and remedies of secured parties, or the owner of the Systems, generally with respect to the Agreement and the Systems.

b.

The Lender shall have the right, but not the obligation, to pay all sums due under the Agreement and to perform any other act, duty or obligation required of Supplier thereunder or cause to be cured any default of Supplier thereunder in the time and manner provided by the terms of the Agreement. Nothing

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herein requires the Lender to cure any default of Supplier under the Agreement or (unless the Lender has succeeded to Supplier’s interests under the Agreement) to perform any act, duty or obligation of Supplier under the Agreement, but Customer hereby gives it the option, in its sole discretion, to elect to do so; provided that if the Lender directly or indirectly, takes or causes the transfer of ownership or control of the Systems or the Agreement, whether by or through an assignment, receiver, foreclosure, conveyance in lieu thereof, or any other proceeding, action or method, then the Lender will (a) cure any Supplier defaults within the time frame specified for the Supplier to cure the default following notice from Customer to the Supplier and the Lender under the Agreement (which time period shall, for the sake of clarity, commence with respect to Lender on the date that Lender receives notice from Customer as provided therein) to the extent that such defaults are capable of being cured by Lender (but not to include payment of any monetary damages or offsets for failure to provide Customer with the usage of the System during the default period before such taking of title or possession or any consequential damages claimed as a result of such failure to during such default period, as no such damages may be claimed by Customer pursuant to this Lender Agreement), as a condition to such taking of possession or title and (b) fully assume all of Supplier’s obligations under the Agreement arising on and after the date of such taking of possession or title.

c.	Customer will not exercise any right to terminate or suspend the Agreement unless it shall have given both the Supplier and the Lender written notice of the applicable Supplier default and neither Supplier or Lender has cured such default within the time periods afforded pursuant to Section 12.1 of the Agreement. The Parties’ respective obligations will otherwise remain in effect during any cure period.

d.	Upon notice by Supplier that Lender is exercising Supplier’s rights, Customer shall send copies of all notices specified by Lender in writing to Lender and, upon request by Lender, Customer shall make all payments under the Agreement to an account specified by the Lender. Payments made to Lender shall satisfy Customer’s payment obligations to Supplier. Customer shall send a copy of all of the foregoing notices to Supplier as well.

e.	Upon any rejection or other termination of the Agreement pursuant to any process undertaken with respect to Supplier under the United States Bankruptcy Code, and provided that Lender directly or indirectly has taken ownership and control of the System and the Agreement and complied with its obligations under Section 1(b) above, (i) at the request of Lender made within ninety (90) days of such rejection or termination, Customer shall enter into a new or amended agreement with Lender to reflect the change in counterparty but otherwise having the same terms and conditions as the Agreement, and (ii) Lender shall enter into a new or amended agreement with Customer to reflect the change in counterparty but otherwise having the same terms and conditions as the Agreement if Customer so requests within ninety (90) days after such rejection or termination.

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2.	Confidentiality. Lender agrees with Customer and Supplier to comply with the confidentiality and related provisions in the Agreement as if it were a Party thereto.

3.	Amendment. Customer and Supplier agree with Lender that no amendment, supplement or other modification of the Agreement shall be effective unless prior advance written consent thereof has been provided by Lender.

4.	Notices. Customer agrees that it shall provide Lender with notice of all Supplier defaults at the same time that it provides notice of such defaults to Supplier. All notices and communications required to be delivered to Lender with respect to the Agreement shall be in writing and addressed to the Lender as follows:

PE12GVVC (Bloom PPA) Ltd.

c/o Alberta Investment Management Corporation

1100 – 10830 Jasper Avenue

Edmonton, Alberta T5J 2B3, Canada

Attn: [***]

Telephone: [***]

Email: [***]

5.	Governing Law. This Lender Agreement has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The provisions of the Agreement relating to dispute resolution shall apply to this Lender Agreement, mutatis mutandis.

6.	Miscellaneous. This Lender Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Lender Agreement may be executed and delivered in counterparts (including by electronic transmission). This Lender Agreement may only be amended, supplemented or otherwise modified by an instrument in writing executed by duly authorized representatives of the party to be bound thereby.

[***] Confidential Treatment Requested

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Executed as of the date first written above:

CUSTOMER:		SUPPLIER:

AT&T Corp.		2012 ESA Project Company, LLC
By: AT&T Services, Inc., its authorized representative

By:		By:

Name:	[***]	Name:	William Brockenborough

Title:	[***]	Title:	Vice President

LENDER:

PE12GVVC (Bloom PPA) Ltd.
as Administrative Agent

By:

Name:

Title:

[***] Confidential Treatment Requested

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EXHIBIT P to Credit Agreement

FORM OF AT&T PPA2-C ACKNOWLEDGMENT AND CONSENT

Amendment No. 1

Agreement No. 20130403.076.C

ACKNOWLEDGEMENT AND CONSENT REGARDING ASSIGNMENT AND AMENDMENT

This ACKNOWLEDGEMENT AND CONSENT REGARDING ASSIGNMENT AND AMENDMENT (this “Consent”), is made effective as of May 15, 2013, by and among 2012 ESA Project Company, LLC, a Delaware Limited Liability Company, (“2012 Project Company”), 2013B ESA Project Company, LLC, a Delaware Limited Liability Company (“2013B Project Company”), PE12GVVC (Bloom PPA) Ltd., as administrative agent (in such capacity, “Administrative Agent”) for the lenders from time to time party to the Credit Agreement dated as of December 21, 2012 among 2012 Project Company, Administrative Agent, such lenders and Deutsche Bank Trust Company Americas, as collateral agent, and AT&T Corp., a New York corporation (“AT&T”). Each of the foregoing entities shall be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

A. WHEREAS, AT&T and 2012 Project Company entered into the following documents dated as of May 15, 2013:

(i) Energy System Use Agreement (the “PPA2-C” or “AT&T Agreement No. 20130403.076.C”);

(ii) Site Lease Agreement relating to PPA2-C (“SLA-C” and, together with PPA2-C, the “Assigned Agreements”); and

(iii) Lender Agreement relating to PPA2-C (“Lender Agreement-C”), to which the Administrative Agent is also expressed to be a party.

B. WHEREAS, the Parties desire to acknowledge the assignment of PPA2-C and SLA-C to 2013B Project Company and terminate Lender Agreement-C, as more fully set forth in this Consent.

C. WHEREAS, AT&T and 2013B Project Company also desire to amend PPA2-C following the assignment of PPA2-C and SLA-C to 2013B Project Company.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Consent, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Acknowledgment and Consent to Assignment of PPA2-C and SLA-C. AT&T hereby acknowledges and consents to the assignment of 2012 Project Company’s rights, interests and obligations under each of PPA2-C and SLA-C to 2013B Project Company pursuant to that certain Assignment and Assumption Agreement, dated as of May 15, 2013 (such agreement, the “Assignment Agreement” and such date, the “Assignment Effective Date”), by and between 2012 Project Company and 2013B Project Company, attached hereto as Appendix A. AT&T agrees that, effective as of the Assignment Effective Date:

a.	It will make all payments (including without limitation usage fees and termination payments) due from AT&T under PPA2-C and SLA-C to 2013B Project Company to an account to be designated by 2013B Project Company;

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b.	2013B Project Company shall be understood to constitute the “Supplier” pursuant to PPA2-C, AT&T shall look only to 2013B Project Company with respect to any rights of AT&T or any obligations or liability of “Supplier” under PPA2-C, and AT&T consents to and acknowledges the amendment of the Supplier’s notice information in PPA2-C as reflected in the Assignment Agreement;

c.	2013B Project Company shall be understood to constitute the “Lessee” pursuant to SLA-C, AT&T shall look only to 2013B Project Company with respect to any rights of AT&T or any obligations or liability of “Lessee” under SLA-C and AT&T consents to and acknowledges the amendment of the Lessee’s notice information in SLA-C as reflected in the Assignment Agreement.

AT&T and 2012 Project Company each confirm there have been no willfully wrongful acts or omissions on the part of 2012 Project Company with respect to PPA2-C or SLA-C prior to the Assignment Effective Date.

2. New EXHIBIT C, Energy Server Billing Rate. The EXHIBIT C, Energy Server Lease Rate that was included in PPA2-C is deleted in its entirety and replaced with the new EXHIBIT C, Energy Server Billing Rate, attached hereto and incorporated herein as Appendix C.

3. Termination of Lender Agreement-C. AT&T and 2012 Project Company hereby terminate Lender Agreement-C, and each release the other, and both release the Administrative Agent, from any obligations or liability in relation to Lender Agreement-C. Administrative Agent hereby consents to such termination.

4. New Lender Agreement-C. AT&T and 2013B Project Company agree to enter into New Lender Agreement-C with Silicon Valley Bank on or about the date hereof in the form attached hereto as Appendix B.

5. Ratification. The terms and conditions of the Assigned Agreements in all other respects remain unmodified and in full force and effect. All references to each Assigned Agreement in any other document or instrument shall be deemed to mean such Agreement as assigned by the Assignment Agreement.

6. Amendments. No amendment, modification, termination or waiver of any provision of this Consent shall be effective unless the same shall be in writing and duly executed by the Parties.

7. Enforceability. This Consent shall be enforceable by and binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

8. Governing Law. The terms of this Consent will be governed by and construed in accordance with the domestic laws of the State in which the Premises subject to PPA2-C are located without reference to any choice of law principles.

9. Counterparts and Facsimile Execution. This Consent may be executed and delivered (including by “portable document format”) in one or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

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10. Severability. If any term or other provision of this Consent is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other terms and provisions of this Consent shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Consent to be executed, as of the dates set forth below the respective signatures hereto.

AT&T Corp.
By: AT&T Services, Inc., its authorized representative

By:
	Name:	John Schinter
	Title:	Executive Director, Energy
Date:

2012 ESA Project Company, LLC

By:
	Name:	W.E. Brokenborough
	Title:	Vice President
Date:

2013B ESA Project Company, LLC

By:
	Name:	W.E. Brokenborough
	Title:	Vice President
Date:

Acknowledged and agreed:

PE12GVVC (Bloom PPA) Ltd.
as Administrative Agent

By:

Name:

Title:

Date:

Signature Page to Acknowledgement and Consent Regarding Assignment

Amendment No. 1

Agreement No. 20130403.076.C

IN WITNESS WHEREOF, and in confirmation of its consent to the terms and conditions contained in Section 1.3(d) of PPA2-C, as assigned, and intending to be legally bound hereby, Bloom Energy Corporation, a Delaware corporation has executed this Consent as of the date set forth below.

BLOOM ENERGY CORPORATION

By:
	Name:	Martin J. Collins
	Title:	VP, Corporate Development
Date:

Signature Page to Acknowledgement and Consent Regarding Assignment

Amendment No. 1

Agreement No. 20130403.076.C

APPENDIX A

ASSIGNMENT AGREEMENT

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ASSIGNMENT and ASSUMPTION AGREEMENT

This ASSIGNMENT and ASSUMPTION AGREEMENT (this “Agreement”) is entered effective as of May 15, 2013 (the “Effective Date”), by and among 2013B ESA Project Company, LLC, a Delaware limited liability company (“Assignee”), and 2012 ESA Project Company, LLC, a Delaware limited liability company (“Assignor”).

RECITALS

WHEREAS, Assignor and AT&T Corp. (“AT&T Corp.”) are party to (a) that certain Energy System Use Agreement (Agreement No. 20130403.076.C) dated as of May 15, 2013 (as such may be amended from time to time, “PPA2-C”) and (b) that certain Site Lease Agreement related to PPA2-C dated as of May 15, 2013 (as such may be amended from time to time, “SLA-C”, and, together with PPA2-C, the “AT&T Agreements”);

WHEREAS, pursuant to Article 14 of PPA2-C, Assignor shall have the right, without consent of AT&T Corp., to assign PPA2-C or rights thereunder or delegate obligations to any affiliate; provided that (i) any such assignment or delegation to an affiliate is conditioned upon the assignee’s assumption of all delegated or assigned obligations and liabilities of Assignor under PPA2-C, and (ii) Assignor shall not assign or delegate to any affiliate that is a competitor of AT&T Corp. without AT&T Corp.’s prior written consent (which may be withheld in its sole discretion);

WHEREAS, pursuant to Section 12 of SLA-C, Assignor may in its sole discretion and without the consent of AT&T Corp. assign any of its rights, duties or obligations under SLA-C to one or more of its affiliates, so long as (i) Assignor remains liable for all of its obligations under SLA-C, (ii) that any such assignee agrees to be bound by all of the terms and conditions of SLA-C, (iii) no such assignment shall preclude AT&T Corp. from dealing solely and directly with Assignor in all matters pertaining to SLA-C, and (iv) the assignment shall not impose upon AT&T Corp. any material costs or obligations;

WHEREAS, Assignor now wishes to assign to Assignee, and Assignee wishes to accept from Assignor, all of Assignor’s rights, title, interest, duties, obligations and liabilities under (i) PPA2-C and (ii) SLA-C (collectively, the “Assigned Interests”); and

WHEREAS, Assignor and Assignee are “affiliates” for purposes of the AT&T Agreements, and now desire to enter into this Agreement to evidence the transfer of the aforementioned Assigned Interests.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

AGREEMENT

1. Assignment and Assumption. As of the Effective Date, Assignor assigns and transfers to Assignee all of Assignor’s rights, title and interest in and to the Assigned Interests. Assignee (a) accepts the assignment of the Assigned Interests, effective as of the Effective Date,

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(b) irrevocably assumes, undertakes, and agrees that it shall be bound to perform and observe all of the duties, obligations and liabilities of Assignor with respect the Assigned Interests, effective as of the Effective Date, and (c) hereby agrees to be bound by the terms and conditions of the AT&T Agreements with respect to the Assigned Interests.

2. Indemnification.

(a) Assignor will hold harmless, indemnify and defend Assignee, its members, officers, directors, agents, employees and assigns (each, an “Assignee Indemnified Party”) from and against any and all claims, judgments, settlements, losses, damages, demands, suits, causes of action, liabilities, fines, penalties, costs and expenses (including, without limitation, court costs, attorney’s fees, and other reasonable costs of suit or dispute resolution) (“Losses”), whether arising at law or in equity, due to or arising from any willfully wrongful acts or omissions on the part of Assignor with respect to any of the Assigned Interests prior to the Effective Date; provided that that no Assignee Indemnified Party shall be entitled to indemnification for any consequential, incidental, indirect, special or punitive damages whatsoever. Indemnification pursuant to this Section 2 shall be an Assignee Indemnified Party’s sole and exclusive source of recovery against Assignor of any kind for any and all Losses arising out of or directly or indirectly relating to this Agreement.

(b) Assignee will hold harmless, indemnify and defend Assignor, its members, officers, directors, agents, employees and assigns (each, an “Assignor Indemnified Party”) from and against any and all Losses, whether arising at law or in equity, due to or arising from any willfully wrongful acts or omissions on the part of Assignee with respect to any of the Assigned Interests on and after the Effective Date; provided that that no Assignor Indemnified Party shall be entitled to indemnification for any consequential, incidental, indirect, special or punitive damages whatsoever. Indemnification pursuant to this Section 2 shall be an Assignor Indemnified Party’s sole and exclusive source of recovery against Assignee of any kind for any and all Losses arising out of or directly or indirectly relating to this Agreement

(c) In the event a party wishes to make a claim for indemnification under this Section 2, it shall promptly notify the indemnifying party in writing of the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted and all reasonably necessary or relevant information, assistance and authority to settle and/or defend any claim. In the event of a claim by a third party (“Third Party Claim”), provided that the indemnified party delivers timely notice to the indemnifying party of such Third Party Claim and makes no admission of liability with respect to such Third Party Claim, the indemnifying party shall assume on behalf of the indemnified party, and conduct with due diligence and in good faith, the defense of such Third Party Claim. Without relieving the indemnifying party of its obligations hereunder or impairing the indemnifying party’s right to control the defense or settlement of a Third Party Claim, the indemnified party may elect to participate through separate counsel in the defense of a Third Party Claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party; provided that in the event that (i) the indemnified party shall have reasonably concluded that there exists a material conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of a Third Party Claim or (ii) the indemnifying party shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement of an action thereon, the indemnified party may elect to defend separately such Third Party Claim and the reasonable fees and expenses of counsel reasonably incurred shall be paid by the indemnifying party. No

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settlement that would impose any cost or expense upon a party seeking indemnification shall be made without such party’s prior written consent. No indemnifying party shall settle any Third Party Claim in a manner which would require any action or forbearance from action by the indemnified party without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and no indemnified party shall settle any Indemnity Claim in a manner which would require any action or forbearance from action by any Indemnifying Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

3. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Assignor and Assignee. No amendment or modification of this Agreement that would impose any additional material obligations on, or materially impair any rights of, any person or entity who is not a party to this Agreement shall be effective without such affected party’s consent. Neither Assignor nor Assignee shall agree to any amendment of an Assigned Agreement without the prior written consent of the other party if such modification would impose any additional material obligations on, or materially impair any rights of, the other party.

4. Obligation to Notify AT&T Corp. Within ten (10) business days of the execution of this Agreement, Assignor shall deliver written notice to AT&T Corp. of the assignment of the Assigned Interests in PPA2-C and SLA-C, which notice shall direct AT&T Corp. to deliver any future notices, communications and waivers under PPA2-C to Assignee at the address for notices set forth in Section 5(b), below.

5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally, via electronic mail or by facsimile transmission with completed transmission acknowledgment, or when delivered or when delivery is refused if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid, to the recipient party at its address (or at such other address or facsimile number for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(a) If to Assignor, to:

2012 ESA Project Company, LLC

c/o Bloom Energy Corporation

1299 Orleans Dr

Sunnyvale, CA 94089-1137

Email address: [***]

(b) If to Assignee, to:

2013B ESA Project Company, LLC

c/o Bloom Energy Corporation

1299 Orleans Dr

Sunnyvale, CA 94089-1137

Email address: [***]

[***] Confidential Treatment Requested

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Amendment No. 1

Agreement No. 20130403.076.C

With a copy to:

Silicon Valley Bank

555 Mission Street, 9th Floor

San Francisco, CA 94105

Attn: [***]

Telephone: [***]

Email: [***]

6. Governing Law; Jurisdiction; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile (or portable document format) will be considered original signatures, and each party shall thereafter promptly deliver original signatures to the other party.

8. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including by operation of law), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party, whether by operation of law or otherwise, without the prior written consent of the other party, provided that Assignee may collaterally assign its rights under this Agreement to any party providing debt or equity financing to it without the consent of Assignor.

[Signature Page Follows]

[***] Confidential Treatment Requested

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Amendment No. 1

Agreement No. 20130403.076.C

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective duly authorized officers.

ASSIGNEE:

2013B ESA Project Company, LLC
a Delaware limited liability company

By:
Name:
Title:

ASSIGNOR:

2012 ESA Project Company, LLC
a Delaware limited liability company

By:
Name:
Title:

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Amendment No. 1

Agreement No. 20130403.076.C

APPENDIX B

NEW LENDER AGREEMENT-C

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LENDER AGREEMENT

This Lender Agreement, dated as of May 15, 2013 (this “Lender Agreement”), is by and among AT&T Corp. a New York corporation (“Customer”), 2013B ESA Project Company, LLC a Delaware limited liability company (“Supplier”), and Silicon Valley Bank in its capacity as the lender pursuant to that certain Credit Agreement dated as of July 19, 2013 (as the same may be amended, modified or supplemented, amended or restated, in whole or part from time to time the (“Credit Agreement”)) between the Supplier and Lender. Lender is the “Lender” for purposes of the Agreement and this Lender Agreement.

WHEREAS, Supplier and Customer are parties to an Energy System Use Agreement dated May 15, 2013 (the “Agreement”), the defined terms of which are used herein unless otherwise defined herein;

WHEREAS, the Lender will make a loan to Supplier to finance all or part of the costs of the Systems and in connection therewith Lender will take a security interest in the Systems and the Agreement, to avail itself of the rights provided for the “Lender” in the Agreement and this Lender Agreement; and

WHEREAS, to avail itself of such rights, Lender must agree to comply with certain terms and conditions in the Agreement applicable to the Lender;

NOW THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Supplier, Customer and Lender hereby agree as follows:

1.	Lender’s Rights. Supplier and Customer hereby agree in favor of Lender that Lender is, and shall be, entitled to exercise any and all remedies afforded to Supplier, and to cure any defaults of Supplier, subject to the terms and conditions of this Lender Agreement.

a.	The Lender, as collateral assignee, shall be entitled to exercise, in the place and stead of Supplier, any and all rights and remedies of Supplier under the Agreement in accordance with the terms of this Lender Agreement. Lender shall also be entitled to exercise all rights and remedies of secured parties, or the owner of the Systems, generally with respect to the Agreement and the Systems. Customer agrees that, if Lender notifies Customer that an event of default under the Credit Agreement has occurred and is continuing and that Lender has exercised its rights to (i) have itself or its designee substituted for Supplier under the Agreement or (ii) sell, assign, transfer or otherwise dispose of the Agreement to a third person, then Lender, Lender’s designee or such third person (in any case, “Substitute Owner”) will be substituted for Supplier under the Agreement and that, in such event, (x) Customer will continue to perform its obligations under the Agreement in favor of Substitute Owner, (y) references to “Lender” in this Agreement shall be deemed to refer to such Substitute Owner, and (z) Substitute Owner will have each of the rights afforded to the Lender hereunder.

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b.	The Lender shall have the right, but not the obligation, to pay all sums due under the Agreement and to perform any other act, duty or obligation required of Supplier thereunder or cause to be cured any default of Supplier thereunder in the time and manner provided by the terms of the Agreement. Nothing herein requires the Lender to cure any default of Supplier under the Agreement or (unless the Lender has succeeded to Supplier’s interests under the Agreement) to perform any act, duty or obligation of Supplier under the Agreement, but Customer hereby gives it the option, in its sole discretion, to elect to do so; provided that if the Lender directly or indirectly, takes or causes the transfer of ownership or control of the Systems or the Agreement, whether by or through an assignment, receiver, foreclosure, conveyance in lieu thereof, or any other proceeding, action or method, then the Lender will (a) cure any Supplier defaults within the time frame specified for the Supplier to cure the default following notice from Customer to the Supplier and the Lender under the Agreement (which time period shall, for the sake of clarity, commence with respect to Lender on the date that Lender receives notice from Customer as provided therein) to the extent that such defaults are capable of being cured by Lender (but not to include payment of any monetary damages or offsets for failure to provide Customer with the usage of the System during the default period before such taking of title or possession or any consequential damages claimed as a result of such failure to during such default period, as no such damages may be claimed by Customer pursuant to this Lender Agreement), as a condition to such taking of possession or title and (b) fully assume all of Supplier’s obligations under the Agreement arising on and after the date of such taking of possession or title.

c.	Customer will not exercise any right to terminate or suspend the Agreement unless it shall have given both the Supplier and the Lender written notice of the applicable Supplier default and neither Supplier or Lender has cured such default within the time periods afforded pursuant to Section 12.1 of the Agreement. The Parties’ respective obligations will otherwise remain in effect during any cure period.

d.	Upon notice by Supplier that Lender is exercising Supplier’s rights, Customer shall send copies of all notices specified by Lender in writing to Lender and, upon request by Lender, Customer shall make all payments under the Agreement to an account specified by the Lender. Payments made to Lender shall satisfy Customer’s payment obligations to Supplier. Customer shall send a copy of all of the foregoing notices to Supplier as well.

e.

Upon any rejection or other termination of the Agreement pursuant to any process undertaken with respect to Supplier under the United States Bankruptcy Code, and provided that Lender directly or indirectly has taken ownership and control of the System and the Agreement and complied with its obligations under Section 1(b) above, (i) at the request of Lender made within ninety (90) days of such rejection or termination, Customer shall enter into a new or amended agreement with Lender to reflect the change in counterparty

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but otherwise having the same terms and conditions as the Agreement, and (ii) Lender shall enter into a new or amended agreement with Customer to reflect the change in counterparty but otherwise having the same terms and conditions as the Agreement if Customer so requests within ninety (90) days after such rejection or termination.

2.	Confidentiality. Lender agrees with Customer and Supplier to comply with the confidentiality and related provisions in the Agreement as if it were a Party thereto.

3.	Amendment. Customer and Supplier agree with Lender that no amendment, supplement or other modification of the Agreement shall be effective unless prior advance written consent thereof has been provided by Lender.

4.	Notices. Customer agrees that it shall provide Lender with notice of all Supplier defaults at the same time that it provides notice of such defaults to Supplier. All notices and communications required to be delivered to Lender with respect to the Agreement shall be in writing and addressed to the Lender as follows:

Silicon Valley Bank

555 Mission Street, 9th Floor

San Francisco, CA 94105

Attn: [***]

Telephone: [***]

Email: [***]

5.	Governing Law. This Lender Agreement has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The provisions of the Agreement relating to dispute resolution shall apply to this Lender Agreement, mutatis mutandis.

6.	Miscellaneous. This Lender Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Lender Agreement may be executed and delivered in counterparts (including by electronic transmission). This Lender Agreement may only be amended, supplemented or otherwise modified by an instrument in writing executed by duly authorized representatives of the party to be bound thereby.

[***] Confidential Treatment Requested

16

Amendment No. 1

Agreement No. 20130403.076.C

Executed as of the date first written above:

CUSTOMER:	SUPPLIER:

AT&T Corp.	2013B ESA Project Company, LLC
By: AT&T Services, Inc., its authorized representative

By:	By:

Name:	Name:

Title:	Title:

LENDER:

Silicon Valley Bank

By:

Name:

Title:

17

Amendment No. 1

Agreement No. 20130403.076.C

APPENDIX C

NEW EXHIBIT C FOR PPA2-C

Amendment No. 1

Agreement No. 20130403.076.C

EXHIBIT C

ENERGY SERVER BILLING RATE

The total monthly usage fee will be calculated using the following formula:

Monthly Billing Rate X mmBTU consumed X system Efficiency

MONTHLY BILLING RATE:

Monthly Rate
Rate in Year	($/mmBTU)
1	$	[***]
2	$	[***]
3	$	[***]
4	$	[***]
5	$	[***]
6	$	[***]
7	$	[***]
8	$	[***]
9	$	[***]
10	$	[***]
11	$	[***]
12	$	[***]
13	$	[***]
14	$	[***]
15	$	[***]
16	$	[***]
17	$	[***]
18	$	[***]
19	$	[***]
20	$	[***]

[***] Confidential Treatment Requested

EXHIBIT Q

to Credit Agreement

Sample DSCR Calculation

Q1 2016

Project Revenues + Prepaid Expense Amount		[***]
O&M Costs		[***]

Operating Cash Available for Debt Service	$	[***]

Interest Expense	$	[***]
Loan Amortization	$	[***]
DSR Fees & Interest	$	[***]

DSCR		[***]

[***] Confidential Treatment Requested

EXHIBIT R-1 to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as borrower (“Borrower”), PE12GVVC (BLOOM PPA) LTD., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto.

Pursuant to the provisions of Section 2.4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or foreign government or organization status on IRS Form W-8EXP. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

EXHIBIT R-2 to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as borrower (“Borrower”), PE12GVVC (BLOOM PPA) LTD., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto.

Pursuant to the provisions of Section 2.4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or foreign government or organization status on IRS Form W-8EXP. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

EXHIBIT R-3 to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as borrower (“Borrower”), PE12GVVC (BLOOM PPA) LTD., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto.

Pursuant to the provisions of Section 2.4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8EXP or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8EXP from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

EXHIBIT R-4 to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 2012 ESA Project Company, LLC, a Delaware limited liability company, as borrower (“Borrower”), PE12GVVC (BLOOM PPA) LTD., as Administrative Agent, and the other financial institutions as agents and lenders from time to time party thereto.

Pursuant to the provisions of Section 2.4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8 EXP or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8EXP from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

EXHIBIT S to Credit Agreement

FORM OF AT&T CORP. PPA AMENDMENT

[Note: 22 pages redacted]

[***] Confidential Treatment Requested

AMENDMENT NO. 1

TO

AGREEMENT NO. 20130403.077.C

AN

ENERGY SYSTEM USE AGREEMENT

BY AND BETWEEN

2012 ESA PROJECT COMPANY, LLC

AND AT&T CORP.

1

AMENDMENT NO. 1

to

AGREEMENT NO. 20130403.077.C

After all Parties have signed, this Amendment is made effective as of May 15, 2013 (“Effective Date”) and is between 2012 ESA Project Company, LLC, a Delaware limited liability company (“Supplier”), and AT&T Corp., a New York corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties”.

WITNESSETH

WHEREAS, Supplier and AT&T entered into Agreement No. 20130403.077.C on May 15, 2013 (the “Agreement”); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.	EXHIBIT A, “Premises List, Description and Applicable Local Utility” that was included in the Agreement is deleted in its entirety and replaced with the new EXHIBIT A, “Premises List, Description and Applicable Local Utility”, attached hereto and incorporated herein.

2.	EXHIBIT B, “Site Lease Agreement” that was included in the Agreement is deleted in its entirety and replaced with the new EXHIBIT B, “Site Lease Agreement”, attached hereto and incorporated herein. AT&T and Supplier hereby terminate the Site Lease Agreement executed between the Parties in connection with the execution of the Agreement.

AT&T and the Supplier each release the other from all obligations and liability in relation to any ‘Sites’ included in EXHIBIT A of the Agreement as of the date of signing of the Agreement, but not included in such EXHIBIT A after this Amendment is effective. Further, AT&T and Supplier each release the other from all obligations and liability in relation to the Site Lease Agreement executed between the Parties in connection with the Agreement.

The terms of this Amendment will be governed by and construed in accordance with the domestic laws of the State in which the Premises subject to the Agreement, as amended hereby, are located without reference to any choice of law principles.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

The terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment.

No amendment, modification, termination or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and duly executed by the Parties. This Amendment shall be enforceable by and binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

3

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed, as of the dates set forth below the respective signatures hereto.

2012 ESA Project Company, LLC

By:
	Name:	W.E. Brokenborough
	Title:	Vice President
Date:

AT&T Corp. By: AT&T Services, Inc., its authorized representative

By:
	Name:	John Schinter
	Title:	Executive Director, Energy
Date:

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

4

IN WITNESS WHEREOF, and in confirmation of its consent to the terms and conditions contained in Section 1.3(d) of the Agreement and intending to be legally bound hereby, Bloom Energy Corporation, a Delaware corporation has executed this Amendment as of the date set forth below.

BLOOM ENERGY CORPORATION

By:
	Name:	Martin J. Collins
	Title:	VP, Corporate Development
Date:

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

5

EXHIBIT A

PREMISES LIST, DESCRIPTION AND APPLICABLE LOCAL UTILITY

THE UNITED ILLUMINATING COMPANY (UI):

•	Address 1: [***]

System Capacity: [***]

System Location: [***]

Utility: [***]

LREC Performance Assurance: [***]

Estimated Commencement of Operations Date: June 30, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***]

Expected LREC Incentive: $[***] per MWh

CONNECTICUT LIGHT & POWER (CL&P):

•	Address 2: [***] (AT&T Corp.)

System Capacity: [***] KW

System Location: [***]

Utility: [***]

LREC Performance Assurance: $[***]

Estimated Commencement of Operations Date: June 30, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***]

Expected LREC Incentive: $[***] per MWH

* Annual Site kWh Production Caps are calculated without regard to Deemed Delivered Energy.

*** Confidential Treatment Requested

6

EXHIBIT B

SITE LEASE AGREEMENT

7

Site Lease Agreement

This Site Lease Agreement (“Agreement”), dated as of May 15, 2013, is by and between 2012 ESA Project Company, LLC, a Delaware limited liability company (“Lessee”), and AT&T Corp. (“Lessor”) by AT&T Services, Inc. (“AT&T”), its authorized representative, a Delaware Corporation.

WITNESSETH

WHEREAS, Lessee and AT&T have entered into an Energy System Use Agreement, dated May 15, 2013 (the “PPA2-D” or “AT&T Agreement No. 20130403.077.C”), pursuant to which Lessee has agreed to provide AT&T with Electricity Services. Capitalized terms used herein but not defined herein (including in the recitals hereto) shall have the respective meanings ascribed thereto in PPA2-D;

WHEREAS, in order to provide the Electricity Services, Lessee requires access to certain real property owned or leased by Lessor as identified in Exhibit A (the “Sites”); and

WHEREAS, in connection with the foregoing, Lessee desires that Lessor lease to Lessee, and Lessor desires to lease to Lessee, the Premises (defined below); and

WHEREAS, Lessee may finance the System and, in connection therewith, grant a first priority security interest therein, in favor of Lessee’s Lender (defined below); and

WHEREAS, Lessee and AT&T later amended PPA2-D that, among other changes, revised the Sites included within PPA2-D; and

WHEREAS, Lessee and AT&T are hereby entering into this Agreement to include the same Sites included in the amended PPA2-D; and

WHEREAS, Lessee and AT&T are also terminating the Site Lease Agreement, dated May 15, 2013, which was included as Exhibit B to PPA2-D;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Lessee and Lessor hereby agree as follows:

1. Lease. Lessor hereby leases to Lessee (the “Lease”), in accordance with the terms and conditions hereinafter set forth, a plot located on the exterior of the building as described in Exhibit A where the System will be installed (individually and collectively, the “Premises”) for the purposes of Lessee’s constructing, installing, owning, operating, and maintaining the System only and for no other purposes whatsoever. Upon the completion of the installation of the System, Lessee shall provide Lessor with “as-built” drawings setting forth in detail the location of all components of the System. Lessor hereby also grants to Lessee, for a period co-terminous with the Lease, (i) a right of way to access the Premises across or through the Site and any surrounding or nearby premises owned or leased by Lessor, including the building below the Premises, passage through which is necessary or convenient to gain access to the System or the Premises (the “Property”) and to provide Lessor with the electricity from the System and (ii) a right of way to access natural gas from the gas tap line at the Site.

2. Benefits. Lessee shall pay Lessor one U.S. dollar ($1.00) on the Commercial Operation Date as and for rent of the Premises.

3. System Construction.

(a) Lessor hereby consents to the construction of the System on the Site, as described in Exhibit B, including, without limitation, to the extent necessary, modifications to the building and the grounds at the Site so as to run wires and conduits from the System to the electrical panel and other areas on the Site as are required or appropriate for the management of the Systems.

8

4. System Construction, Installation, Operation, Ownership and Removal.

(a) Lessee shall have the right from time to time during the term hereof, in accordance with the PPA2-D:

(i) to construct, install, own, and operate the System on the Premises;

(ii) to maintain, clean, repair and replace part or all of the System;

(iii) to add to or remove the System or any part thereof;

(iv) to access the Premises with guests for promotional purposes during normal open hours and at other times as are acceptable to the Lessor in its reasonable business judgment; and

(v) to perform (or cause to be performed) all tasks necessary or appropriate, as reasonably determined by Lessee, to carry out the activities set forth in paragraphs (i) through (iv) of this Section 4.

(b) Lessor acknowledges and agrees that Lessee is the exclusive owner and operator of the System, that all equipment comprising the System shall remain the personal property of the Lessee and shall not become fixtures, notwithstanding the manner in which the System is or may be affixed to any real property of Lessor. Lessor shall have no right, title or interest in the System or any component thereof, notwithstanding that the System may be physically mounted or adhered to the Premises.

(c) Lessor agrees that it shall arrange for the owner of the Site to execute and deliver to Lessee a document pursuant to which such owner acknowledges and consents to the Lessee’s rights in the Site as set forth herein and subject to the terms hereof.

(d) As a condition of Lessee’s rights hereunder, Lessee shall obtain and maintain during the term of this Agreement any and all permits, variances, licenses, approvals and authorizations from governmental agencies with jurisdiction, including, without limitation, conditional use permits, and building permits that are applicable or necessary to the installation or operation of the System at, on or from the Premises (collectively, the “Governmental Approvals”). If requested by Lessee, Lessor agrees to assist Lessee, at Lessee’s expense (except as provided in the PPA2-D), in obtaining Governmental Approvals. Lessee must obtain Lessor’s prior written approval of all conditions of permit approval that would impose any material obligation on Lessor, which consent shall not be unreasonably withheld, conditioned or delayed by Lessor. Furthermore Lessee shall, at Lessee’s expense, comply with all requirements and conditions of approval related to the Governmental Approvals to the extent such requirements and conditions of approval are related to the installation or operation of the System itself and are not generally related to the building located beneath the Premises or ownership and operation thereof.

(e) Lessee further covenants and agrees as follows:

(i) That the System and its installation, construction, operation and/or maintenance will not cause permanent damage to the Premises or the Property, and, upon expiration or termination of this Agreement, Lessee shall restore the Premises to its original condition on the date of this Agreement, damage caused by ordinary wear and tear, casualty and condemnation excepted; provided, that Lessee shall not be responsible for making repairs or restoration unless any damage resulted from the actions or inactions of Lessee or its agents, employees or contractors. Lessee’s installation and construction activities shall not unreasonably interfere with Lessor’s work on the Property;

(ii) Prior to installation of any part of the System, Lessee shall comply with the following:

(1) Lessee shall submit all plans for the System or the applicable part thereof to Lessor for its approval, which approval shall not be unreasonably withheld, conditioned or delayed.

9

(2) Lessee shall not do or permit anything to be done on or about the Premises or bring or keep anything thereon which would (1) increase the commercial property insurance premiums for the Property unless Lessee first agrees to pay for such increase, or (2) invalidate the commercial property insurance coverage for the Property. Lessor agrees to notify Lessee of any acts of which it becomes aware that would increase or invalidate the insurance on the Property and agrees to provide Lessee with an opportunity to cease or modify the actions of which Lessee has been notified before Lessee is required to pay any increased commercial property insurance costs. Nothing herein shall be deemed to modify the provisions of Section 9.2 of the PPA2-D.

(3) Lessee shall not permit any mechanic’s or materialman’s lien upon or against the Building, the Premises or the Property which is caused by, results from, or is asserted with respect to, any work performed, materials furnished or obligation incurred by, through or under Lessee. Upon the filing of any such lien, whether timely, valid or otherwise, Lessee shall, within fifteen (15) days after receiving notice of such lien, cause such lien to be released of record or have the lien bonded over. Lessee shall, within such fifteen (15) day period, deliver to Lessor documentation and evidence of removal of the lien. If Lessee fails to have such lien released of record within such fifteen (15) day period, Lessor shall have the right, but not the obligation, to pay the lienor the amount which is claimed to be due, in order to obtain and record a release of such lien, and in such event Lessee shall immediately upon demand by Lessor reimburse Lessor for its costs in obtaining such release.

(f) Lessor and Lessee agree that, in all matters where a party’s approval or consent is required hereunder, such party’s approval and/or consent shall not be unreasonably withheld, conditioned or delayed.

5. Access to Premises. Lessor shall provide Lessee, in accordance with Lessor’s normal security and safety requirements, with which Lessee agrees to comply and cause its employees, contractors and sub- contractors to comply, provided, that Lessee shall have first received written notification thereof, with access to the Site as reasonably necessary to allow Lessee to perform the installation work and operate, maintain, improve and replace the System as contemplated in the PPA2-D, including, without limitation, ingress and egress rights to and from the Premises for Lessee and its employees, contractors and sub-contractors and access to electrical panels and conduits to interconnect the System with the Site’s electrical wiring. Lessor shall use commercially reasonable efforts to provide sufficient space, adjacent to the Premises, for the temporary storage and staging of tools, materials and equipment and for the parking of construction crew vehicles and temporary construction trailers and facilities reasonably necessary during the installation work, removal work and access for rigging and material handling. Lessor shall provide Lessee a reasonable area adjacent to the Premises for construction laydown. Lessor and its authorized representatives shall at all times have access to and the right to observe the installation work, subject to compliance with Lessee’s safety rules, but shall not interfere with the installation work or handle any Lessee equipment or the System without prior written authorization from Lessee. In addition, Lessor shall grant Lessee, in accordance with Lessor’s normal security and safety requirements, with which Lessee agrees to comply and cause its employees, contractors and sub-contractors to comply, provided, that Lessee shall have first received written notification thereof, access to the Site as reasonably necessary to allow Lessee to perform the O&M Work, including, without limitation, ingress and egress rights to and from the Premises for Lessee and its employees, contractors and subcontractors and local electric utility personnel. Notwithstanding anything to the contrary herein, with respect to future changes to Lessor’s security and safety requirements, Lessor shall provide Lessee with written notification of such changes and if Lessee reasonably determines that compliance with such changes would materially or adversely increase Lessee’s obligations or decrease Lessee’s rights under this Agreement, Lessee and Lessor shall negotiate in good faith to determine how to resolve the impact of such changes on Lessee; provided, that, if Lessee and Lessor are unable through such negotiations to reach an agreement as to the impact of such changes on Lessee, Lessee shall have the right to terminate this Agreement as set forth in Section 8 hereof, in which case the provisions of Section 12.2 (b) of the PPA2-D shall apply. Lessee shall perform the O&M Work in a manner that minimizes inconvenience to and interference with Lessor and Lessor’s invitees’ and customers’ use of the Property to the extent commercially practicable.

6. Representations and Warranties, Covenants of Lessor.

(a) Lessor represents and warrants to Lessee that, except as set forth in Section 25 hereof, there are no circumstances known to Lessor or commitments to third parties (including, without limitation, mortgages, liens, or activities that may damage, impair or otherwise adversely affect Lessee’s rights under this

10

Agreement or the System and/or its function. Lessor will not initiate or conduct activities that it knows or reasonably should know may damage, impair or otherwise materially adversely affect the System or its function. Lessor will use such commercially reasonable methods proposed by Lessee in conducting maintenance to the Premises in order to avoid damage, impairment or adverse effect to the System or its function and will notify Lessee of any contemplated major renovations to the exterior of the Premises and, in such event, if Lessee provides timely written recommendations of solutions or measures for Lessor to implement to avoid or minimize the risk of damage or impairment to the System in conducting such activities, then Lessor will implement such measures or solutions to the extent same are commercially reasonable and permitted by law.

(b) Lessor represents and warrants that Lessor has lawful title to (or a valid leasehold interest in) the Site and the Premises and, subject to the approval of the owner, if any, full right to enter into this Agreement and that Lessee shall have quiet and peaceful possession of the Premises throughout the term of this Agreement.

(c) Lessor represents and warrants that Lessor (i) has been duly authorized to enter into this Agreement by all necessary action, and (ii) subject to the approval of the owner, if any, will not be in default under any agreement to which it is a party as a result of entering into this Agreement.

(d) Lessor covenants that it will obtain a non-disturbance agreement (“NDA”) from any third party who now has or may in the future obtain an interest in the Site including, but not limited to, any lenders to Lessor, which NDA shall affirm the representations, warranties and covenants in Section 4(b) and this Section 6.

(e) Lessor represents, warrants and covenants that it shall not permit any lien, claim, right or other encumbrance to attach to the System and agrees to discharge any lien, claim, encumbrance or interest that attaches to the System (other than liens, claims, encumbrances or interest placed on the System by Lessee or Lessee’s creditors).

7. Environmental Matters. [Intentionally Omitted].

8. Term. The term of this Agreement shall commence on the date hereof and terminate on the date that is 180 days after the termination of the PPA2-D; provided, that, if the PPA2-D has terminated prior to the commencement of installation of any portion of the System, this Agreement shall terminate on the date on which the PPA2-D terminates. In addition, Lessee may terminate this Agreement effective upon provision of written notice to Lessor if (a) within 180 days of the date hereof, Lessee determines that the System cannot be installed and operated according to Lessee’s investment criteria; or (b) if Lessor and Lessee cannot reach an agreement pursuant to Section 5 hereof that is satisfactory to Lessee, in its sole discretion, as to the impact of any future changes to Lessor’s security and safety requirements on Lessee. This Agreement may be terminated by either party simultaneously with any termination of the PPA2-D by such party in accordance with the terms and conditions of the PPA2-D. If this Agreement is terminated by a party due to a Default under the PPA2-D by the other party, the non-defaulting party shall have and shall be entitled to exercise any and all remedies available to it at law or in equity.

9. Insurance. Each of Lessee and Lessor shall obtain and maintain the insurance coverages required under the PPA2-D.

10. Taxes. Lessee shall pay all real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, assessments, bonds, levies, fees or charges of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority due to Lessee’s occupancy and use of the Premises and/or the installation of the Systems (or any portion or component thereof), except (a) real and personal property taxes relating to the real property on which the Premises are situated, (b) inheritance or estate taxes imposed upon or assessed against the Premises, or any part thereof or interest therein, (c) taxes computed upon the basis of the net income or payments derived from the Premises by Lessor or the owner of any interest therein, and (d) taxes, fees, service payments, excises, assessments, bonds, levies, fees or charges of any kind which are adopted by any public authority after the date hereof. Lessor shall pay all amounts in connection with clauses (a), (b), (c) and (d) of this Section 10.

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11. Liability and Indemnity.

(1) Indemnity. Each Party agrees that it will indemnify and hold harmless the other, its permitted successors and assigns and their respective directors, officers, members, shareholders and employees (collectively, the “Indemnified Parties”) from and against any and all Losses incurred by the Indemnified Parties to the extent arising from or out of any claim for or arising out of any injury to or death of any person or loss or damage to property of any person to the extent arising out of the indemnifying Party’s negligence or willful misconduct. However, the Parties will not be required to reimburse or indemnify any Indemnified Party for any Loss to the extent the Loss is due to the negligence or willful misconduct of the Indemnified Party, recognizing that a judicial finding of negligence or willful misconduct is not a necessary pre-requisite to indemnification or reimbursement. The term “Loss” means any claims, suits, penalties, obligations, damages, losses, liabilities, payments, costs and expenses (including without limitation reasonable and documented out-of-pocket attorney’s fees).

(2) Notice of Claims. A party seeking indemnification hereunder (the “Indemnified Party”) shall deliver to the other party (the “Indemnifying Party”) a notice describing the facts underlying its indemnification claim and the amount of such claim (each such notice a “Claim Notice”). Such Claim Notice shall be delivered promptly to the Indemnifying Party after the Indemnified Party receives notice that an action at law or a suit in equity has commenced; provided, however, that failure to deliver the Claim Notice as aforesaid shall not relieve the Indemnifying Party of its obligations under this Section 11, except to the extent that such Indemnifying Party has been materially prejudiced by such failure.

(3) LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTIONS 1.3, 12.2(b), 15, 16.1 AND 16.2 OF THE PPA2-D, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ITS INDEMNIFIED PERSONS FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR LOSSES OR DAMAGES FOR LOST REVENUE OR LOST PROFITS, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT. OTHER THAN IN CONNECTION WITH THE PAYMENT OF TERMINATION VALUES WHEN AND IF REQUIRED UNDER THIS AGREEMENT, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EACH PARTY’S MAXIMUM LIABILITY TO THE OTHER PARTY, EXCEPT FOR INDEMNITY OBLIGATIONS IN RESPECT OF (A) PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS UNDER THIS AGREEMENT, (B) CLAIMS UNDER SECTION 16.2 OF THE PPA2-D AND (C) AND CLAIMS INVOLVING A BREACH OF CONFIDENTIALITY UNDER SECTION 15 OF THE PPA2-D WILL BE LIMITED, IN THE AGGREGATE, TO (X) $0.01 PER KWH MULTIPLIED BY (Y) THE NUMBER OF KWH ESTIMATED TO BE DELIVERED OVER THE REMAINDER OF THE INITIAL TERM OF THE PPA2-D OR ANY THEN APPLICABLE RENEWAL TERM OF THE PPA2-D.

(4) Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the PPA2-D, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released.

(5) Survival. The provisions of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12. Assignment.

(a) Neither party shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed; provided, however, that Lessee may in its sole discretion and without the consent of Lessor assign any of its rights, duties or obligations under this Agreement to (i) one or more of its affiliates, (ii) one or more third parties in connection with a sale-and-leaseback or partnership-flip transaction, (iii) any present or future purchaser of the power generated by the System, (iv) any person or entity succeeding to all or substantially all of the assets of Lessee, or (v) a successor entity in a merger or acquisition transaction so long as (I) Lessee remains liable

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for all of its obligations under this Agreement, (II) that any such assignee agrees to be bound by all of the terms and conditions of this Agreement, (III) no such assignment shall preclude Lessor from dealing solely and directly with Lessee in all matters pertaining to this Agreement, and (IV) the assignment shall not impose upon Lessor any material costs or obligations; and provided further that Lessor may in its sole discretion and without the consent of Lessee assign this Agreement to any affiliated company or to any entity in connection with a sale and leaseback of the Site (any of the foregoing being a “Permitted Transfer”). Each Party shall provide notice to the other Party of the occurrence of any such Permitted Transfer.

(b) With respect to a Permitted Transfer pursuant to clause (ii) in the immediately preceding sentence, Lessor acknowledges and agrees that, upon receipt of written direction from a financing-transaction assignee of Lessee (collectively, “Assignee”), and notwithstanding any instructions to the contrary from Lessee, Lessor will recognize Assignee, or any third party to whom Assignee has reassigned the rights of Lessee under this Agreement, as the proper and lawful Lessee of the Premises and as the proper and lawful successor to Lessee with respect to access to the Premises across or through the Property and fully entitled to receive the rights and benefits of Lessee hereunder so long as Assignee (or its assignee) agrees to be bound by the terms and conditions of this Agreement and performs the obligations of Lessee hereunder. Lessor shall be protected and shall incur no liability in acting or proceeding in good faith upon any such foregoing written notice and direction by Assignee which Lessor shall in good faith believe (i) to be genuine and (ii) a copy of which to have been delivered to Lessee. Lessor shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such foregoing notice and direction, but may accept and rely upon them as conclusive evidence of the truth and accuracy of such statements.

13. Provisions Benefiting Assignee.

(a) Lessor agrees to provide written notice to Assignee, provided that Lessor shall have previously received written notice of Assignee’s designated address, of any act or event of default of Lessee under the Agreement of which Lessor has knowledge that would entitle Lessor to cancel, terminate, annul, or modify the Agreement or dispossess or evict Lessee from the Premises or otherwise proceed with enforcement remedies against Lessee, and Assignee shall have the same amount of time as Lessee, but at least ten (10) days with respect to any monetary default and at least thirty (30) days with respect to any non-monetary default, to cure any default by Lessee under the Agreement; provided that in no event shall Assignee be obligated to cure any such default.

(b) Subject to the terms and conditions hereof, Lessor hereby subordinates any lien it may have in and to the System and other property that is or may from time to time hereafter be located at the Premises, and to which Lessee has granted or will grant a security interest to Assignee (all such property and the records relating thereto shall be hereafter called the “Collateral”) to the lien of Assignee; provided, however, that this subordination shall not prevent Lessor from exercising any right or remedy against Lessee to which Lessor may be entitled under the terms of the Agreement or as may be provided by applicable law; nor shall it prevent Lessor from realizing upon any lien it may have on any property of Lessee, including the Collateral, so long as Lessor recognizes Assignee’s prior right to the Collateral described above. Lessor recognizes and acknowledges that any claim or claims (“Claims”) that Assignee has or may have against such Collateral by virtue of any lien or security interest are superior to any lien, security interest, or claim of any nature that Lessor now has or may hereafter have to such Collateral by statute, agreement or otherwise. The subordination provided for herein shall be effective until the discharge of the Claims. Lessor further agrees to notify any purchaser of the Premises, and any subsequent mortgagee or other encumbrance holder, of the existence of the foregoing waiver of Lessor’s lien, which shall be binding upon the executors, administrators, successors and transferees of Lessor, and shall inure to the benefit of the successors and assigns of Assignee. Lessor agrees at Lessee’s or Assignee’s expense to execute such documents as may be reasonably required by Assignee to evidence the foregoing subordination.

(c) Lessor consents to Assignee’s security interest in the Collateral and waives all right of levy for rent and all claims and demands of every kind against the Collateral, such waiver to continue so long as any sum remains owing from Lessee to the Assignee. Lessor agrees that the Collateral shall not be subject to distraint or execution by, or to any claim of, Lessor.

(d) Lessor hereby irrevocably agrees and consents to refrain from taking any action to bar, restrain or otherwise prevent Assignee from the Premises and the Property for the purpose of inspecting the Collateral, provided that Assignee shall in any case comply with all of Lessor’s security and safety policies while on the Premises and Property to the extent provided in Section 5 of this Agreement.

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14. Amendments. This Agreement may be amended only in writing signed by Lessee and Lessor or their respective successors in interest.

15. Notices. Any notice required or permitted to be given in writing under this Agreement shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 15). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended, at its address set forth below:

If to Lessor:

AT&T Corp.

c/o AT&T Services, Inc.

[***]

[***]

Attn: Notices Administrator

Email Address: [***]

If to Lessee:

2012 ESA Project Company, LLC

c/o Bloom Energy Corporation

1299 Orleans Dr

Sunnyvale, CA 94089-1137

Email address: [***]

with a copy to:

PE12GVVC (Bloom PPA) Ltd.

c/o [***]

[***]

[***]

Attn: [***]

Telephone: [***]

Email: [***]

16. Waiver. The waiver by either party of any breach of any term, condition, or provision herein contained shall not be deemed to be a waiver of such term, condition, or provision, or any subsequent breach of the same, or any other term, condition, or provision contained herein.

17. Remedies Cumulative. No remedy herein conferred upon or reserved to Lessee or Lessor shall exclude any other remedy herein or by law provided, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

18. Headings. The headings in this Agreement are solely for convenience and ease of reference and shall have no effect in interpreting the meaning of any provision of this Agreement.

*** Confidential Treatment Requested

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19. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of the state in which the Property is located (without regard to its conflict of laws principles).

20. Binding Effect. This Agreement and its rights, privileges, duties and obligations shall inure to the benefit of and be binding upon each of the parties hereto, together with their respective successors and permitted assigns.

21. Counterparts. This Agreement may be executed in counterparts, which shall together constitute one and the same agreement. Facsimile or pdf signatures shall have the same effect as original signatures and each party consents to the admission in evidence of a facsimile or photocopy of this Agreement in any court or arbitration proceedings between the parties.

22. Entire Agreement. This Agreement and the PPA2-D represent the full and complete agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior written or oral agreements between said parties with respect to said subject matter. In the event of any conflict between the provisions of this Agreement and the provisions of the PPA2-D, the provisions of the PPA2-D shall govern and control.

23. Further Assurances. Upon the receipt of a written request from the other party, each party shall execute such additional documents, instruments and assurances and take such additional actions as are reasonably necessary to carry out the terms and intent hereof. Neither party shall unreasonably withhold, condition or delay its compliance with any reasonable request made pursuant to this section. From time to time, within seven (7) days of a written request by Lessee (or its Lender) and at Lessee’s expense, Lessor shall provide an estoppel certificate with respect to Lessee’s compliance with the terms of this Agreement and attesting to Lessor’s knowledge of any known issues of noncompliance by Lessee.

24. Compliance With Laws. Lessee shall not use the Premises or any part thereof or suffer or permit Lessee’s agents or contractors to do anything in or about the Premises in conflict with any applicable law, statute, zoning restriction, ordinance, or governmental law, code, rule or regulation affecting (a) the condition, use or occupancy of the Premises or (b) the construction, installation, ownership, operation or maintenance of the System. Lessee shall not commit any public or private nuisance or any other act or practice which would materially disturb the quiet enjoyment of any occupant of nearby properties.

25. Condition of Premises. Lessee acknowledges that it has inspected the Premises and, subject to the terms of Section 3.1.1 and Exhibit A, Lessee accepts the Premises and improvements thereon as suitable for its purposes hereunder. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE PREMISES INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PREMISES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR ENVIRONMENTAL CONDITION). IN FURTHERANCE OF THE FOREGOING, LESSOR EXPRESSLY DISCLAIMS AND NEGATES, AND LESSEE HEREBY WAIVES (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY CLAIM FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN AND (V) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE LEASE IS ON AN AS IS, WHERE IS BASIS. THE PARTIES HERETO AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE CONSPICUOUS DISCLAIMERS.

26. Condemnation. If a condemning authority takes all of the Property, or a portion, which in Lessee’s opinion is sufficient to render the Premises unsuitable for Lessee’s use, then this Agreement shall terminate as of the date when possession is delivered to the condemning authority; in which case the provisions of Sections 10.5 and 10.7 of the PPA2-D shall apply.

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27. Consent of Owner. Lessee specifically agrees that this Agreement is subject to the approval and consent of the owner of the Property, if any, and that if the owner fails or refuses to grant such approval and consent, this Agreement shall be null and void and Lessor shall have no liability to Lessee whatsoever.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

AT&T Corp. By: AT&T Services, Inc., its authorized representative

By:

Name:
Title:
Date:

2012 ESA Project Company, LLC

By:

Name:
Title:
Date:

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Exhibit A

Description of Sites

[***]:

•	Address 1: [***]

System Capacity: [***] KW

System Location: [***]

Utility: [***]

LREC Performance Assurance: $[***]

Estimated Commencement of Operations: June 30, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***]

Expected LREC Incentive: $[***] per mWh

[***]:

•	Address 2: [***]

System Capacity: [***] KW

System Location: [***]

Utility: [***]

LREC Performance Assurance: $[***]

Estimated Commencement of Operations Date: June 30, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***]

Expected LREC Incentive: $[***] per MWH

* Annual Site kWh Production Caps are calculated without regard to Deemed Delivered Energy.

*** Confidential Treatment Requested

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Exhibit B

Standard System Design Package {Sample}

The following are the standard assumptions made by the Provider regarding the existing condition at each Site, including but not limited to the building roof, building structure, ground conditions, electrical system including panels, inverter installation location, and security fencing as well as a description of Bloom’s standard system design, space requirements and natural gas tap:

The Bloom Energy ‘Energy Server’ is a solid oxide fuel cell that converts natural gas into electricity using an electrochemical reaction. Each [***] KW Energy Server is approximately [***] ft long by [***] ft wide by [***] ft tall. Including service clearance, [***] ft by [***] ft of space, outside and on the ground is required. The Energy Servers require pipeline quality natural gas to produce electricity and, therefore, must be able to access a natural gas pipeline.

*** Confidential Treatment Requested

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EXHIBIT T
to Credit Agreement

FORM OF PACIFIC BELL TELEPHONE COMPANY PPA AMENDMENT

AMENDMENT NO. 1

to

AGREEMENT NO. 20130403.075.C

an

ENERGY SYSTEM USE AGREEMENT

by and between

2012 ESA PROJECT COMPANY, LLC

and

PACIFIC BELL TELEPHONE COMPANY

Amendment No. 1

Agreement No. 20130403.075.C

AMENDMENT NO. 1

to

AGREEMENT NO. 20130403.075.C

After all Parties have signed, this Amendment is made effective as of May 15, 2013 (“Effective Date”) and is between 2012 ESA Project Company, LLC, a Delaware limited liability company (“Supplier”), and Pacific Bell Telephone Company, a California corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties”.

WITNESSETH

WHEREAS, Supplier and AT&T entered into Agreement No. 20130403.075.C on May 15, 2013 (the “Agreement”); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.	EXHIBIT A, “Premises List, Description and Applicable Local Utility” that was included in the Agreement is deleted in its entirety and replaced with the new EXHIBIT A, “Premises List, Description and Applicable Local Utility”, attached hereto and incorporated herein.

2.	EXHIBIT B, “Site Lease Agreement” that was included in the Agreement is deleted in its entirety and replaced with the new EXHIBIT B, “Site Lease Agreement”, attached hereto and incorporated herein. AT&T and Supplier hereby terminate the Site Lease Agreement executed between the Parties in connection with the execution of the Agreement.

3.	EXHIBIT C, “Energy Server Lease Rate” that was included in the Agreement is deleted in its entirety and replaced with the new EXHIBIT C, “Energy Server Billing Rate”, attached hereto and incorporated herein.

AT&T and the Supplier each release the other from all obligations and liability in relation to any ‘Sites’ included in EXHIBIT A of the Agreement as of the date of signing of the Agreement, but not included in such EXHIBIT A after this Amendment is effective. Further, AT&T and Supplier each release the other from all obligations and liability in relation to the Site Lease Agreement executed between the Parties in connection with the Agreement.

The terms of this Amendment will be governed by and construed in accordance with the domestic laws of the State in which the Premises subject to the Agreement, as amended hereby, are located without reference to any choice of law principles.

The terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment.

No amendment, modification, termination or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and duly executed by the Parties. This Amendment shall be enforceable by and binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

3

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed, as of the dates set forth below the respective signatures hereto.

2012 ESA Project Company, LLC

By:
	Name:	W.E. Brokenborough
	Title:	Vice President
Date:

Pacific Bell Telephone Company

By: AT&T Services, Inc., its authorized representative

By:
	Name:	John Schinter
	Title:	Executive Director, Energy
Date:

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

4

IN WITNESS WHEREOF, and in confirmation of its consent to the terms and conditions contained in Section 1.3(d) of the Agreement and intending to be legally bound hereby, Bloom Energy Corporation, a Delaware corporation has executed this Amendment as of the date set forth below.

BLOOM ENERGY CORPORATION

By:
	Name:	Martin J. Collins
	Title:	VP, Corporate Development
Date:

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

5

EXHIBIT A

PREMISES LIST, DESCRIPTION AND APPLICABLE LOCAL UTILITY

[***]:

•	Address 1: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***]

Utility: [***] (NOTE: [***])

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 30, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***]

Expected SGIP Incentive: $[***]

•	Address 2: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***]

Utility: [***] (NOTE: [***])

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

6

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 26, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***]

Expected SGIP Incentive: $[***]

•	Address 3: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***]

Utility: [***] (NOTE: [***])

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 21, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***] kWh

Expected SGIP Incentive: $[***]

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

7

•	Address 4: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***]

Utility: [***] (NOTE: [***])

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 27, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***] kWh

Expected SGIP Incentive: $[***]

* Annual Site kWh Production Caps are calculated without regard to Deemed Delivered Energy.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

8

EXHIBIT B

SITE LEASE AGREEMENT

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

9

Site Lease Agreement

This Site Lease Agreement (“Agreement”), dated as of May 15, 2013, is by and between 2012 ESA Project Company, LLC, a Delaware limited liability company (“Lessee”), and Pacific Bell Telephone Company (“Lessor”) by AT&T Services, Inc. (“AT&T”), its authorized representative, a Delaware Corporation.

WITNESSETH

WHEREAS, Lessee and AT&T have entered into an Energy System Use Agreement, dated May 15, 2013 (the “PPA2-B” or “AT&T Agreement No. 20130403.075.C”), pursuant to which Lessee has agreed to provide AT&T with Electricity Services. Capitalized terms used herein but not defined herein (including in the recitals hereto) shall have the respective meanings ascribed thereto in PPA2-B;

WHEREAS, in order to provide the Electricity Services, Lessee requires access to certain real property owned or leased by Lessor as identified in Exhibit A (the “Sites”); and

WHEREAS, in connection with the foregoing, Lessee desires that Lessor lease to Lessee, and Lessor desires to lease to Lessee, the Premises (defined below); and

WHEREAS, Lessee may finance the System and, in connection therewith, grant a first priority security interest therein, in favor of Lessee’s Lender (defined below); and

WHEREAS, Lessee and AT&T later amended PPA2-B that, among other changes, revised the Sites included within PPA2-B; and

WHEREAS, Lessee and AT&T are hereby entering into this Agreement to include the same Sites included in the amended PPA2-B; and

WHEREAS, Lessee and AT&T are also terminating the Site Lease Agreement, dated May 15, 2013, which was included as Exhibit B to PPA2-B;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Lessee and Lessor hereby agree as follows:

1. Lease. Lessor hereby leases to Lessee (the “Lease”), in accordance with the terms and conditions hereinafter set forth, a plot located on the exterior of the building as described in Exhibit A where the System will be installed (individually and collectively, the “Premises”) for the purposes of Lessee’s constructing, installing, owning, operating, and maintaining the System only and for no other purposes whatsoever. Upon the completion of the installation of the System, Lessee shall provide Lessor with “as-built” drawings setting forth in detail the location of all components of the System. Lessor hereby also grants to Lessee, for a period co-terminous with the Lease, (i) a right of way to access the Premises across or through the Site and any surrounding or nearby premises owned or leased by Lessor, including the building below the Premises, passage through which is necessary or convenient to gain access to the System or the Premises (the “Property”) and to provide Lessor with the electricity from the System and (ii) a right of way to access natural gas from the gas tap line at the Site.

2. Benefits. Lessee shall pay Lessor one U.S. dollar ($1.00) on the Commercial Operation Date as and for rent of the Premises.

3. System Construction.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

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(a) Lessor hereby consents to the construction of the System on the Site, as described in Exhibit B, including, without limitation, to the extent necessary, modifications to the building and the grounds at the Site so as to run wires and conduits from the System to the electrical panel and other areas on the Site as are required or appropriate for the management of the Systems.

4. System Construction, Installation, Operation, Ownership and Removal.

(a) Lessee shall have the right from time to time during the term hereof, in accordance with the PPA2-B:

(i) to construct, install, own, and operate the System on the Premises;

(ii) to maintain, clean, repair and replace part or all of the System;

(iii) to add to or remove the System or any part thereof;

(iv) to access the Premises with guests for promotional purposes during normal open hours and at other times as are acceptable to the Lessor in its reasonable business judgment; and

(v) to perform (or cause to be performed) all tasks necessary or appropriate, as reasonably determined by Lessee, to carry out the activities set forth in paragraphs (i) through (iv) of this Section 4.

(b) Lessor acknowledges and agrees that Lessee is the exclusive owner and operator of the System, that all equipment comprising the System shall remain the personal property of the Lessee and shall not become fixtures, notwithstanding the manner in which the System is or may be affixed to any real property of Lessor. Lessor shall have no right, title or interest in the System or any component thereof, notwithstanding that the System may be physically mounted or adhered to the Premises.

(c) Lessor agrees that it shall arrange for the owner of the Site to execute and deliver to Lessee a document pursuant to which such owner acknowledges and consents to the Lessee’s rights in the Site as set forth herein and subject to the terms hereof.

(d) As a condition of Lessee’s rights hereunder, Lessee shall obtain and maintain during the term of this Agreement any and all permits, variances, licenses, approvals and authorizations from governmental agencies with jurisdiction, including, without limitation, conditional use permits, and building permits that are applicable or necessary to the installation or operation of the System at, on or from the Premises (collectively, the “Governmental Approvals”). If requested by Lessee, Lessor agrees to assist Lessee, at Lessee’s expense (except as provided in the PPA2-B), in obtaining Governmental Approvals. Lessee must obtain Lessor’s prior written approval of all conditions of permit approval that would impose any material obligation on Lessor, which consent shall not be unreasonably withheld, conditioned or delayed by Lessor. Furthermore Lessee shall, at Lessee’s expense, comply with all requirements and conditions of approval related to the Governmental Approvals to the extent such requirements and conditions of approval are related to the installation or operation of the System itself and are not generally related to the building located beneath the Premises or ownership and operation thereof.

(e) Lessee further covenants and agrees as follows:

(i) That the System and its installation, construction, operation and/or maintenance will not cause permanent damage to the Premises or the Property, and, upon expiration or termination of this Agreement, Lessee shall restore the Premises to its original condition on the date of this Agreement, damage caused by ordinary wear and tear, casualty and condemnation excepted; provided, that Lessee shall not be responsible for making repairs or restoration unless any damage resulted from the actions or inactions of Lessee or its agents, employees or contractors. Lessee’s installation and construction activities shall not unreasonably interfere with Lessor’s work on the Property;

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

11

(ii) Prior to installation of any part of the System, Lessee shall comply with the following:

(A) Lessee shall submit all plans for the System or the applicable part thereof to Lessor for its approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(B) Lessee shall not do or permit anything to be done on or about the Premises or bring or keep anything thereon which would (1) increase the commercial property insurance premiums for the Property unless Lessee first agrees to pay for such increase, or (2) invalidate the commercial property insurance coverage for the Property. Lessor agrees to notify Lessee of any acts of which it becomes aware that would increase or invalidate the insurance on the Property and agrees to provide Lessee with an opportunity to cease or modify the actions of which Lessee has been notified before Lessee is required to pay any increased commercial property insurance costs. Nothing herein shall be deemed to modify the provisions of Section 9.2 of the PPA2-B.

(C) Lessee shall not permit any mechanic’s or materialman’s lien upon or against the Building, the Premises or the Property which is caused by, results from, or is asserted with respect to, any work performed, materials furnished or obligation incurred by, through or under Lessee. Upon the filing of any such lien, whether timely, valid or otherwise, Lessee shall, within fifteen (15) days after receiving notice of such lien, cause such lien to be released of record or have the lien bonded over. Lessee shall, within such fifteen (15) day period, deliver to Lessor documentation and evidence of removal of the lien. If Lessee fails to have such lien released of record within such fifteen (15) day period, Lessor shall have the right, but not the obligation, to pay the lienor the amount which is claimed to be due, in order to obtain and record a release of such lien, and in such event Lessee shall immediately upon demand by Lessor reimburse Lessor for its costs in obtaining such release.

(f) Lessor and Lessee agree that, in all matters where a party’s approval or consent is required hereunder, such party’sapproval and/or consent shall not be unreasonably withheld, conditioned or delayed.

5. Access to Premises. Lessor shall provide Lessee, in accordance with Lessor’s normal security and safety requirements, with which Lessee agrees to comply and cause its employees, contractors and sub-contractors to comply, provided, that Lessee shall have first received written notification thereof, with access to the Site as reasonably necessary to allow Lessee to perform the installation work and operate, maintain, improve and replace the System as contemplated in the PPA2-B, including, without limitation, ingress and egress rights to and from the Premises for Lessee and its employees, contractors and sub-contractors and access to electrical panels and conduits to interconnect the System with the Site’s electrical wiring. Lessor shall use commercially reasonable efforts to provide sufficient space, adjacent to the Premises, for the temporary storage and staging of tools, materials and equipment and for the parking of construction crew vehicles and temporary construction trailers and facilities reasonably necessary during the installation work, removal work and access for rigging and material handling. Lessor shall provide Lessee a reasonable area adjacent to the Premises for construction laydown. Lessor and its authorized representatives shall at all times have access to and the right to observe the installation work, subject to compliance with Lessee’s safety rules, but shall not interfere with the installation work or handle any Lessee equipment or the System without prior written authorization from Lessee. In addition, Lessor shall grant Lessee, in accordance with Lessor’s normal security and safety requirements, with which Lessee agrees to comply and cause its employees, contractors and sub-contractors to comply, provided, that Lessee shall have first received written notification thereof, access to the Site as reasonably necessary to allow Lessee to perform the O&M Work, including, without limitation, ingress and egress rights to and from the Premises for Lessee and its employees, contractors and subcontractors and local electric utility personnel. Notwithstanding anything to the contrary herein, with respect to future changes to Lessor’s security and safety requirements, Lessor shall provide Lessee with written notification of such changes and if Lessee reasonably determines that compliance with such changes would materially or adversely increase Lessee’s obligations or decrease Lessee’s rights under this Agreement, Lessee and Lessor shall negotiate in good faith to determine how to resolve the impact of such changes on Lessee; provided, that, if Lessee and Lessor are unable through such negotiations to reach an agreement as to the impact of such

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

12

changes on Lessee, Lessee shall have the right to terminate this Agreement as set forth in Section 8 hereof, in which case the provisions of Section 12.2 (b) of the PPA2-B shall apply. Lessee shall perform the O&M Work in a manner that minimizes inconvenience to and interference with Lessor and Lessor’s invitees’ and customers’ use of the Property to the extent commercially practicable.

6. Representations and Warranties, Covenants of Lessor.

(a) Lessor represents and warrants to Lessee that, except as set forth in Section 25 hereof, there are no circumstances known to Lessor or commitments to third parties (including, without limitation, mortgages, liens, or activities that may damage, impair or otherwise adversely affect Lessee’s rights under this Agreement or the System and/or its function. Lessor will not initiate or conduct activities that it knows or reasonably should know may damage, impair or otherwise materially adversely affect the System or its function. . Lessor will use such commercially reasonable methods proposed by Lessee in conducting maintenance to the Premises in order to avoid damage, impairment or adverse effect to the System or its function and will notify Lessee of any contemplated major renovations to the exterior of the Premises and, in such event, if Lessee provides timely written recommendations of solutions or measures for Lessor to implement to avoid or minimize the risk of damage or impairment to the System in conducting such activities, then Lessor will implement such measures or solutions to the extent same are commercially reasonable and permitted by law.

(b) Lessor represents and warrants that Lessor has lawful title to (or a valid leasehold interest in) the Site and the Premises and, subject to the approval of the owner, if any, full right to enter into this Agreement and that Lessee shall have quiet and peaceful possession of the Premises throughout the term of this Agreement.

(c) Lessor represents and warrants that Lessor (i) has been duly authorized to enter into this Agreement by all necessary action, and (ii) subject to the approval of the owner, if any, will not be in default under any agreement to which it is a party as a result of entering into this Agreement.

(d) Lessor covenants that it will obtain a non-disturbance agreement (“NDA”) from any third party who now has or may in the future obtain an interest in the Site including, but not limited to, any lenders to Lessor, which NDA shall affirm the representations, warranties and covenants in Section 4(b) and this Section 6.

(e) Lessor represents, warrants and covenants that it shall not permit any lien, claim, right or other encumbrance to attach to the System and agrees to discharge any lien, claim, encumbrance or interest that attaches to the System (other than liens, claims, encumbrances or interest placed on the System by Lessee or Lessee’s creditors).

7. Environmental Matters. [Intentionally Omitted].

8. Term. The term of this Agreement shall commence on the date hereof and terminate on the date that is 180 days after the termination of the PPA2-B; provided, that, if the PPA2-B has terminated prior to the commencement of installation of any portion of the System, this Agreement shall terminate on the date on which the PPA2-B terminates. In addition, Lessee may terminate this Agreement effective upon provision of written notice to Lessor if (a) within 180 days of the date hereof, Lessee determines that the System cannot be installed and operated according to Lessee’s investment criteria; or (b) if Lessor and Lessee cannot reach an agreement pursuant to Section 5 hereof that is satisfactory to Lessee, in its sole discretion, as to the impact of any future changes to Lessor’s security and safety requirements on Lessee. This Agreement may be terminated by either party simultaneously with any termination of the PPA2-B by such party in accordance with the terms and conditions of the PPA2-B. If this Agreement is terminated by a party due to a Default under the PPA2-B by the other party, the non-defaulting party shall have and shall be entitled to exercise any and all remedies available to it at law or in equity.

9. Insurance. Each of Lessee and Lessor shall obtain and maintain the insurance coverages required under the PPA2-B.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

13

10. Taxes. Lessee shall pay all real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, assessments, bonds, levies, fees or charges of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority due to Lessee’s occupancy and use of the Premises and/or the installation of the Systems (or any portion or component thereof), except (a) real and personal property taxes relating to the real property on which the Premises are situated, (b) inheritance or estate taxes imposed upon or assessed against the Premises, or any part thereof or interest therein, (c) taxes computed upon the basis of the net income or payments derived from the Premises by Lessor or the owner of any interest therein, and (d) taxes, fees, service payments, excises, assessments, bonds, levies, fees or charges of any kind which are adopted by any public authority after the date hereof. Lessor shall pay all amounts in connection with clauses (a), (b), (c) and (d) of this Section 10.

11. Liability and Indemnity.

(A) Indemnity. Each Party agrees that it will indemnify and hold harmless the other, its permitted successors and assigns and their respective directors, officers, members, shareholders and employees (collectively, the “Indemnified Parties”) from and against any and all Losses incurred by the Indemnified Parties to the extent arising from or out of any claim for or arising out of any injury to or death of any person or loss or damage to property of any person to the extent arising out of the indemnifying Party’s negligence or willful misconduct. However, the Parties will not be required to reimburse or indemnify any Indemnified Party for any Loss to the extent the Loss is due to the negligence or willful misconduct of the Indemnified Party, recognizing that a judicial finding of negligence or willful misconduct is not a necessary pre-requisite to indemnification or reimbursement. The term “Loss” means any claims, suits, penalties, obligations, damages, losses, liabilities, payments, costs and expenses (including without limitation reasonable and documented out-of-pocket attorney’s fees).

(B) Notice of Claims. A party seeking indemnification hereunder (the “Indemnified Party”) shall deliver to the other party (the “Indemnifying Party”) a notice describing the facts underlying its indemnification claim and the amount of such claim (each such notice a “Claim Notice”). Such Claim Notice shall be delivered promptly to the Indemnifying Party after the Indemnified Party receives notice that an action at law or a suit in equity has commenced; provided, however, that failure to deliver the Claim Notice as aforesaid shall not relieve the Indemnifying Party of its obligations under this Section 11, except to the extent that such Indemnifying Party has been materially prejudiced by such failure.

(C) LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTIONS 1.3, 12.2(b), 15, 16.1 AND 16.2 OF THE PPA2-B, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ITS INDEMNIFIED PERSONS FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR LOSSES OR DAMAGES FOR LOST REVENUE OR LOST PROFITS, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT. OTHER THAN IN CONNECTION WITH THE PAYMENT OF TERMINATION VALUES WHEN AND IF REQUIRED UNDER THIS AGREEMENT, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EACH PARTY’S MAXIMUM LIABILITY TO THE OTHER PARTY, EXCEPT FOR INDEMNITY OBLIGATIONS IN RESPECT OF (A) PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS UNDER THIS AGREEMENT, (B) CLAIMS UNDER SECTION 16.2 OF THE PPA2-B AND (C) AND CLAIMS INVOLVING A BREACH OF CONFIDENTIALITY UNDER SECTION 15 OF THE PPA2-B WILL BE LIMITED, IN THE AGGREGATE, TO (X) $0.01 PER KWH MULTIPLIED BY (Y) THE NUMBER OF KWH ESTIMATED TO BE DELIVERED OVER THE REMAINDER OF THE INITIAL TERM OF THE PPA2-B OR ANY THEN APPLICABLE RENEWAL TERM OF THE PPA2-B.

(D) Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the PPA2-B, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

14

(E) Survival. The provisions of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12. Assignment.

(a) Neither party shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed; provided, however, that Lessee may in its sole discretion and without the consent of Lessor assign any of its rights, duties or obligations under this Agreement to (i) one or more of its affiliates, (ii) one or more third parties in connection with a sale-and-leaseback or partnership-flip transaction, (iii) any present or future purchaser of the power generated by the System, (iv) any person or entity succeeding to all or substantially all of the assets of Lessee, or (v) a successor entity in a merger or acquisition transaction so long as (I) Lessee remains liable for all of its obligations under this Agreement, (II) that any such assignee agrees to be bound by all of the terms and conditions of this Agreement, (III) no such assignment shall preclude Lessor from dealing solely and directly with Lessee in all matters pertaining to this Agreement, and (IV) the assignment shall not impose upon Lessor any material costs or obligations; and provided further that Lessor may in its sole discretion and without the consent of Lessee assign this Agreement to any affiliated company or to any entity in connection with a sale and leaseback of the Site (any of the foregoing being a “Permitted Transfer”). Each Party shall provide notice to the other Party of the occurrence of any such Permitted Transfer.

(b) With respect to a Permitted Transfer pursuant to clause (ii) in the immediately preceding sentence, Lessor acknowledges and agrees that, upon receipt of written direction from a financing-transaction assignee of Lessee (collectively, “Assignee”), and notwithstanding any instructions to the contrary from Lessee, Lessor will recognize Assignee, or any third party to whom Assignee has reassigned the rights of Lessee under this Agreement, as the proper and lawful Lessee of the Premises and as the proper and lawful successor to Lessee with respect to access to the Premises across or through the Property and fully entitled to receive the rights and benefits of Lessee hereunder so long as Assignee (or its assignee) agrees to be bound by the terms and conditions of this Agreement and performs the obligations of Lessee hereunder. Lessor shall be protected and shall incur no liability in acting or proceeding in good faith upon any such foregoing written notice and direction by Assignee which Lessor shall in good faith believe (i) to be genuine and (ii) a copy of which to have been delivered to Lessee. Lessor shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such foregoing notice and direction, but may accept and rely upon them as conclusive evidence of the truth and accuracy of such statements.

13. Provisions Benefiting Assignee.

(a) Lessor agrees to provide written notice to Assignee, provided that Lessor shall have previously received written notice of Assignee’s designated address, of any act or event of default of Lessee under the Agreement of which Lessor has knowledge that would entitle Lessor to cancel, terminate, annul, or modify the Agreement or dispossess or evict Lessee from the Premises or otherwise proceed with enforcement remedies against Lessee, and Assignee shall have the same amount of time as Lessee, but at least ten (10) days with respect to any monetary default and at least thirty (30) days with respect to any non-monetary default, to cure any default by

Lessee under the Agreement; provided that in no event shall Assignee be obligated to cure any such default. (b) Subject to the terms and conditions hereof, Lessor hereby subordinates any lien it may have in and to the System and other property that is or may from time to time hereafter be located at the Premises, and to which Lessee has granted or will grant a security interest to Assignee (all such property and the records relating thereto shall be hereafter called the “Collateral”) to the lien of Assignee; provided, however, that this subordination shall not prevent Lessor from exercising any right or remedy against Lessee to which Lessor may be entitled under the terms of the Agreement or as may be provided by applicable law; nor shall it prevent Lessor from realizing upon any lien it may have on any property of Lessee, including the Collateral, so long as Lessor recognizes Assignee’s prior right to the Collateral described above. Lessor recognizes and acknowledges that any claim or claims (“Claims”) that Assignee has or may have against such Collateral by virtue of any lien or security interest are superior to any lien, security

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

15

interest, or claim of any nature that Lessor now has or may hereafter have to such Collateral by statute, agreement or otherwise. The subordination provided for herein shall be effective until the discharge of the Claims. Lessor further agrees to notify any purchaser of the Premises, and any subsequent mortgagee or other encumbrance holder, of the existence of the foregoing waiver of Lessor’s lien, which shall be binding upon the executors, administrators, successors and transferees of Lessor, and shall inure to the benefit of the successors and assigns of Assignee. Lessor agrees at Lessee’s or Assignee’s expense to execute such documents as may be reasonably required by Assignee to evidence the foregoing subordination.

(c) Lessor consents to Assignee’s security interest in the Collateral and waives all right of levy for rent and all claims and demands of every kind against the Collateral, such waiver to continue so long as any sum remains owing from Lessee to the Assignee. Lessor agrees that the Collateral shall not be subject to distraint or execution by, or to any claim of, Lessor.

(d) Lessor hereby irrevocably agrees and consents to refrain from taking any action to bar, restrain or otherwise prevent Assignee from the Premises and the Property for the purpose of inspecting the Collateral, provided that Assignee shall in any case comply with all of Lessor’s security and safety policies while on the Premises and Property to the extent provided in Section 5 of this Agreement.

14. Amendments. This Agreement may be amended only in writing signed by Lessee and Lessor or their respective successors in interest.

15. Notices. Any notice required or permitted to be given in writing under this Agreement shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 15). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended, at its address set forth below:

If to Lessor:

Pacific Bell Telephone Company

c/o AT&T Services, Inc.

[***]

[***]

Attn: Notices Administrator

Email Address: [***]

If to Lessee:

2012 ESA Project Company, LLC

c/o Bloom Energy Corporation

1299 Orleans Dr

Sunnyvale, CA 94089-1137

Email address: [***]

with a copy to:

PE12GVVC (Bloom PPA) Ltd.

[***]

[***]

*** Confidential Treatment Requested

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

16

[***]

Attn: [***]

Telephone: [***]

Email: [***]

16. Waiver. The waiver by either party of any breach of any term, condition, or provision herein contained shall not be deemed to be a waiver of such term, condition, or provision, or any subsequent breach of the same, or any other term, condition, or provision contained herein.

17. Remedies Cumulative. No remedy herein conferred upon or reserved to Lessee or Lessor shall exclude any other remedy herein or by law provided, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

18. Headings. The headings in this Agreement are solely for convenience and ease of reference and shall have no effect in interpreting the meaning of any provision of this Agreement.

19. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of the state in which the Property is located (without regard to its conflict of laws principles).

20. Binding Effect. This Agreement and its rights, privileges, duties and obligations shall inure to the benefit of and be binding upon each of the parties hereto, together with their respective successors and permitted assigns.

21. Counterparts. This Agreement may be executed in counterparts, which shall together constitute one and the same agreement. Facsimile or pdf signatures shall have the same effect as original signatures and each party consents to the admission in evidence of a facsimile or photocopy of this Agreement in any court or arbitration proceedings between the parties.

22. Entire Agreement. This Agreement and the PPA2-B represent the full and complete agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior written or oral agreements between said parties with respect to said subject matter. In the event of any conflict between the provisions of this Agreement and the provisions of the PPA2-B, the provisions of the PPA2-B shall govern and control.

23. Further Assurances. Upon the receipt of a written request from the other party, each party shall execute such additional documents, instruments and assurances and take such additional actions as are reasonably necessary to carry out the terms and intent hereof. Neither party shall unreasonably withhold, condition or delay its compliance with any reasonable request made pursuant to this section. From time to time, within seven (7) days of a written request by Lessee (or its Lender) and at Lessee’s expense, Lessor shall provide an estoppel certificate with respect to Lessee’s compliance with the terms of this Agreement and attesting to Lessor’s knowledge of any known issues of noncompliance by Lessee.

24. Compliance With Laws. Lessee shall not use the Premises or any part thereof or suffer or permit Lessee’s agents or contractors to do anything in or about the Premises in conflict with any applicable law, statute, zoning restriction, ordinance, or governmental law, code, rule or regulation affecting (a) the condition, use or occupancy of the Premises or (b) the construction, installation, ownership, operation or maintenance of the System. Lessee shall not commit any public or private nuisance or any other act or practice which would materially disturb the quiet enjoyment of any occupant of nearby properties.

*** Confidential Treatment Requested

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

17

25. Condition of Premises. Lessee acknowledges that it has inspected the Premises and, subject to the terms of Section 3.1.1 and Exhibit A, Lessee accepts the Premises and improvements thereon as suitable for its purposes hereunder. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE PREMISES INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PREMISES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR ENVIRONMENTAL CONDITION). IN FURTHERANCE OF THE FOREGOING, LESSOR EXPRESSLY DISCLAIMS AND NEGATES, AND LESSEE HEREBY WAIVES (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY CLAIM FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN AND (V) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE LEASE IS ON AN AS IS, WHERE IS BASIS. THE PARTIES HERETO AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE CONSPICUOUS DISCLAIMERS.

26. Condemnation. If a condemning authority takes all of the Property, or a portion, which in Lessee’s opinion is sufficient to render the Premises unsuitable for Lessee’s use, then this Agreement shall terminate as of the date when possession is delivered to the condemning authority; in which case the provisions of Sections 10.5 and 10.7 of the PPA2-B shall apply.

27. Consent of Owner. Lessee specifically agrees that this Agreement is subject to the approval and consent of the owner of the Property, if any, and that if the owner fails or refuses to grant such approval and consent, this Agreement shall be null and void and Lessor shall have no liability to Lessee whatsoever.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Pacific Bell Telephone Company By: AT&T Services, Inc., its authorized representative

By:
Name:
Title:
Date:

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

18

2012 ESA Project Company, LLC

By:
Name:
Title:
Date:

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

19

Exhibit A

Description of Sites

[***]:

•	Address 1: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***].

Utility: [***] (NOTE: [***])

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 30, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***]

Expected SGIP Incentive: $[***]

•	Address 2: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***]

Utility: [***] (NOTE: [***])

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 26, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***]

Expected SGIP Incentive: $[***]

•	Address 3: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***].

Utility: [***] (NOTE: [***])

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 21, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***]

Expected SGIP Incentive: $[***]

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

20

•	Address 4: [***]

System Capacity: [***] KW

Net Generation Output: [***] KW

System Location: [***].

Utility: [***] (NOTE: [***])

SGIP Application Fee: $[***]

Estimated Commencement of Operations Date: June 27, 2013

Actual Commencement of Operations Date:

*Annual Site kWh Production Cap: [***] = [***] kWh

Expected SGIP Incentive: $[***]

*** Confidential Treatment Requested

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

21

Exhibit B

Standard System Design Package {Sample}

The following are the standard assumptions made by the Provider regarding the existing condition at each Site, including but not limited to the building roof, building structure, ground conditions, electrical system including panels, inverter installation location, and security fencing as well as a description of Bloom’s standard system design, space requirements and natural gas tap:

The Bloom Energy ‘Energy Server’ is a solid oxide fuel cell that converts natural gas into electricity using an electrochemical reaction. Each [***] KW Energy Server is approximately [***] ft long by [***] ft wide by [***] ft tall. Including service clearance, [***] ft by [***] ft of space, outside and on the ground is required. The Energy Servers require pipeline quality natural gas to produce electricity and, therefore, must be able to access a natural gas pipeline.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

22

EXHIBIT C

ENERGY SERVER BILLING RATE

The total monthly usage fee will be calculated using the following formula:

Monthly Billing Rate X mmBTU consumed X system Efficiency

MONTHLY BILLING RATE

Rate in Year	Monthly Rate ($/mmBTU
1	$	[***	]
2	$	[***	]
3	$	[***	]
4	$	[***	]
5	$	[***	]
6	$	[***	]
7	$	[***	]
8	$	[***	]
9	$	[***	]
10	$	[***	]
11	$	[***	]
12	$	[***	]
13	$	[***	]
14	$	[***	]
15	$	[***	]
16	$	[***	]
17	$	[***	]
18	$	[***	]
19	$	[***	]
20	$	[***	]

*** Confidential Treatment Requested

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

23

Schedule 2.1

Amortization Schedule

Quarter	Principal	% of Par
3/31/2014	$329,520	0.70%
6/30/2014	$282,544	0.60%
9/30/2014	$114,441	0.24%
12/31/2014	$133,585	0.29%
3/31/2015	$66,165	0.14%
6/30/2015	$78,374	0.17%
9/30/2015	$98,655	0.21%
12/31/2015	$140,370	0.30%
3/31/2016	$162,654	0.35%
6/30/2016	$176,863	0.38%
9/30/2016	$199,435	0.43%
12/31/2016	$244,115	0.52%
3/31/2017	$269,081	0.58%
6/30/2017	$285,539	0.61%
9/30/2017	$310,694	0.66%
12/31/2017	$358,703	0.77%
3/31/2018	$386,606	0.83%
6/30/2018	$439,654	0.94%
9/30/2018	$466,038	1.00%
12/31/2018	$514,917	1.10%
3/31/2019	$546,055	1.17%
6/30/2019	$565,951	1.21%
9/30/2019	$594,209	1.27%
12/31/2019	$645,220	1.38%
3/31/2020	$679,407	1.45%
6/30/2020	$698,616	1.49%
9/30/2020	$724,964	1.55%
12/31/2020	$772,323	1.65%
3/31/2021	$808,628	1.73%
6/30/2021	$830,408	1.77%
9/30/2021	$859,657	1.84%
12/31/2021	$906,270	1.94%
3/31/2022	$945,968	2.02%
6/30/2022	$970,475	2.07%
9/30/2022	$1,002,795	2.14%
12/31/2022	$1,053,304	2.25%
3/31/2023	$1,093,325	2.34%
6/30/2023	$1,115,731	2.38%
9/30/2023	$1,141,298	2.44%
12/31/2023	$1,194,160	2.55%
3/31/2024	$1,237,551	2.65%
6/30/2024	$1,262,519	2.70%
9/30/2024	$1,290,748	2.76%
12/31/2024	$1,347,542	2.88%
3/31/2025	$1,394,609	2.98%
6/30/2025	$1,422,432	3.04%
9/30/2025	$1,453,649	3.11%
12/31/2025	$1,514,810	3.24%
3/31/2026	$1,565,866	3.35%
6/30/2026	$1,596,742	3.41%
9/30/2026	$1,631,123	3.49%
12/31/2026	$1,696,851	3.63%
3/31/2027	$1,752,188	3.75%
6/30/2027	$1,786,209	3.82%
9/30/2027	$1,823,773	3.90%
12/31/2027	$1,800,713	3.85%

Total	$46,784,041	100.00%

Schedule 3.1.14

Litigation

None

Schedule 3.1.22

Project Budget

8/29/2013

	Initial	True-Up
Month	Funding (kW)	Funding (kW)
1	2,200	0
2	0	600
3	2,600	1,200
4	0	1,300
5	0	900
6	2,500	400
7	0	0
8	0	0
9	2,500	5,200
10	200	0
11	200	400
12	0	200

Total	10,200	10,200

	Old docs	Updated	Blended
	IIIa accepted	IIIa ongoing	(Modeled)
Size (kW)	4,400	5,800	10,200
Debt reserve ($/kW)	$354.17	$377.87	$367.65
Prepaid Expenses ($/kW)	$263.98	$0.00	$113.87
Debt (LTV %)	41.20%	41.20%	41.20%
Maint. Res.	$871.00	$871.00	$871.00
TE Funding ($/kW)	$3,801.60	$3,801.60	$3,801.60
Sponsor Funding ($/kW)	$2,225.55	$2,215.30	$2,219.72
System ASP ($/kW) (True-up)	$10,250.26	$10,232.83	$10,240.35
System ASP ($/kW) (Initial)	$10,243.98	$10,231.20	$10,240.35

	Funded	Unfunded	Total
Debt $	$18,581,670	$24,452,371	$43,034,041
Debt reserve $	$1,558,333	$2,191,667	$3,750,000
Debt ($/kW)	$4,223.11	$4,215.93	$4,219.02
Debt reserve ($/kW)	$354.17	$377.87	$367.65
Total Debt + DSRA ($/kW)	$4,577.27	$4,593.80	$4,586.67
Equity Contr. of total capitalization (not inc txn exp)			$7,006.20	$1.5275

3/31/2014	3/31/2014	3/31/2014	6/30/2014	6/30/2014	6/30/2014	9/30/2014	9/30/2014	9/30/2014	12/31/2014	12/31/2014	12/31/2014	3/31/2015
Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14	Jan-15	Notes

$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	ECCA
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	ECCA

$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	ECCA
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	Credit Agreement
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	ECCA

$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	Credit Agreement/MESPA
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	Credit Agreement/ O&M Costs out of Construction Account during Availability Period
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	Credit Agreement

$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

$1,392,500	$1,636,688	$1,880,876	$1,312,855	$1,520,312	$1,727,769	$1,191,256	$1,321,294	$1,451,332	$1,074,862	$1,217,882	$1,360,901	$971,471
$726,025	$726,025	$726,025	$729,427	$729,427	$729,427	$735,920	$735,920	$735,920	$750,577	$750,577	$750,577	$751,711
$99,865	$99,865	$99,865	$101,728	$101,728	$101,728	$105,578	$105,578	$105,578	$107,656	$107,656	$107,656	$114,492
$3,125	$3,125	$3,125	$3,125	$3,125	$3,125	$3,125	$3,125	$3,125	$3,125	$3,125	$3,125	$3,125
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	Credit Agreement

($292,427)	($292,427)	($292,427)	($336,481)	($336,481)	($336,481)	($426,011)	($426,011)	($426,011)	($430,479)	($430,479)	($430,479)	($436,239)
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
($292,400)	($292,400)	($292,400)	($290,341)	($290,341)	($290,341)	($288,575)	($288,575)	($288,575)	($287,860)	($287,860)	($287,860)	($287,025)
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
$0	$0	($329,520)	$0	$0	($282,544)	$0	$0	($114,441)	$0	$0	($133,585)	$0
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	Assumes only distributions that don’t meet Distribution Conditions AFTER Availability Period (ie on any Repayment Date) go to Distribution Suspense Account, during Availability Period distributions stay in Revenue Account as there are no Repayment Dates until after Availability Period
$0	$0	($193,882)	$0	$0	($193,882)	$0	$0	($193,882)	$0	$0	($193,882)	$0	Assumes distributions during Availability Period held in revenue account and distributed at first Repayment Date
$0	$0	($288,807)	$0	$0	($267,545)	$0	$0	($198,185)	$0	$0	($204,984)	$0	Assumes distributions during Availability Period held in revenue account and distributed at first Repayment Date
$1,636,688	$1,880,876	$1,312,855	$1,520,312	$1,727,769	$1,191,256	$1,321,294	$1,451,332	$1,074,862	$1,217,882	$1,360,901	$971,471	$1,117,536	Assumes some retention of W.C. as per waterfall level (8) and model

$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
$292,427	$292,427	$292,427	$336,481	$336,481	$336,481	$426,011	$426,011	$426,011	$430,479	$430,479	$430,479	$436,239

($31,273)	($31,273)	($31,273)	($76,446)	($76,446)	($76,446)	($166,790)	($166,790)	($166,790)	($177,215)	($177,215)	($177,215)	($177,215)
($99,865)	($99,865)	($99,865)	($101,728)	($101,728)	($101,728)	($105,578)	($105,578)	($105,578)	($107,656)	($107,656)	($107,656)	($114,492)
($9,983)	($9,983)	($9,983)	($10,233)	($10,233)	($10,233)	($10,233)	($10,233)	($10,233)	($10,233)	($10,233)	($10,233)	($10,233)
($111,712)	($111,712)	($111,712)	($108,481)	($108,481)	($108,481)	($103,815)	($103,815)	($103,815)	($95,782)	($95,782)	($95,782)	($94,705)
($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)	($16,644)
($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)	($22,950)
$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Schedule 3.1.23

Project Schedule

Customer	Address	City	County	State	Initial Funding Date	True-Up Funding Date	Size
AT&T	6135 E. Whittier Blvd.	Los Angeles	Los Angeles	CA	September-13	September-13	500
AT&T	608 E. Compton Blvd.	Compton	Los Angeles	CA	September-13	September-13	600
AT&T	201 S. Douglas St.	El Segundo	Los Angeles	CA	March-13	May-13	200
AT&T	12722 Birch	Hawthorne	Los Angeles	CA	March-13	May-13	300
AT&T	3580 ORANGE ST	Riverside	Riverside	CA	March-13	April-13	600
AT&T	9129 MAGNOLIA AVE	Riverside	Riverside	CA	March-13	April-13	300
WMT	1861 South San Jacinto Ave	San Jacinto	Riverside	CA	January-13	March-13	200
WMT	5601 East Ramon Rd	Palm Springs	Riverside	CA	January-13	March-13	200
WMT	26471 Carl Boyer Dr	Santa Clarita	Los Angeles	CA	January-13	April-13	200
WMT	2770 Carson St	Lakewood	Los Angeles	CA	March-13	May-13	200
WMT	34500 Monterey Ave	Palm Desert	Riverside	CA	January-13	March-13	200
WMT	1300 South F St	Porterville	Tulare	CA	January-13	February-13	600
WMT	2601 Skypark Dr	Torrance	Los Angeles	CA	March-13	March-13	200
WMT	6336 College Grove Way	San Diego	San Diego	CA	March-13	April-13	200
WMT	5871 Firestone Blvd	South Gate	Los Angeles	CA	March-13	June-13	200
WMT	31700 Grape St	Lake Elsinore	Riverside	CA	March-13	June-13	200
WMT	1950 Auto Ctr Dr	Glendora	Los Angeles	CA	October-13	November-13	200
WMT	250 South 12th Ave	Hanford	Kings County	CA	March-13	May-13	200
WMT	32225 Hwy 79 South	Temecula	Riverside	CA	January-13	September-13	200
WMT	1819 East Noble Ave	Visalia	Tulare	CA	January-13	November-13	200
WMT	1375 East Ontario Ave	Corona	Riverside	CA	January-13	March-13	200
WMT	21101 Johnson Rd	Apple Valley	San Bernardino	CA	November-13	December-13	200
WMT	3250 Big Dalton Ave	Baldwin Park	Los Angeles	CA	September-13	September-13	200
WMT	8500 Washington Blvd	Pico Rivera	Los Angeles	CA	January-13	March-13	200
AT&T	6900 S. Vermont Ave.	Los Angeles	Los Angeles	CA	September-13	September-13	500
AT&T	17200 Vermont	Gardena	Los Angeles	CA	June-13	September-13	1000
AT&T	522 FAIRFIELD AVENUE	Bridgeport	Fairfield	CT	September-13	September-13	700
AT&T	751 HIGGINS ROAD	Cheshire	New Haven	CT	June-13	September-13	600
AT&T	11272 Magnolia Bl.	North Hollywood	Los Angeles	CA	June-13	September-13	600
AT&T	1418 Broad St.	Wilmington	Los Angeles	CA	June-13	September-13	300

							10200

Schedule 4.1

Credit Party Jurisdictions and Foreign Qualifications

2012 ESA Project Company, LLC

•	Formed in Delaware

•	Registered to operate in California

•	Registered to operate in Connecticut

2012 V PPA Holdco, LLC

•	Formed in Delaware

Clean Technologies III, LLC

•	Formed in Delaware

Bloom Energy Corporation

•	Incorporated in Delaware

•	Registered to operate in California

Schedule 4.10

Hazardous Substances Disclosure

None

Schedule 4.24

Schedule of Security Filings

Person	Filing Office	Filing
2012 ESA Project Company, LLC	Secretary of State, Delaware	UCC-1 (covering the “Collateral”, as defined in the Security Agreement)
2012 V PPA Holdco, LLC	Secretary of State, Delaware	UCC-1 (covering the “Collateral”, as defined in the Pledge Agreement)

Schedule 5.15

Insurance Requirements

The Borrower shall, without cost to the Secured Parties, obtain and maintain or cause to be obtained and maintained in full force and effect the insurance policies as required in this Schedule.

In each case the policies must be with insurance carriers with a rating of at least A- and a financial size category of at least X by A.M. Best or A by S&P or otherwise reasonably acceptable to the Administrative Agent.

The policies specified in Appendix 1 of this Schedule shall be in full force and effect at all times on and after the Closing Date or at such later inception date as is permitted by Appendix 1 to this Schedule until the Maturity Date subject to renewal no more frequently than annually.

At no time shall there be any gap in cover.

The policy limits and cover of the insurances required in this schedule shall be sufficient to satisfy the requirements set forth in the Project Documents, but in no event less than the limits and coverage provisions set forth in Appendix 1 herein. The obligation to verify that the insurances carried by the Borrower meet the requirements of the Project Documents shall rest solely with the Borrower.

The Borrower shall not violate or permit to be violated any condition, provision or requirement of any insurance policy required by this Schedule, and the Borrower shall perform, satisfy and comply with all conditions, provisions and requirements of all insurance policies.

The Borrower hereby waives any and every claim for recovery against each Secured Party and its directors, officers and employees and agents for any and all loss or damage covered by any insurance policies to be maintained under this Schedule to the extent such loss or damage is recovered under any such policy.

The Borrower shall inform the Administrative Agent as soon a reasonably possible if it becomes aware of and such cancellation, lapse, termination or suspension or of any reasonable prospect of such and shall further require its Broker to do the same.

All policies of insurance required to be maintained pursuant to this Schedule except workers compensation and employers liability shall provide:

•	Additional Insured status for each Secured Party and their respective affiliates, directors, officers and employees and agents (collectively, the “Additional Insureds”). This requirement shall not apply to any professional indemnity policy.

•	Waivers of subrogation from the insurers in favor of the Additional Insureds.

•	Policies either (a) non-cancellable except for non-payment of premium with at least 10 days written notice of such to the Administrative Agent; or (b) 30 days notice of cancellation (10 days non-payment of premium).

•	Each Secured Party will have the right but not the obligation to pay premiums on behalf of the Borrower in case of non-payment.

•	Policies shall be unaffected by any bankruptcy or foreclosure relating to the Borrower or the Projects.

•	Insurance shall be primary and not excess to or contributing with any other insurance or self-insurance maintained by the Borrower or the Additional Insureds. However, policies can act in excess of such project-specific policies provided by contractors in accordance with the requirements of this Schedule.

•	The Additional Insureds shall have no obligations whatsoever including but not limited to no obligation to pay premium and no obligation to pay deductibles.

•	Policy limits shall act in excess of deductibles including the indemnity period for time element insurance shall act in excess of the delay deductible for such insurance.

In addition, all property policies including marine cargo (if applicable) and further including any time element insurance shall provide:

•	That Administrative Agent shall be sole loss payee of any amounts payable under the policies in relation to the Borrower and the Projects and, after the Obligations are satisfied in full, Firstar Development, LLC shall be sole loss payee.

•	Non vitiation in accordance with a multiple insured clause acceptable to the Administrative Agent or equivalent protection.

•	Cover for accidental errors and omissions with, to the extent available on commercially reasonable terms, no sublimit applied otherwise a sublimit acceptable to the Administrative Agent acting reasonably.

•	Replacement cost, new for old, with no deduction of any kind including no coinsurance provision or a waiver thereof and no allowance for depreciation (accounting or otherwise), obsolescence or loss of value over time other than in a total constructive loss or other scenario where repair/replacement does not follow loss.

•	An advance or partial payment endorsement.

•	A clause requiring the insurer to make final payment on any claim within thirty days after the submission of proof of loss and its acceptance by the insurer.

•	Except for marine transit policies, a LEG2 exclusion or similar endorsement with no sublimit applied.

In addition, all liability policies except workers compensation and employers liability shall provide:

•	Severability.

•	Cross liability with no exclusions.

The above requirements shall be referred to as the “Required Lender Provisions”. The Required Lender Provisions can be provided either as endorsements to or in the main body of the relevant policy. All policies that replace or renew policies shall contain provisions, including limits, sublimits, deductibles, exclusions and the Required Lender Provisions, that are, mutatis mutandis, in all material regards at least the same as those in place at the Closing Date or, if later, the date of first inception of such policy cover, except in relation to risks where exposure no longer exists or where a better level of cover is provided or which would be required in accordance with the provisions of this Schedule.

The Borrower shall provide Administrative Agent as soon as reasonably possible prior to the Supplemental Funding Date, and at least 10 days prior to any subsequent policy inception or renewal, a certificate of pre-agreed format from:

•	Each placing Broker confirming:

•	Summary policy terms in the pre-agreed format.

•	That all policies required by this schedule are in full force and effect.

•	All insurance premiums that are due and payable have been paid in full with no premium overdue.

There shall be appended to such certificate or letter of undertaking certificates from insurers for each policy required by this Schedule listing the major sublimits (to be agreed) and confirming that the Required Endorsements that apply to such policy are in place.

•	The Insurance Consultant confirming that:

•	The insurance provided complies with the requirements of this Agreement including this Schedule and further complies with the requirements on the Borrower in the Project Documents.

•	That the undertakings made by each placing Broker conform to the requirements of prudent industry practice.

The Administrative Agent may, at its sole discretion, waive the requirement for a certificate from the Insurance Consultant at policy replacement/renewal without requiring the approval of the Lenders.

The insurance provided by the Borrower shall be at least that evidenced in any certificates or other evidence provided by or on behalf of the Borrower.

Any of the requirements of this Schedule can be satisfied by single or by combined policies. However, as would be deemed necessary in accordance with prudent industry practice, a joint loss agreement will be required and included as part of the respective policies (for example, if there were separate marine transit and builders all-risk policies, then a 50:50 clause would be required).

If in the opinion of the Borrower, acting reasonably, any insurance, including the terms and conditions, Required Endorsements and limits or deductibles thereof, hereby required by this Schedule to be maintained, other than insurance required to be maintained by law which shall be maintained at all times, shall not be available on commercially reasonable terms in the commercial insurance market, the Borrower shall promptly inform the Administrative Agent of such purported unavailability and the Borrower shall seek a waiver from the Lenders in relation to such purported unavailability in which case the Lenders acting after consultation with the Insurance Consultant shall not unreasonably withhold agreement to waive such requirement to the extent the maintenance thereof is not so available. The granting by the Lenders of any such waiver is conditional on: (i) the Borrower first requesting such waiver in writing, which request shall be accompanied by written reports prepared by the Borrower and its placing Broker certifying that such insurance is not available on commercially reasonable terms in the commercial insurance market for projects of similar type and capacity and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available, and explaining in detail the basis for such conclusions and the form and substance of such reports to be reasonably acceptable to Administrative Agent after consultation with the Insurance Consultant; (ii) at any time after the granting of any such waiver, Administrative Agent may request, and the Borrower shall furnish to Administrative Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to Administrative Agent updating the prior reports and reaffirming such conclusion; (iii) any such waiver granted by the Lenders can amend, to the extent reasonably required to mitigate any increased risks created by the absence of insurance cover that is the subject of the waiver, any of the terms of this Schedule and this Agreement; (iv) the Lenders may require the Borrower to obtain the best available insurance comparable to the requirements of this Schedule on commercially reasonable terms then available in the commercial insurance market (as determined by the Insurance Consultant); and (v) such waiver shall be effective only so long as such insurance shall not be available on commercially reasonable terms in the commercial insurance market (as determined by the Insurance Consultant) it being understood that the failure of the Borrower to furnish any supplemental reports shall be deemed to be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

Any failure on the part of Administrative Agent to pursue or obtain the evidence of insurance required by this Schedule from the Borrower and/or failure to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Schedule.

Each liability insurance policy required pursuant to this Schedule that is permitted to be written on a “claims made” basis shall provide (a) a retroactive date (as such term is specified in each of such policies) that is no later than the Closing Date and (b) each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain and maintain, or cause to be obtained or maintained, for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies but in no case less than three (3) years. The Borrower may satisfy the requirements of this Section by obtaining “prior acts” coverage from a subsequent insurance carrier on terms acceptable to the Administrative Agent, acting reasonably.

All property insurance including marine cargo and any time element insurance shall not include any annual or term aggregate limits or sublimits except for the perils of windstorm, flood, earth movement and land and water decontamination but only to the extent permitted in Appendix 1 to this Schedule. Liability policies may have general aggregate limits in accordance with prudent insurance market practice.

All insurance policies required to be maintained pursuant to this Schedule shall contain terms and conditions reasonably acceptable to Administrative Agent following consultation with the Insurance Consultant.

In the event that at any time the insurance as herein provided or as evidenced shall be reduced or cease to be maintained, then (without limiting the rights of Administrative Agent hereunder in respect of the Event of Default which arises as a result of such failure) Administrative Agent, upon ten (10) Business Days’ prior written notice (unless such insurance coverage would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced for such purpose shall become an additional obligation of the Borrower to Administrative Agent and the Borrower shall forthwith pay such amounts, together with interest on such amounts at the Default rate applicable to Loans from the date so advanced.

Administrative Agent can, acting reasonably, require such additional cover to be provided as is required to conform to prudent industry practice.

Administrative Agent shall have the option to be present and/or to send representatives during meetings and/or negotiations with insurers of any loss settlement in relation to the Borrower or the Projects regarding (a) total constructive loss or any scenario in which repair/replacement will not follow loss, (b) any circumstance involving a claim in relation to an event or series of events which has or could be reasonably expected to lead to a Default, or (c) any claim or series of claims in excess of 1 per policy year. Neither the Borrower nor any of its Affiliates shall be permitted to settle any such claim with an insurer without the approval of Administrative Agent to the agreed settlement.

Administrative Agent can, pursuant to its rights and obligations under this Agreement and this Schedule and the provisions therein, consult with the Insurance Consultant and require reports, compliance certificates and other work product from the Insurance Consultant.

Terms used in this Schedule, unless otherwise specifically defined, shall have the meaning normally ascribed to them in accordance with prudent industry practice in relation to a project similar in type and jurisdiction as the Project.

Appendix 1 to Schedule 5.15

All Risk Property and Business Interruption Insurance

All-Risk” property form, as such term is used in the insurance industry, including coverage for the perils of flood, earthquake, hail, lightning, strike, riot and civil commotion, vandalism and malicious mischief. Such policy shall insure all real and personal property of Borrower whether at a fixed (including non-owned location for off-Site repair or refurbishment), off-Site storage or a warehouse location or while in the course of inland or ocean transit (as the case may be), for an amount of not less than the greater of (a) $25,000,000 and (b) 22.5% of the current replacement cost of the Project.

Sub-limits are permitted with respect to the following perils:

•	For earthquake and flood a combined aggregate limit as commercially available but in no event less than $12,500,000;

•	Unintentional Errors & Omissions, aggregated limit as commercially available but in no event less than $7,000,000

•	such other coverages customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice, including without limitation, extra expense, debris removal, on site pollutant cleanup (resulting from a covered peril) and other perils normally sub-limited.

Such policy shall include: (a) an automatic reinstatement of limits following each loss except for those perils normally aggregated (including the perils of earthquake, named windstorm, pollution cleanup and flood), (b) replacement cost valuation with no deduction for depreciation and no coinsurance clauses (or a waiver thereof).

Business Interruption insurance triggered by any and all losses covered for property damage subject to such additional exclusions as are customary for time element insurance shall be provided for not less than 12 months projected revenue less non-recurrent costs and for an indemnity period of not less than 12 months.

Such policy may have per occurrence deductibles of not greater than One Hundred Thousand Dollars ($100,000) for all perils except five percent (5%) of TIV for Earthquake and 14 days for Business Interruption.

Marine Cargo and Marine Business Interruption Insurance

To the extent a material exposure exists, transit coverage, either included in a property policy or under a separate policy (including air, land and ocean cargo, as applicable) on an “all-risk” basis and a “warehouse to warehouse” basis with a per occurrence limit equal to not less than 110% of the value including transit and insurance of such shipment involving Project or any other Collateral assets to or from any storage site or the Project site at all times for which the Borrower has accepted risk of loss or has responsibility for providing insurance. Coverage shall include loading and unloading, temporary storage (as applicable) and a 50/50 clause (if applicable).

Coverage shall be maintained in accordance with prudent industry practice in all regards with per occurrence deductibles of not more than $100,000 for physical damage and other terms and conditions acceptable to the Administrative Agent in consultation with the Insurance Consultant.

Marine Business Interruption insurance shall be attached to the Marine Cargo policy providing equivalent cover, mutatis mutandis, to the Business Interruption cover attached to the All Risk Property policy in accordance with the terms of this Schedule.

General Liability

A limit of $1,000,000 per occurrence and in the aggregate shall be provided for:

•	Property damage, death and injury (including mental injury).

•	Broad form property damage.

•	Blanket contractual.

•	Products/completed operations

•	Advertising injury

•	XCU

Deductibles shall be the best commercially available in accordance with prudent industry practice.

Automobile Liability

Automobile liability insurance, to the extent exposure exists, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with a combined single limit of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. Deductibles shall be the best commercially available in accordance with prudent industry practice.

Workers’ Compensation and Employer’s Liability If the borrower has employees, workers’ compensation insurance in compliance with statutory requirements and employer’s liability insurance, to the extent exposure exists, with a limit of not less than $1,000,000 per accident, per employee and per disease including such other forms of insurance that the Company is required by law to provide for the Project, all other states’ endorsement and, to the extent any exposure exists, coverage with respect to the USL&H Act and Jones Act, covering loss resulting from bodily injury, sickness, disability or death of the employees of the Company. Deductibles shall be the best commercially available in accordance with prudent industry practice.

Pollution Liability

Pollution liability insurance for liability arising out of property damage or bodily injury to third parties as a result of sudden and accidental pollution including the cost of on-site and off-site clean up in an amount not less than $1,000,000 per occurrence and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.

Umbrella Liability Insurance

An aggregate limit of $15,000,000 (or $20m if so required by any Project Document) shall be attached and in excess of the underlying general liability, automobile liability, employers liability policies on a following form basis with drop down provisions.

Errors and Omissions Liability

Errors and omissions insurance for liability arising out of property damage or bodily injury to third parties as a result of prototype manufacturing errors and omissions liability $1,000,000 per glitch and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.

Directors & Officers Insurance Unless directors and officers are indemnified by the sponsor/parent company to the reasonable satisfaction of the Financiers, Directors & Officers insurance, including Employment Practices (if employees) in an amount not less than $10,000,000 on industry standard policy forms subject to a retention not to exceed $50,000.

Schedule A-1

Base Case Projections

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